AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               LANDCARE USA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                  0780                                 76-0562801
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                                WILLIAM F. MURDY
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 630
                              HOUSTON, TEXAS 77056
                                 (800) 492-1101

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

        WILLIAM D. GUTERMUTH                           RICHARD C. TILGHMAN, JR.
    BRACEWELL & PATTERSON, L.L.P.                       PIPER & MARBURY L.L.P.
     SOUTH TOWER PENNZOIL PLACE                         36 SOUTH CHARLES STREET
  711 LOUISIANA STREET, SUITE 2900                     BALTIMORE, MARYLAND 21201
      HOUSTON, TEXAS 77002-2781                             (410) 539-2530
           (713) 221-1316

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                       AGGREGATE OFFERING                  AMOUNT OF
            SECURITIES TO BE REGISTERED                         PRICE(1)                    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share............           $69,000,000                       $20,355
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************
                                                           SUBJECT TO COMPLETION
                                                                  MARCH 18, 1998

                                5,000,000 SHARES
                                     (LOGO)

                               LANDCARE USA, INC.
                                  COMMON STOCK

                            ------------------------

     All of the 5,000,000 shares of Common Stock offered hereby are being offered by LandCARE USA, Inc. (the "Company"). The Company was founded in 1997 and has conducted no operations to date. Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price for the Common Stock will be between $10.00 and $12.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company will apply for listing of the Common Stock on The New York Stock Exchange under the symbol "GRW".

                            ------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS" COMMENCING ON PAGE 10 HEREOF.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                      PRICE              UNDERWRITING            PROCEEDS
                        TO              DISCOUNTS AND               TO
                      PUBLIC             COMMISSIONS            COMPANY(1)
--------------------------------------------------------------------------------
Per Share......      $                 $                     $
--------------------------------------------------------------------------------
Total(2).......  $                 $                     $
================================================================================
(1) Before deducting expenses of the offering payable by the Company, estimated at $4,000,000.

(2) The Company has granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public as shown above. If such option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $      , $
    and $     , respectively. See "Underwriting."

                            ----------------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, and if delivered to and accepted by them, subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of BT Alex. Brown Incorporated, Baltimore, Maryland, on or about
  , 1998.

BT ALEX. BROWN
                   NATIONSBANC MONTGOMERY SECURITIES LLC
                                                            SANDERS MORRIS MUNDY

         THE DATE OF THIS PROSPECTUS IS                         , 1998.

                                 [MAP/GRAPHICS]

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CONSUMMATION OF THE OFFERING MADE BY THIS PROSPECTUS (THE "OFFERING"), LANDCARE USA, INC. WILL ACQUIRE, IN SEPARATE MERGER TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES
OF ITS COMMON STOCK, SEVEN COMPANIES (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES") ENGAGED IN COMPREHENSIVE LANDSCAPE AND TREE SERVICES. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES, AND REFERENCES HEREIN TO "LANDCARE"
MEAN LANDCARE USA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, (i) ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN (a) HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE MERGERS; (b) ASSUME AN INITIAL PUBLIC OFFERING PRICE OF $11.00 PER SHARE, AND (c) ASSUME NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND (ii) ALL REFERENCES TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK"), OF THE COMPANY.

                                  THE COMPANY

     LandCARE was founded in 1997 to become a leading national provider of comprehensive landscape and tree services to the commercial and institutional markets. The Company offers a full range of landscape maintenance, landscape installation and tree services capabilities, including trimming trees and other plant growth away from power lines, generally known as "line clearing." The Company serves a diverse set of customers, including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCARE will acquire the seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $118.8 million in 1997, and historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program.

     According to data published by LAWN AND LANDSCAPE magazine, the commercial and institutional segment of the landscape and tree services industry generated approximately $20 billion in revenues in 1996. The Company estimates that approximately $15 billion of this amount represented landscape maintenance and installation and $5 billion represented tree services. Most of the more than 10,000 participants in this industry are small, owner-operated companies operating in a limited geographic area. During recent years, this industry has experienced significant growth due to the consolidation of the commercial real estate market, the trend towards outsourcing of landscape and tree services and a growing recognition of the economic and aesthetic benefits of landscaping.

     In recent years, ownership of commercial real estate throughout the United States has become increasingly consolidated. Commercial property owners and managers, as well as governmental entities and institutions such as universities and hospitals, are increasingly outsourcing their landscape and tree services needs. As a result, regional and national property owners and management companies are seeking providers with the capacity to service all of their properties in a particular region. The Company believes, therefore, that a landscape and tree services provider with a multi-regional or national presence and greater scale will have a significant advantage over its competitors. Moreover, the Company believes that its combination of landscape and tree services capabilities will prove attractive to property owners and managers as they seek to reduce the number of vendors with which they do business. The Company performs services for properties owned or managed by a number of leading property owners and managers, including Trammell Crow, Marriott, Summit Properties, Equity Residential Properties Trust, Camden Property Trust, Gables Residential Trust, CB Commercial and Insignia Financial Group. The Company also provides landscape maintenance and installation services at various corporate properties, including those owned by Exxon, Holiday Inn, Wells Fargo and First Union. Trees, Inc., one of the Founding Companies, has line clearing contracts with large utilities, including PacifiCorp, Houston Lighting & Power, Texas Utilities and Pacific Gas & Electric.

     The Company's landscape maintenance services consist primarily of general upkeep and minor upgrades of a customer's property, including grass cutting, weeding, pruning, leaf removal, trimming and edging, mulching, grass reseeding, fertilization and replacement of plants providing seasonal color. Landscape installation consists of installing ornamental and shade trees, plants, shrubbery and grasses, as well as installing walkways, exterior lighting, fountains and drainage and irrigation systems. The Company's tree services consist primarily of line clearing for utilities, as well as commercial and residential tree maintenance services. The Company plans to offer periodic tree maintenance to many of its commercial customers as part of an overall landscape maintenance agreement, thereby reducing the number of required vendors and reducing its customers' need for emergency tree services.

     OPERATING STRATEGY. The Company believes that there are significant opportunities to increase the profitability of the Founding Companies and any subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INSTITUTIONAL MARKETS. The Company believes that the commercial and institutional markets are attractive because of (i) the potential for preferred relationships with regional and national property owners and managers, real estate developers, corporations, general contractors and landscape architects, (ii) the diverse types of properties served, such as office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities, (iii) the opportunity to generate recurring revenue through maintenance contracts, and (iv) the recognition by building owners and managers of the importance of landscaping in enhancing the value and marketability of their properties.

          OPERATE ON DECENTRALIZED BASIS. The Company intends to manage the Founding Companies and subsequently acquired companies on a decentralized basis with local management retaining responsibility for the day-to-day operations, profitability and internal growth of the business. Although the Company intends to maintain strong central operating and financial controls, its decentralized operating structure will allow it to capitalize on the considerable local and regional market knowledge and customer relationships possessed by local management.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are significant opportunities to achieve operating efficiencies and cost savings through purchasing economics and the adoption of "best practices" operating programs. The Company intends to use its increased purchasing power to gain volume discounts in areas such as materials, equipment, spare parts and vehicle purchases and workers' compensation and other insurance coverage. The Company believes that its operating efficiency also can be enhanced by implementing best practices, such as expanding branch networks to increase route density and improve labor utilization.

          ATTRACT AND RETAIN QUALITY LABOR AND SUPERVISORY PERSONNEL. Most companies in the landscape and tree services industry experience high labor turnover and difficulty in attracting sufficient numbers of supervisory personnel. The Company believes it can better attract and retain supervisory and management level employees because it will offer (i) an enhanced career path from working for a multi-branch, public company, including the opportunity to gain increased responsibility at a branch office, (ii) the opportunity to realize a more stable income and (iii) improved health insurance, retirement, profit sharing and other benefits.

     INTERNAL GROWTH. A principal component of the Company's strategy is to continue its internal growth. The key elements of the Company's internal growth strategy are:

          BUILD MARKET DENSITY. The Company intends to develop its branch network in each of the markets it serves to enable it to serve more commercial and institutional properties efficiently, to improve labor and equipment utilization and to attract employees who live near newly-established branches.

          ESTABLISH REGIONAL AND NATIONAL MARKET COVERAGE. The Company intends to provide comprehensive landscaping and tree services on a multi-regional and ultimately a national basis. This will enable the Company to capitalize on existing and future relationships with major regional and national property owners and managers. The Company believes it can establish preferred provider relationships with these regional and national property owners and managers to service all or a significant number of their properties.

          BECOME SINGLE SOURCE PROVIDER. The Company intends to provide its customers with both landscape and tree services in order to become the single source for all of its customers' installation and maintenance requirements. The Company believes that becoming a single source provider will allow it to take advantage of the trend toward vendor consolidation in the commercial real estate market and the developing trend toward outsourcing by institutions and state and local governments.

          DEVELOP ENHANCED SALES AND MARKETING PROGRAM. The Company intends to establish a national account sales and marketing program, which will emphasize the Company's full service capabilities. This program will target large regional and national property owners as well as large corporations. The Company also intends to establish a sales and marketing program targeted toward institutions and governmental entities beginning to outsource their landscape and tree services requirements.

          ACQUISITION PROGRAM. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program and believes that it will be viewed as an attractive acquiror by other landscape and tree services companies due to its: (i) strategy for creating a national company, (ii) increased financial strength and visibility as a public company, (iii) increased opportunities to cross-market to regional and national property owners and managers, (iv) decentralized operations, which leverage the strengths of local management and (v) ability to achieve operating efficiencies. The Company's acquisition program will focus both on entering new markets through significant acquisitions, as well as expanding within existing markets through acquisitions of smaller companies.

                                  THE OFFERING

Common Stock offered by the
Company..............................  5,000,000 shares

Common Stock to be outstanding after
  the Offering.......................  12,722,043 shares(1)(2)

Use of proceeds......................  To pay the cash portion of the purchase price for the Founding
                                       Companies, to repay expenses incurred in connection with the organization of LandCARE and the Offering, to repay the
                                       existing debt of the Founding Companies and for working capital and future acquisitions. See "Use of Proceeds."

NYSE symbol..........................  GRW

------------
(1) Includes (i) 5,162,645 shares of Common Stock to be issued in connection with the Mergers, (ii) 5,000,000 shares of Common Stock offered hereby, and
    (iii) 985,240 shares of Common Stock issued to management and directors of, and consultants to, the Company, but excludes 100,000 shares of Common Stock subject to options granted at an exercise price of $6.00 per share and 1,337,819 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price. See "Management -- 1998 Long-Term Incentive Plan" and "-- 1998 Non-Employee Directors' Stock Plan."

(2) Includes 268,750 shares of Common Stock and 1,305,408 shares of Restricted Common Stock held by Notre Capital Ventures II, L.L.C. ("Notre"). Each share of Restricted Common Stock is entitled to 0.3 of one vote on all matters submitted to stockholders. Restricted Common Stock is convertible into Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

                              RECENT DEVELOPMENTS

     During 1997 and 1998, members of the management team and certain consultants were assembled by Notre to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided the Company with expertise regarding the consolidation process and advanced the Company the funds needed to pay organizational and Offering expenses. In connection therewith, during the fourth quarter of 1997 and the first quarter of 1998, LandCARE sold an aggregate of 985,240 shares of Common Stock to management and directors of, and consultants to, the Company for $0.01 per share. LandCARE also issued options to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share to its Chief Operating Officer. As a result, LandCARE has recorded non-recurring, non-cash compensation charges of $6.6 million in the fourth quarter of 1997 and $1.8 million in the first quarter of 1998, representing the difference between the amount paid for the shares (or the exercise price of the options granted) and the estimated fair value of the shares on the date of sale or grant, as if the Founding Companies had then been combined (collectively, the "Compensation Charge").

     The aggregate consideration to be paid by LandCARE in the Mergers consists of approximately $27.2 million in cash and 5,162,645 shares of Common Stock. The consideration to be paid by LandCARE for each Founding Company was determined by negotiations between LandCARE and representatives of each Founding Company and was based primarily on the pro forma adjusted net income of each Founding Company. Prior to the Mergers, two of the Founding Companies, both S Corporations, will distribute a total of $1.4 million to their stockholders, representing substantially all of their previously taxed undistributed earnings and tax payments on current earnings (the "S Corporation Distributions"). In order to fund the S Corporation Distributions, these two Founding Companies will borrow a total of $1.2 million from existing sources, which borrowings will be included in the debt to be repaid by LandCARE from the net proceeds of the Offering. For a more detailed description of these transactions, see "Certain Transactions -- Organization of the Company."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     LandCARE will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, however, Trees, Inc. ("Trees"), one of the Founding Companies, has been identified as the "accounting acquiror." The following table presents summary pro forma combined financial data for the Company, as adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and
(iii) the consummation of this Offering and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                        PRO FORMA COMBINED
                                        -------------------
                                            YEAR ENDED
                                         DECEMBER 31, 1997
                                        -------------------
STATEMENT OF OPERATIONS DATA(1):
     Revenues(2).....................       $   118,804
     Cost of services................            93,252
                                        -------------------
     Gross profit....................            25,552
     Selling, general and
      administrative expenses(3).....            14,290
     Goodwill amortization(4)........             1,421
                                        -------------------
     Operating income................             9,841
     Interest and other income
      (expense), net(5)..............               876
                                        -------------------
     Income before income taxes......            10,717
     Income tax provision(6).........             4,865
                                        -------------------
     Net income......................       $     5,852
                                        ===================
     Net income per share............       $      0.48
                                        ===================
     Shares used in computing pro
      forma net income per
      share(7).......................        12,222,592

                                               DECEMBER 31, 1997
                                        --------------------------------
                                        PRO FORMA
                                         COMBINED        AS ADJUSTED(8)
                                        ----------       ---------------
BALANCE SHEET DATA(9)
     Working capital (deficit)(11)...    $(22,414)(10)      $  17,228
     Total assets....................     103,328             108,879
     Long-term debt, including
       current maturities(11)........      11,638                  --
     Stockholders' equity(11)........      44,373              91,508
------------
 (1) Assumes that the Mergers and the Offering were closed on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Reflects pro forma increases in revenues of approximately $2.6 million associated with the acquisition by Arteka of two landscape services companies in December 1997 and a pro forma reduction in revenues of $0.2 million associated with the nursery operations of Church, which will not be acquired in the Mergers.

 (3) Reflects an aggregate of approximately $2.6 million in pro forma reductions in salary, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential") and $0.1 million in reductions in lease expense as a result of

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
     renegotiation of certain leases (the "Rent Differential"). These data do not include the non-cash Compensation Charge of $6.6 million.

 (4) Consists of the amortization of goodwill to be recorded as a result of the Mergers, computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Reflects $1.3 million in pro forma reductions in interest expense as the result of the planned repayment of the Founding Companies' existing debt (the "Interest Differential").

 (6) Assumes all income is subject to an effective corporation tax rate of 40%, and the non-deductibility of goodwill amortization.

 (7) Includes (i) 5,162,645 shares to be issued to owners of the Founding Companies, (ii) 985,240 shares issued to the management, consultants and directors of LandCARE, (iii) 1,574,158 shares issued to Notre, (iv) 25,000 shares (determined to be common stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of outstanding options, and (v) 4,475,549 of the 5,000,000 shares to be sold in the Offering necessary to pay the cash portion of the Merger consideration, pay expenses of this Offering and to repay the Founding Companies' existing debt. Excludes options to purchase 1,337,819 shares of Common Stock to be granted upon consummation of this Offering at the initial public offering price.

 (8) Adjusted for the sale of the 5,000,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."

 (9) The Pro Forma Combined Balance Sheet Data assumes that the Mergers were consummated on December 31, 1997.

(10) Includes a $27.2 million payable, representing the cash portion of the Merger consideration and borrowings related to the S Corporation Distributions of $1.2 million, to be paid from a portion of the net proceeds of this Offering.

(11) Certain of the Founding Companies are S Corporations. Prior to the Mergers, these Founding Companies will make the S Corporation Distributions to their stockholders totaling $1.4 million. In order to fund the S Corporation Distributions, the two Founding Companies will borrow a total of $1.2 million from existing sources, all of which will be repaid from the net proceeds of this Offering. Additionally, prior to the Mergers, certain of the Founding Companies will distribute to their stockholders certain real estate and other non-operating assets and associated liabilities having a net book value of $0.7 million (the "Other Assets"). Accordingly, pro forma working capital has been decreased by $0.2 million, pro forma long-term debt has been decreased by $0.3 million, pro forma stockholders' equity has been reduced by $2.1 million, and pro forma net income has been increased by $0.2 million.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary financial data for each of the individual Founding Companies for each of their three most recent fiscal years. Operating income has not been adjusted for the anticipated increase in income attributable to the Compensation Differential and Rent Differential, or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

                                         YEAR ENDED DECEMBER 31,(1)
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
TREES:
     Revenues........................  $  47,142  $  44,847  $  50,085
     Gross profit....................      6,088      5,801      6,517
     Operating income(2).............      2,864      1,537      2,829
FOUR SEASONS:
     Revenues........................     12,000     13,367     16,066
     Gross profit....................      2,745      3,261      4,999
     Operating income (loss)(2)......        (84)       (58)     1,245
SOUTHERN TREE:
     Revenues........................     12,639     13,263     14,176
     Gross profit....................      2,320      1,809      2,559
     Operating income(2).............        708        263        793
CHURCH:
     Revenues........................      9,141     10,951     13,257
     Gross profit....................      3,020      3,327      4,351
     Operating income (loss)(2)......        884       (264)     1,487
GROUND CONTROL:
     Revenues........................      5,574      8,409      8,979
     Gross profit....................      1,371      1,827      2,316
     Operating income (loss)(2)......       (122)       225        806
ARTEKA:
     Revenues........................      6,117      7,052      7,366
     Gross profit....................      2,049      1,997      2,139
     Operating income(2).............        188        275          3
DESERT CARE:
     Revenues........................      4,350      5,598      6,481
     Gross profit....................        817      1,201      1,362
     Operating income(2).............        266        334        690
------------
(1) The financial data presented for Trees is for the fiscal years ended March 31, 1996 and 1997 and the year ended December 31, 1997.

(2) Operating income has not been adjusted for the Compensation Differential and Rent Differential. For 1997, the Compensation Differential was $2.6 million and the Rent Differential was $0.1 million.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. LandCARE was founded in 1997 but has conducted no operations and generated no revenues to date. LandCARE has entered into definitive agreements to acquire the Founding Companies simultaneously with, and as a condition to, the closing of this Offering. The Founding Companies have been operating as separate independent entities, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of the operations of the combined entities on a timely basis. The Company's management team has been assembled only recently, and there can be no assurance that the management team will be able to manage the combined entity or to implement effectively the Company's acquisition and internal growth strategies as its operating strategy. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and LandCARE were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition strategy will be successful. See "Business -- Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional commercial landscape and tree service companies. Because most participants in the commercial landscape and tree services industry are small, owner-operated companies, the Company expects that its acquisition strategy will primarily involve the acquisition of numerous, relatively small companies. The Company expects to face competition for these acquisition candidates, particularly from a few relatively large public or private companies that have begun or may begin to pursue the acquisition of landscape and tree service companies. Some of these companies have greater financial resources and name recognition in the industry than the Company. This competition may limit the number of acquisitions that the Company is able to consummate and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Furthermore, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital requirements cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock, which may comprise a significant portion of the acquisition consideration. If the Common Stock does not maintain a sufficient market value, if potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses or if the Company's competitors offer acquisition candidates substantially more cash than equity or debt securities, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition strategy. Upon completion of this Offering, the Company will have $5.8 million of net proceeds from the offering ($13.4 million if the Underwriters' over-allotment option is exercised in full) remaining for future acquisitions and working capital after payment of Merger and Offering expenses, the cash portion of the purchase price for the Founding Companies and repayment of Founding Company debt. If the Company's cash resources after the Offering are insufficient to effect its acquisition strategy, its growth will be limited unless it is able to obtain additional capital through debt or equity financings. Upon completion of this Offering, the Company intends to obtain a bank line of credit of at least $50 million for working capital and acquisitions. However, there can be no assurance that the Company will be able to obtain this line of credit or additional financing it will need for its acquisition strategy on terms that the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     RISKS RELATED TO OPERATING AND INTERNAL GROWTH STRATEGY. Key components of the Company's strategy are to increase the profitability and continue the internal growth of the Founding Companies and subsequently acquired businesses. The Company intends to operate on a decentralized basis and attract and retain quality labor and supervisory personnel. Without proper overall business controls, the Company's decentralized operating strategy could result in inconsistent operating and financial practices at the Founding Companies and subsequently acquired businesses. This, in turn, could adversely affect the Company's business, financial condition and results of operations, as could the Company's failure to attract and retain a sufficient number of hourly and supervisory personnel to meet its staffing needs. The continued internal growth of the Founding Companies and subsequently acquired businesses will be affected by various factors, including the demand for landscaping and tree services and the Company's ability to establish relationships with regional and national property owners and managers, expand the range of services offered to meet its customers' exterior maintenance requirements and establish regional and national account sales and marketing programs. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company and hinder the Company's sales and marketing initiatives. Some of these factors are beyond the Company's control, and there can be no assurance that the Company's operating and internal growth strategies will be successful or that the Company will be able to generate sufficient cash flow to support both its operations and its continued internal growth. See "Business -- Strategy."

     MANAGEMENT OF GROWTH. The Company expects to expand its business principally through the acquisition of other companies. Management expects to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new branches. To manage its expansion, promptly after this Offering the Company must establish accounting, financial reporting, financial control and other operating systems and procedures. Thereafter, management must continually evaluate the adequacy of those systems, procedures and controls and its management structure. There can be no assurance that the Company's systems, procedures and controls or its management structure will be adequate to support the Company's operations as they expand. Failure to manage its growth efficiently and effectively would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business --Strategy."

     SIGNIFICANT REVENUES FROM TREES, INC. In calendar year 1997, Trees, one of the Founding Companies, had revenues of $50.1 million and operating income of $2.8 million, accounting for 42.2% and 28.7% of the Company's 1997 pro forma combined revenues and operating income, respectively. The Company will be dependent on Trees for a significant portion of its revenues and operating income. During calendar year 1997, Trees derived approximately 96% of its revenues from 20 utility customers, three of which accounted for approximately 54% of its total revenues. As a result, the loss of any one of Trees' large customers could have a material adverse effect on the overall profitability of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trees -- Results of Operations."

     DEPENDENCE ON LABOR FORCE. The landscape and tree services industry is labor intensive, and industry participants, including the Founding Companies, experience high turnover rates among hourly workers and intense competition for qualified supervisory personnel. In addition, several of the Founding Companies, like many landscape service providers in colder climates, employ all or most of their labor force for only part of the year, which decreases their ability to maintain a stable, experienced work force. To the extent that the Company is unable to re-employ seasonal employees during annual peak employment periods, it will encounter increased recruiting, training and other employment costs. If the Company were unable to recruit a sufficient number of hourly workers and qualified supervisory personnel, it would be forced to limit growth or reduce the scope of its operations. See "Business -- Employees."

     RELIANCE ON IMMIGRANT EMPLOYEES. Immigrants comprise a significant portion of the workforce in the landscape and tree services industry. Any change to existing U.S. immigration policy that restricts the ability of foreign workers to obtain employment in the United States is likely to contribute to a shortage of available labor. Immigration laws require the Company to confirm the legal status of its immigrant labor force. From time to time, the Company may unknowingly employ illegal immigrants. The Company, as a significant employer of immigrant laborers, is subject to periodic, random searches by the Immigration and Naturalization Service ("INS"). If the INS finds illegally employed immigrants, the Company would suffer the loss of a portion of its labor force and possibly fines, which could be substantial in amount. Any violation of immigration laws by the Company could have a material adverse affect on the Company. See "Business -- Regulation."

     COMPETITION. The landscape and tree services markets are highly competitive and are served by numerous small, owner-operated companies operating in limited geographic areas. The Company also competes with a few large, private landscape service companies operating in multiple markets which, to date, have acquired a small number of landscape companies. TruGreen-ChemLawn, a division of ServiceMaster Co., recently acquired several commercial landscape service companies, although it continues to focus primarily on residential lawn spraying. Because a significant portion of the Company's landscape and tree service business is competitively bid, price is an important competitive factor. Some of the Company's competitors may have lower overhead cost structures and could outbid the Company for landscape and tree service contracts by offering their services at a lower price than is profitable for the Company. Competition in the line clearing market is characterized by a small number of large companies, led by Asplundh Tree Expert Company ("Asplundh"), that have the financial resources necessary to meet the significant capital requirements of this industry segment. The Company may face competition for acquisition targets from the small number of large companies in both the landscape and tree services segments. These companies may have greater name recognition and greater financial resources than the Company with which to finance acquisition and development opportunities and the ability to pay higher prices, which could limit the Company's acquisition program. See "Business -- Competition."

     SEASONALITY OF THE LANDSCAPE SERVICES INDUSTRY. Landscape maintenance and installation services are subject to weather-related seasonal variations. In markets served by the Founding Companies that do not have a year-round growing season, the demand for landscape services decreases significantly during winter months. Although those Founding Companies operating in colder climates offer snow removal services during the winter, these services do not compensate for the decrease in landscape maintenance revenues during winter months. In addition, extended periods of inclement weather can have an adverse effect on the Company's ability to complete landscape installation projects. Accordingly, the Company may have lower revenues and operating results in the first and fourth quarters of each year. See "Management's Discussion and Analysis -- Seasonality and Cyclicality."

     CYCLICAL NATURE OF LANDSCAPE INSTALLATION. The landscape installation business is highly cyclical and reflects the trends of the commercial real estate construction industry. Factors influencing the level of commercial real estate construction include interest rates and the availability of financing, inflation, local occupancy rates, demand for commercial space and general economic conditions. As a result, the installation segment of the Company's business will be adversely affected by a decline in commercial real estate construction activity in the markets it serves. In addition, on installation projects for which there is inadequate project financing or cost overruns, the Company may have difficulty in obtaining payment for all or a portion of its services. See "Management's Discussion and Analysis -- Seasonality and Cyclically."

     RISKS ASSOCIATED WITH MAINTENANCE CONTRACTS. A significant portion of the Company's landscape maintenance and line clearing contracts are terminable at will by either party on 30 to 90 days' notice, with terms generally ranging from one to two years for landscape maintenance contracts and three to five years for line clearing contracts. Termination or non-renewal of a landscape maintenance contract occurs primarily because of turnover of property ownership or management or because of a competitor's bidding the job at a lower price than the Company. Because of the relatively large size of the Company's line clearing contracts with utilities, the termination or non-renewal of a large contract could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company's customers will not terminate their contracts or renew their contracts upon expiration. Termination or non-renewal of contracts by a significant number of the Company's customers would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Operations."

     CLAIMS EXPOSURE; INSURANCE. Many of the services provided by the Company pose the risk of serious personal injury to the Company's site employees. The Company's employees regularly use dangerous equipment, such as lawn mowers, edgers, tractors and chain saws, and work in hazardous areas, such as in trees or near power lines. As a result, there is a significant risk of work-related injury and workers' compensation claims. Workers' compensation insurance has been a significant operating expense at each Founding Company. The Founding Companies currently maintain workers' compensation insurance with deductibles of as much as $350,000 per claim. The Founding Companies also operate large numbers of vehicles on public roads and, therefore, are subject to claims for personal injury or property damage. The Founding Companies also maintain liability insurance for bodily injury and property damage with deductibles of as much as $350,000 per claim. The Company could become subject to one or more as yet unasserted claims which, if decided adversely to the Company, could have a material adverse effect on the Company's operating results. To the extent that the Company experiences a material increase in the frequency or severity of accidents or workers' compensation claims, or unfavorable developments on existing claims, the Company's operating results and financial condition could be materially adversely affected. Significant increases in the Company's claim and insurance costs, to the extent not offset by revenue increases, would reduce the Company's profitability. See "Business -- Risk Management, Insurance and Litigation."

     REGULATION. The Company is subject to various federal, state and local laws and regulations relating to the employment of immigrants, workplace health and safety in the landscape and tree services industry, the application of fertilizers, herbicides, pesticides and other chemicals, noise and air pollution from power equipment and local zoning regulations requiring improved water management techniques. Although the Company believes it is in substantial compliance with applicable laws and regulations and has all licenses required to operate its business, there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company's failure to comply with applicable laws and regulations could subject it to the temporary loss of a portion of its labor force, substantial fines or the loss of its licenses and/or some of its employees which, in turn, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Regulation."

     RISK OF UNIONIZATION. Most of the Company's operations are non-union. There can be no assurance, however, that some or all of the Company's labor force will not unionize in the future. Because of its size and increased visibility as a public company, the Company believes that the risk of unionization may increase upon consummation of the Offering. Due to the highly labor intensive and price competitive nature of the landscape and tree services industry, the cost to the Company of unionization of its labor force could be substantial. Unionization would likely increase the Company's wage scale, which in turn could adversely affect the Company's profitability and ability to bid jobs competitivity with smaller, non-unionized companies. Union activity or a union workforce could increase the risk to the Company of a strike, which would adversely affect the Company's results of operations and relationships with its customers. Furthermore, if the Company's workforce were to unionize, it could adversely affect the Company's acquisition strategy for a variety of reasons, including a reluctance of non-union acquisition targets to become affiliated with a unionized company. See "Business -- Employees."

     RELIANCE ON KEY PERSONNEL. The Company will be highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be adversely affected if any of these persons does not continue in his or her management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. Following the completion of the Mergers and this Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them will beneficially own approximately 58.8% of the outstanding shares of Common Stock (55.5% if the Underwriters' over-allotment option is exercised in full). These persons, if acting in concert, will be able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO STOCKHOLDERS OF FOUNDING COMPANIES. Of the net proceeds of this Offering, $27.2 million, or 57.7%, will be paid as the cash portion of the purchase price for the Founding Companies. Some of the recipients of these funds will become directors of the Company or holders of more than 5% of the Common Stock. Additionally, Notre has advanced to LandCARE funds to cover certain organization expenses and Offering costs and will be reimbursed up to $3.0 million from the proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to this Offering, there has been no public market for the Common Stock. Therefore, the initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Company will apply for listing of the Common Stock on The New York Stock Exchange ("NYSE") under the symbol "GRW." However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if developed, that it will be sustained. After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the landscape and tree services industry generally. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. Upon consummation of the Mergers and this Offering, 12,722,043 shares of Common Stock will be outstanding. The 5,000,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration
(such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for two years following the consummation of this Offering. See "Shares Eligible for Future Sale." Upon consummation of this Offering, the Company also will have outstanding options to purchase up to a total of 1,437,819 shares of Common Stock. The Company intends to register all the shares subject to these options under the Securities Act for public resale. The Company intends to register 5,000,000 additional shares of Common Stock under the Securities Act within 90 days after completion of its offering for issuance in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. LandCARE'S Certificate of Incorporation (the "Certificate of Incorporation"), authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Description of Capital Stock."

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of Common Stock in this Offering will experience immediate, substantial dilution in the pro forma net tangible book value of their stock of $8.28 per share and may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions. See "Dilution."

                                  THE COMPANY

     LandCARE was founded in 1997 to become a leading national provider of comprehensive landscape and tree services to the commercial and institutional markets, by offering clients a full range of landscape maintenance, landscape installation and line clearing services. The Company serves a diverse set of customers including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels and resorts. The Company is also a leading provider of line clearing services to utilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCARE will acquire seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $118.8 million in 1997 and historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain Transactions -- Organization of the Company." The following is a description of the Founding Companies:

     TREES, INC. -- Trees, headquartered in Houston, Texas, was founded in 1953 and serves customers in 12 states. Trees provides line clearing services primarily to utility customers and provides commercial and residential tree services to customers in Houston. Trees had calendar year 1997 revenues of $50.1 million and currently has approximately 1,325 year-round employees. In calendar year 1997, line clearing services accounted for approximately 96% of Trees' revenues. Linda T. Benge, the President and Chief Executive Officer of Trees, has been employed by Trees for over 17 years. Following the consummation of this Offering, she will sign a five-year employment agreement with Trees to continue her present position and will become a director of the Company.

     FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC. -- Four Seasons Landscape and Maintenance, Inc. ("Four Seasons"), headquartered in Foster City, California, was founded in 1973 and operates in northern California, with six branches in the Bay Area and two branches in Sacramento. Four Seasons provides commercial landscape maintenance and commercial tree services but does not provide landscape installation services. Four Seasons had revenues of $16.1 million in 1997 and had approximately 440 employees at peak season. James R. Marcus, the founder and Chairman of Four Seasons, has been employed by Four Seasons for over 25 years. Harold D. Cranston has been employed by Four Seasons for 10 years. Following the consummation of this Offering, Mr. Marcus will sign a five-year employment agreement with Four Seasons to continue his present position and will become a Director of Corporate Development of the Company; Mr. Cranston will sign a five-year employment agreement with the Company to serve as its Chief Operating Officer and will become a director the Company.

     SOUTHERN TREE & LANDSCAPE CO., INC. -- Southern Tree & Landscape Co., Inc. ("Southern Tree"), headquartered in Charlotte, North Carolina, was founded in 1977 and operates in North Carolina and South Carolina with four branches in North Carolina and one branch in South Carolina. Southern Tree provides commercial landscape installation and maintenance services, as well as commercial tree services. Southern Tree had revenues of $14.2 million in 1997 and had over 300 employees at peak season. In 1997, landscape maintenance and installation each accounted for 44% of Southern Tree's revenues, with the remaining 12% attributable to tree sales. Roger S. Braswell, the founder of Southern Tree, has been employed by Southern Tree for over 20 years and has approximately 30 years of industry experience. Following consummation of this Offering, Mr. Braswell will sign a five-year employment agreement with Southern Tree to serve as a Vice President and will become a Director of Corporate Development and a director of the Company.

     D.R. CHURCH LANDSCAPE CO., INC. -- D.R. Church Landscape Co., Inc. ("Church"), headquartered in Chicago, Illinois, was founded in 1963 and operates in the greater Chicago and Milwaukee areas, with branches in Lombard and Wadsworth, Illinois and Milwaukee, Wisconsin. Church provides commercial landscape installation and maintenance services, as well as snow removal. Church had revenues of $13.3 million in 1997 and had approximately 250 employees at peak season. In 1997, landscape maintenance and installation services accounted for 49% and 51% of Church revenues, respectively. Bruce A. Church, the President of Church, has been employed by Church for over 20 years and has over 24 years of industry experience. Following the consummation of this Offering, he will sign a five-year employment agreement with Church to continue his present position and will become a director of the Company.

     GROUND CONTROL LANDSCAPING, INC. -- Ground Control Landscaping, Inc. ("Ground Control"), headquartered in Orlando, Florida, was founded in 1978 and operates branches in Tampa and Orlando. Ground Control provides commercial landscape installation and maintenance services. Ground Control had revenues of $9.0 million in 1997 and had approximately 175 employees at peak season. In 1997, landscape maintenance and installation services accounted for 43% and 57% of Ground Control's revenues, respectively. Mark S. Yahn, the founder and Chief Executive Officer of Ground Control, has been employed by Ground Control for over 20 years. Following the consummation of this Offering, he will sign a five-year employment agreement with Ground Control to continue his present position and will become a director of the Company.

     ARTEKA CORPORATION -- Arteka Corporation, Arteka Natural Green Corporation and Arteka Nurseries, Inc. (collectively, "Arteka"), headquartered in Eden Prairie, Minnesota, were founded beginning in 1973 and operate in four locations in the Twin Cities area. Arteka provides commercial landscape installation and maintenance services, operates a tree nursery which primarily provides trees for its own operations and provides snow removal. Arteka had revenues of $7.4 million in 1997 and had approximately 115 employees at peak season. Arteka purchased two landscape maintenance service companies on December 31, 1997, with combined 1997 revenues of $2.6 million. On a pro forma combined basis for these two acquisitions made in December 1997, landscape maintenance and installation services accounted for 41% and 59% of Arteka's revenues, respectively. David K. Luse, the founder of Arteka, has been employed by Arteka for 25 years. Following the consummation of this Offering, Mr. Luse will sign a five-year employment agreement with Arteka to continue as Chief Executive Officer, and will become a Director of Corporate Development and a director of the Company.

     DESERT CARE LANDSCAPING, INC. -- Desert Care Landscaping, Inc. ("Desert Care"), was founded in 1992 and operates two branches in Phoenix. Desert Care provides commercial landscape installation and maintenance services. Desert Care also provides native plant reclamation, which consists of temporarily removing native plants, maintaining them during a construction period and replacing them following construction. Desert Care had revenues of $6.5 million in 1997 and had approximately 165 employees at peak season. In 1997, landscape maintenance and installation services accounted for 41% and 59% of Desert Care's revenues, respectively. Jeff A. Meyer, the founder, President and Chief Executive Officer of Desert Care, has been employed by Desert Care for over five years and has over 17 years of industry experience. Following the consummation of this Offering, he will sign a five-year employment agreement with Desert Care to continue his present position and will become a director of the Company.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 5,000,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated Offering and Merger expenses, are estimated to be $47.2 million ($54.8 million if the Underwriters' over-allotment option is exercised in full).

     Of the net proceeds, $27.2 million will be used to pay the cash portion of the purchase price for the Founding Companies, some of which will be paid to persons who will become directors of the Company or will become holders of 5% or more of the Common Stock.

     A portion of the remaining net proceeds from this Offering will be used to repay all of the $14.2 million of indebtedness of the Founding Companies. The indebtedness to be repaid includes revolving credit facilities and equipment and vehicle loans, which mature at various dates through 2013. The revolving credit facilities bore interest at rates ranging from 9.25% to 9.75% as of December 31, 1997. The equipment and vehicle loans bore interest at rates from 4.9% to 21.0% as of December 31, 1997. Borrowings under these revolving credit facilities were used for working capital requirements. The Company will use the remaining net proceeds of the Offering and borrowings under the credit facility described below to fund the cash requirements of its acquisition program, for working capital and for general corporate purposes.

     The Company is seeking a commitment for a credit facility of at least $50 million, which is expected to be available upon the consummation of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Combined Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions and, therefore, does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company expects that its credit facility will include restrictions on the ability of the Company to pay cash dividends without the consent of the lender.

     Prior to the Mergers, certain of the Founding Companies will make S Corporation Distributions aggregating $1.4 million and certain Founding Companies will make distributions of the Other Assets having a net book value of approximately $0.7 million to their former stockholders. To fund the S Corporation Distributions, the Founding Companies will borrow approximately $1.2 million from existing sources, which will be repaid from the net proceeds of the Offering.

                                 CAPITALIZATION

     The following table sets forth the capitalization at December 31, 1997, (i) on a pro forma combined basis to give effect to the Mergers, the S Corporation Distributions and the distribution of the Other Assets, and (ii) pro forma combined, as adjusted, to give effect to the Mergers, the S Corporation Distributions, the distribution of the Other Assets, this Offering and the application of a portion of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                            DECEMBER 31, 1997
                                        -------------------------
                                        PRO FORMA
                                         COMBINED     AS ADJUSTED
                                        ----------    -----------
                                             (IN THOUSANDS)
Long-term obligations, including
current maturities(1)................    $ 11,638       $    --
Stockholders' equity:
     Preferred Stock: $0.01 par
       value, 5,000,000 shares
       authorized;
       none issued...................          --            --
     Common Stock: $0.01 par value,
       100,000,000 shares authorized;
       7,532,043 issued and
       outstanding pro forma
       combined; and 12,532,043
       shares issued and outstanding,
       pro forma
       as adjusted(2)................          75           125
Additional paid-in capital...........      35,075        82,160
Retained earnings....................       9,223         9,223
                                        ----------    -----------
     Total stockholders' equity......      44,373        91,508
                                        ----------    -----------
          Total capitalization.......    $ 56,011       $91,508
                                        ==========    ===========
------------
(1) Does not include amounts outstanding under the Founding Companies' short term lines of credit which totaled $2.5 million at December 31, 1997. These short term lines of credit will be repaid with the net proceeds of this Offering. For a description of the Company's long-term obligations, see Notes to the Founding Companies' Financial Statements.

(2) Excludes (i) 190,000 shares of Common Stock issued to management and directors of the Company in the first quarter of 1998 and (ii) 100,000 shares of Common Stock subject to options with an exercise price of $6.00 per share granted to the Company's Chief Operating Officer in February 1998 and 1,337,819 shares of Common Stock subject to options to be granted upon consummation of this Offering with an exercise price equal to the initial public offering price. See "Management -- 1998 Long-Term Incentive Plan" and "-- 1998 Non-Employee Directors' Stock Plan."

                                    DILUTION

     The deficit in pro forma net tangible book value of the Company at December 31, 1997 was approximately $12.5 million, or $1.62 per share of Common Stock. The deficit in net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of shares of Common Stock issued and outstanding after giving effect to the Mergers. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. After giving effect to the sale of 5,000,000 shares of Common Stock by the Company in the Offering and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of December 31, 1997 would have been $34.7 million, or $2.72 per share. This represents an immediate increase in pro forma net tangible book value of $4.34 per share to stockholders as of December 31, 1997, and an immediate dilution in pro forma net tangible book value of $8.28 per share to purchasers of Common Stock in the Offering. The following table illustrates the dilution per share:

Assumed initial public offering price
per share............................             $   11.00
     Pro forma deficit in net
      tangible book value per share
      before the Offering............  $   (1.62)
     Increase in pro forma net
      tangible book value per share
      attributable to new
      investors......................       4.34
                                       ---------
Pro forma net tangible book value per
 share after the Offering............                  2.72
                                                  ---------
Dilution per share to new
 investors...........................             $    8.28
                                                  =========

     The following table sets forth, on a pro forma basis to give effect to the Mergers as of December 31, 1997, the number of shares of Common Stock purchased from the Company, the aggregate cash consideration paid and the average price per share paid to the Company:

                                           SHARES PURCHASED                               AVERAGE
                                       -------------------------          TOTAL            PRICE
                                           NUMBER       PERCENT     CONSIDERATION(1)     PER SHARE
                                       --------------   --------    -----------------    ----------
Existing stockholders................       7,722,043      60.7%      $ (12,481,000)       $(1.62)
New investors........................       5,000,000      39.3          55,000,000        $11.00
                                       --------------   --------    -----------------
          Total......................      12,722,043     100.0%      $  42,519,000
                                       ==============   ========    =================

------------
(1) Total consideration paid by existing stockholders represents the pro forma net tangible book value of the Company, after giving effect to the Mergers.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     LandCARE will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, Trees has been identified as the "accounting acquiror." The following selected financial data for Trees as of March 31, 1997 and December 31, 1997 and for the years ended March 31, 1996 and 1997 and the nine months ended December 31, 1997 have been derived from audited financial statements of Trees included elsewhere in this Prospectus. The selected historical financial data for Trees as of March 31, 1994, 1995 and 1996 and for the years ended March 31, 1994 and 1995 have been derived from audited financial statements not included in this Prospectus. The selected Unaudited Pro Forma Combined Financial Data present data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of this Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of LandCARE and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                  YEAR ENDED MARCH 31,              DECEMBER 31,
                                       ------------------------------------------   -------------
                                         1994       1995       1996       1997          1997
                                       ---------  ---------  ---------  ---------   -------------
STATEMENTS OF OPERATIONS DATA:
  TREES
     Revenues........................  $  43,753  $  42,024  $  47,142  $  44,847      $38,764
     Cost of services................     39,873     38,775     41,054     39,046       33,667
                                       ---------  ---------  ---------  ---------   -------------
     Gross profit....................      3,880      3,249      6,088      5,801        5,097
     Selling, general and
       administrative expenses.......      3,502      2,791      3,224      4,264        2,523
                                       ---------  ---------  ---------  ---------   -------------
     Operating income................        378        458      2,864      1,537        2,574
     Interest and other income
       (expense), net................       (678)      (476)      (448)      (101)         493
                                       ---------  ---------  ---------  ---------   -------------
     Income before income taxes......       (300)       (18)     2,416      1,436        3,067
     Income tax provision
       (benefit).....................       (137)       (31)       896        553        1,177
                                       ---------  ---------  ---------  ---------   -------------
     Net income......................  $    (163) $      13  $   1,520  $     883      $ 1,890
                                       =========  =========  =========  =========   =============

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
  PRO FORMA COMBINED(1)
     Revenues(2).....................      $118,804
     Cost of services................        93,252
                                        ------------
     Gross profit....................        25,552
     Selling, general and
      administrative expenses(3).....        14,290
     Goodwill amortization(4)........         1,421
                                        ------------
     Operating income................         9,841
     Interest and other income
      (expense), net(5)..............           876
                                        ------------
     Income before income taxes......        10,717
     Income tax provision(6).........         4,865
                                        ------------
     Net income......................      $  5,852
                                        ============
     Net income per share............      $   0.48
                                        ============
     Shares used in computing pro
      forma net income per
      share(7).......................    12,222,592

                                                   (FOOTNOTES ON FOLLOWING PAGE)

                                                       MARCH 31,                    DECEMBER 31,
                                       ------------------------------------------   ------------
                                         1994       1995       1996       1997          1997
                                       ---------  ---------  ---------  ---------   ------------
BALANCE SHEET DATA:
  TREES
     Working capital.................  $   2,200  $   1,122  $   3,191  $   3,480     $  4,430
     Total assets....................     19,875     18,491     18,700     17,586       20,359
     Long-term debt, net of current
       maturities....................      2,077      1,384        750      3,160        2,908
     Stockholders' equity............      8,184      7,963      9,305      7,178        9,068

------------
(1) Assumes that the Mergers and the Offering were consummated on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) Reflects pro forma increases in revenues of approximately $2.6 million associated with the acquisition by Arteka of two landscape service companies in December 1997 and a pro forma reduction in revenues of $0.2 million associated with the nursery operations of Church, which will not be acquired in the Mergers.

(3) Reflects the Compensation Differential of approximately $2.6 million and the Rent Differential of approximately $0.1 million. These data do not include the non-cash Compensation Charge of $6.6 million.

(4) Consists of the amortization of goodwill to be recorded as a result of the Mergers, computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Reflects $1.3 million in pro forma reductions in interest expense of the Founding Companies as the result of the planned repayment of the Founding Companies' existing debt (the "Interest Differential").

(6) Assumes all income is subject to an effective corporation tax rate of 40%, and the non-deductibility of goodwill amortization.

(7) Includes (i) 5,162,645 shares to be issued to owners of the Founding Companies, (ii) 985,240 shares issued to the management and directors of and consultants to LandCARE, (iii) 1,574,158 shares issued to Notre, (iv) 25,000 shares (determined to be Common Stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of outstanding options, and (v) 4,475,549 of the 5,000,000 shares to be sold in the Offering necessary to pay the cash portion of the Merger consideration expenses of this Offering and to repay the Founding Companies' existing debt. Excludes options to purchase 1,337,819 shares of Common Stock to be granted upon consummation of this Offering at the initial public offering price.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are derived from providing landscape and tree services to the commercial and institutional markets. The Company offers a full range of landscape maintenance, landscape installation and tree services capabilities, including trimming trees and other plant growth away from power lines, generally known as "line clearing." The Company serves a diverse set of customers, including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCARE will acquire the seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $118.8 million in 1997 and historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program.

     The Founding Companies operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect this and their varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Selling, general and administrative expenses as a percentage of revenue may not be comparable among the individual Founding Companies because the levels of owners' compensation may differ among them. The owners of the Founding Companies have contractually agreed to certain reductions in both their compensation and benefits. The Compensation Differential for 1997 of $2.6 million has been reflected as a pro forma adjustment in the accompanying Unaudited Pro Forma Combined Statement of Operations presented elsewhere in this Prospectus.

     The Company is seeking to obtain a credit facility of at least $50 million, which would be available upon the consummation of this Offering. This credit facility would be used for working capital and acquisitions. In addition, the Company intends to repay, from the net proceeds of the Offering, $14.2 million of the Founding Companies' debt, representing all of their outstanding debt. Accordingly, the Interest Differential for 1997 of $1.3 million has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations presented elsewhere in this Prospectus. The Company also believes that following the Mergers, opportunities will exist to increase its profitability through implementation of the Company's operating strategy, as well as internal growth and expansion through acquisitions. It is the Company's objective that the potential increase in profitability associated with the Company's operating strategy will at least offset the costs related to the Company's new corporate management and by the costs attributable to being a public company. However, because these costs cannot be accurately quantified at this time, they have not been considered in the pro forma financial information included herein.

     From November 1997 through March 1998, the Company sold an aggregate of 985,240 shares of Common Stock to management, directors and certain consultants of the Company for $0.01 per share and issued options to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share to its Chief Operating Officer. As a result, LandCARE has recorded non-recurring, non-cash compensation charges of $6.6 million and $1.8 million during 1997 and the first quarter of 1998, respectively, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of the sale, offset by a charge for the recurring portion of management salaries as if the Founding Companies had then been combined.

     The Mergers will be accounted for using the purchase method of accounting. Trees has been designated as the "accounting acquiror" in the Mergers. Accordingly, the Company will record goodwill of $56.9 million, representing the excess of the fair value of the Merger consideration paid over the fair value of the net assets acquired from the other Founding Companies, plus the fair value of shares issued to Notre and consultants and a portion of the shares issued to management. The goodwill will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income. The pro forma effect of this amortization expense, which is not deductible for tax purposes, is expected to be approximately $1.4 million per year. The amount of goodwill to be recorded and the related amortization expense will depend on the actual Offering price. See "Certain Transactions -- Organization of the Company."

     A brief description of the accounting classifications used to present the results of operations of the Founding Companies is as follows.

     REVENUES. The Founding Companies' revenues consist of maintenance revenues and installation revenues. Generally, the Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted monthly over the term of the contract. In colder climates, most landscape maintenance contracts cover seven to nine months of the year. Revenues from maintenance contracts are recognized as monthly bills are rendered. Generally, the Company's line clearing contracts are for terms of three to five years, and payments to the Company are remitted monthly based on work performed during the month. Revenues from the Company's landscape installation projects are recognized when the services are performed and billable under the terms of the applicable contract. Revenues include only the net profit realized by the Company from the use of subcontractors. This net profit has historically been approximately 1.0% of the Company's revenues.

     COST OF SERVICES. Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel, operating facilities' rent and equipment and vehicle costs, such as fuel, insurance and depreciation. The Company's landscape and tree services businesses are labor intensive, and accordingly, a substantial portion of the costs incurred to complete a project are labor related. As a result, fluctuations in the cost of labor will have a significant effect on the Founding Companies' profitability.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include owners' compensation, selling and other administrative costs. In addition, the costs of training and safety programs are included in this category.

SEASONALITY AND CYCLICALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Generally, the Company's revenues from installation projects are concentrated during the warmer months of April to October. Revenues from maintenance contracts remain relatively constant throughout the year, except in colder climates, where landscape maintenance contracts typically do not generate revenues in the winter unless snow removal is contracted for by the customer. As a result, the gross margin from landscape maintenance contracts can vary seasonally because the amount of work performed tends to be lower, even in warmer climates, during winter months. Most line clearing contracts are not affected by seasonality. Historically, the Founding Companies' maintenance services have not been cyclical and have not been significantly affected by changes in economic conditions. However, the Founding Companies' installation operations have experienced significant fluctuations based on economic conditions, the commercial real estate market and other factors beyond the control of the Company. The Founding Companies collectively have a geographically broad customer mix which may tend to mitigate regional seasonal and cyclical trends. There can be no assurance, however, that period-to-period differences will not occur in the future or that pronounced cyclical or seasonal patterns will not emerge.

RESULTS OF OPERATIONS -- COMBINED

     The historical combined results of operations of the Founding Companies for the periods presented do not represent historical combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenue, cost of services, selling, general and administrative expenses, other income and expense and net income of the individual Founding Companies. The historical combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's post-combination results of operations for a number of reasons, including the following: (i) the Founding Companies were not under common control or management during the periods presented, (ii) the Founding Companies used different tax structures (S Corporations or C Corporations) during the periods presented, (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a publicly-traded company, (iv) the Company will use the purchase method of accounting to record the Mergers, resulting in the recording and amortization of goodwill and (v) the historical combined data do not reflect the Compensation Differential or the potential benefits and cost savings the Company expects to realize once LandCARE and the Founding Companies begin operating as a combined entity.

     The following table sets forth selected combined statement of operations data of the Founding Companies on a historical basis and as a percentage of total revenue for the periods indicated:

                                                            YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------
                                             1995(1)                1996(1)                1997(1)
                                       --------------------  ---------------------  ---------------------
                                                             (DOLLARS IN THOUSANDS)
Revenues.............................  $  96,963      100.0% $  103,487      100.0% $  116,410      100.0%
Cost of services.....................     78,553       81.0      84,264       81.4      92,167       79.2
                                       ---------  ---------  ----------  ---------  ----------  ---------
Gross profit.........................     18,410       19.0      19,223       18.6      24,243       20.8
Selling, general and administrative
  expenses...........................     13,706       14.1      16,911       16.4      16,390       14.1
                                       ---------  ---------  ----------  ---------  ----------  ---------
Income from operations...............      4,704        4.9       2,312        2.2       7,853        6.7
Interest and other income (expense),
  net................................       (977)      (1.1)       (670)      (0.6)       (361)      (0.3)
                                       ---------  ---------  ----------  ---------  ----------  ---------
Income before income taxes...........  $   3,727        3.8% $    1,642        1.6% $    7,492        6.4%
                                       =========  =========  ==========  =========  ==========  =========

------------
(1) The financial data included for Trees is for the fiscal years ended March 31, 1996 and 1997 and the year ended December 31, 1997.

COMBINED RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Combined revenues increased $12.9 million, or 12.5%, from $103.5 million in 1996 to $116.4 million in 1997, primarily due to an increase in maintenance revenues of $11.3 million. This increase in maintenance revenues was primarily attributable to a $5.2 million increase at Trees resulting from the addition of a new contract with a major utility during 1997 and expansion of several other contracts by utility customers. Landscape maintenance revenues also increased by $6.1 million due to the addition of new maintenance contracts at the other Founding Companies. Landscape installation revenues increased by $1.2 million primarily at Desert Care, Church and Arteka.

     GROSS PROFIT. Combined gross profit increased $5.0 million, or 26.1%, from $19.2 million in 1996 to $24.2 million in 1997. Approximately $4.2 million of the increase in combined gross profit was related to increased revenues at Trees, Four Seasons, Church and Southern Tree. As a percentage of revenues, gross profit increased from 18.6% in 1996 to 20.8% in 1997. This margin increase was primarily due to improved operating efficiencies at Four Seasons resulting from increased revenues at two new branches opened in 1996 and, to a lesser extent, margin improvement programs including (i) elimination of less profitable maintenance contracts, (ii) institution of cost saving programs, including the bulk purchasing of fertilizer and irrigation parts and (iii) initiation of higher margin commercial tree maintenance services. The gross margin was also positively affected by higher margins on larger installation projects at Church and Ground Control.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses decreased $0.5 million, or 3.1%, from $16.9 million in 1996 to $16.4 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 16.4% in 1996 to 14.1% in 1997 due partially to a non-recurring 1996 accrual by Church to fully reserve for a potentially uncollectable account receivable from one installation job totaling approximately $0.9 million. Excluding this charge, selling, general and administrative expenses decreased from 15.5% of revenues in 1996 to 14.1% in 1997, due to lower owners' compensation during 1997 at Trees and Church.

     INTEREST AND OTHER INCOME (EXPENSE), NET. Combined interest and other expense, net, decreased $0.3 million, or 46.1%, from a net expense of $0.7 million in 1996 to a net expense of $0.4 million in 1997. This decrease was primarily due to the receipt of a $0.5 million insurance settlement at Trees during 1997.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Combined revenues increased $6.5 million, or 6.7%, from $97.0 million in 1995 to $103.5 million in 1996. This increase in combined revenues was principally due to an increase of $5.2 million in landscape maintenance revenues at the Founding Companies. Landscape installation revenues increased by $3.6 million, primarily at Desert Care, Church and Ground Control. These increases were partially offset by a $3.4 million reduction in revenues at Trees resulting from the loss of two line clearing contracts in a competitive bidding process, the reduction in scope of another contract and a $1.2 million decrease from a one-time project completed in 1995. These declines at Trees were partially offset by budget increases by utility customers on several other contracts.

     GROSS PROFIT. Combined gross profit increased $0.8 million, or 4.4%, from $18.4 million in 1995 to $19.2 million in 1996. As a percentage of revenues, gross profit was 19.0% in 1995 compared to 18.6% in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $3.2 million, or 23.4%, from $13.7 million in 1995 to $16.9 million in 1996. As a percentage of revenues, selling, general and administrative expense increased from 14.1% in 1995 to 16.4% in 1996. This percentage increase was partially due to a non-recurring accrual recorded by Church in 1996 to fully reserve for a potentially uncollectable receivable from one installation job totaling $0.9 million. Excluding this one-time charge, selling, general and administrative expenses increased from 14.1% in 1995 to 15.5% in 1996, due to increased owners' compensation at Trees and Church.

     INTEREST AND OTHER INCOME (EXPENSE), NET. Combined interest and other expense, net, decreased $0.3 million, or 31.4%, from a net expense of $1.0 million in 1995 to a net expense of $0.7 million in 1996. This decrease was primarily due to a reduction in interest expense at Trees as a result of lower average outstanding debt in 1996.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     On a combined basis, the Founding Companies generated $6.0 million of net cash from operating activities during 1997. Combined net cash used in investing activities totaled $5.9 million due primarily to the purchase of vehicles and equipment totaling $5.9 million. Combined net cash provided by financing activities totaled $0.5 million, due primarily to borrowings totaling $6.9 million used to fund equipment purchases and working capital by several of the Founding Companies. These borrowings were partially offset by repayments on long-term debt totaling $6.4 million by the Founding Companies. As of December 31, 1997, the Founding Companies had combined working capital of $4.7 million and combined long-term debt of $7.8 million.

     The Company intends to pursue an aggressive acquisition program. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings under the proposed credit facility discussed below and with cash flows from operations.

     The Company is seeking to obtain a credit facility of at least $50 million, which would be available upon consummation of the Offering. The credit facility will be used to fund acquisitions and working capital requirements. It is anticipated that the credit facility will be subject to various loan covenants including (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends, and will be subject to customary drawing conditions and the consummation of the Offering.

TREES -- RESULTS OF OPERATIONS

     Trees, headquartered in Houston, Texas, was founded in 1953 and serves customers in 12 states. Trees provides line clearing services primarily to utility customers and commercial and residential tree services to customers in Houston.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                                                               NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31                             DECEMBER 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1996                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $  47,142      100.0% $  44,847      100.0% $  33,525      100.0% $  38,764      100.0%
Cost of services.....................     41,054       87.1     39,046       87.1     29,144       87.0     33,667       86.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      6,088       12.9      5,801       12.9      4,381       13.0      5,097       13.1
Selling, general and administrative
  expenses...........................      3,224        6.8      4,264        9.5      3,099        9.2      2,523        6.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      2,864        6.1      1,537        3.4      1,282        3.8      2,574        6.6
Interest and other income (expense),
  net................................       (448)      (1.0)      (101)      (0.2)        92        0.3        493        1.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income
  taxes..............................  $   2,416        5.1% $   1,436        3.2% $   1,374        4.1% $   3,067        7.9%
                                       =========  =========  =========  =========  =========  =========  =========  =========

TREES' RESULTS FOR THE NINE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE NINE
  MONTHS ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased by $5.2 million, or 15.6%, from $33.5 million for the nine months ended December 31, 1996 to $38.8 million for the corresponding period of 1997. The increase in revenues was primarily attributable to the addition of a major new contract during 1997 and budget increases by utility customers on several other contracts.

     GROSS PROFIT. Gross profit increased by $0.7 million, or 16.3%, from $4.4 million for the nine months ended December 31, 1996 to $5.1 million for the nine months ended December 31, 1997. As a percentage of revenues, gross profit remained constant during both periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $0.6 million, or 18.6%, from $3.1 million for the nine months ended December 31, 1996 to $2.5 million for the corresponding period of 1997 due to a decrease in owners' compensation. As a percentage of revenues, selling, general and administrative expenses decreased from 9.2% for the nine months ended December 31, 1996 to 6.5% for the nine months ended December 31, 1997 because of the decrease in owners' compensation.

     INTEREST AND OTHER INCOME (EXPENSE), NET. Interest and other income, net increased by $0.4 million, from $0.1 million of income, net for the nine months ended December 31, 1996 to $0.5 million of income, net for the corresponding period of 1997 due primarily to the receipt of a $0.5 million insurance settlement.

TREES' RESULTS FOR THE YEAR ENDED MARCH 31, 1997 COMPARED TO THE YEAR ENDED
  MARCH 31, 1996

     REVENUES. Revenues decreased by $2.3 million, or 4.9%, from $47.1 million for the year ended March 31, 1996 to $44.8 million for the year ended March 31, 1997. The decrease in revenues was primarily due to a $3.4 million reduction resulting from the loss of two line clearing contracts in a competitive bidding process, the reduction in scope on another contract and a $1.2 million reduction from a one-time project completed in 1995. These declines were partially offset by budget increases from utility customers on several other contracts.

     GROSS PROFIT. Gross profit decreased $0.3 million, or 4.7%, from $6.1 million in March 31, 1996 to $5.8 million in March 31, 1997 due to the decrease in revenues. As a percentage of revenues, gross profit remained constant at 12.9% during both periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.1 million, or 32.3%, from $3.2 million for the year ended March 31, 1996 to $4.3 million for the corresponding period of 1997, due to a $1.0 million increase in owners' compensation. As a percentage of revenues, selling, general and administrative expenses increased from 6.8% in 1996 to 9.5% in 1997.

     INTEREST AND OTHER INCOME (EXPENSE), NET. Interest and other expense, net decreased by $0.3 million, from $0.4 million of expense, net for the year ended March 31, 1996 to $0.1 million of expense, net for the corresponding period of 1997. The primary reason for the decrease was a reduction in interest expense resulting from lower average outstanding debt during the year ended March 31, 1997.

TREES' LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Trees' working capital was $4.4 million, compared to $3.5 million at March 31, 1997. This increase in working capital was primarily due to an increase in accounts receivable related to equipment financing. Trees' principal capital requirements are to fund its working capital and the purchase of vehicles and equipment. Historically, these requirements have been met by cash flow from operations and, to a lesser extent, borrowings under the Company's credit facility and notes payable to equipment manufacturers and distributors.

     Net cash provided by operating activities totaled $3.7 million and $3.0 million for the years ended March 31, 1996 and 1997, respectively, and $2.3 million for the nine months ended December 31, 1997. The change between 1996 and 1997 was due to decreased earnings and increased working capital related to equipment financing.

     Net cash used in investing activities totaled $0.3 million, $0.9 million and $2.2 million for the years ended March 31, 1996 and 1997 and the nine months ended December 31, 1997, respectively. Capital expenditures for these periods consisted primarily of vehicle and equipment purchases. During 1997, Trees invested more heavily in vehicles and equipment than in prior periods to support its new contracts.

     Net cash used in financing activities for the years ended March 31, 1996 and 1997 and the nine months ended December 31, 1997 totaled $1.7 million, $2.0 million and $0.2 million, respectively. The primary component of cash used in financing activities related to the repayment of long-term debt. During the years ended March 31, 1996 and 1997 and the nine months ended December 31, 1997, Trees repaid $2.6 million, $2.0 million and $0.2 million, respectively, of outstanding borrowings.

     Trees has a revolving credit facility which provides for borrowings up to the lesser of $0.5 million or the loan limit defined by the credit agreement. Accounts receivable and equipment secure borrowings under the credit facility. As of March 31, 1997 and December 31, 1997, there were no borrowings outstanding under the credit facility.

FOUR SEASONS -- RESULTS OF OPERATIONS

     Four Seasons, headquartered in Foster City, California, was founded in 1973 and operates in northern California, with six branches in the Bay Area and two branches in Sacramento. Four Seasons provides commercial landscape maintenance and commercial tree maintenance services but does not provide landscape installation services.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                            YEAR ENDED DECEMBER 31
                                       ----------------------------------------------------------------
                                               1995                  1996                  1997
                                       --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)
Revenues.............................  $  12,000      100.0% $  13,367      100.0% $  16,066      100.0%
Cost of services.....................      9,255       77.1     10,106       75.6     11,067       68.9
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,745       22.9      3,261       24.4      4,999       31.1
Selling, general and administrative
  expenses...........................      2,829       23.6      3,319       24.8      3,754       23.4
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        (84)      (0.7)       (58)      (0.4)     1,245        7.7
Interest and other income (expense),
  net................................        (46)      (0.4)       (31)      (0.2)       (46)      (0.2)
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes....  $    (130)      (1.1)% $     (89)      (0.6)% $   1,199       7.5%
                                       =========  =========  =========  =========  =========  =========

FOUR SEASONS' RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Revenues increased by $2.7 million, or 20.2%, from $13.4 million for the year in 1996 to $16.1 million in 1997. This increase was attributable to the addition of new maintenance contracts, the addition of two branches during 1996, and, to a lesser extent, the initiation of commercial tree maintenance services in late 1996.

     GROSS PROFIT. Gross profit increased by $1.7 million, or 53.3%, from $3.3 million for 1996 to $5.0 million for 1997. As a percentage of revenues, gross profit increased from 24.4% in 1996 to 31.1% in 1997. Four Seasons improved its gross margin due to higher revenues at the two new branches opened during 1996 and, to a lesser extent, margin improvement programs including (i) the elimination of less profitable maintenance contracts, (ii) the institution of cost savings programs, including the bulk purchase of fertilizer and irrigation parts and (iii) the initiation of a higher margin commercial tree maintenance service.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.5 million, or 13.1%, from $3.3 million for 1996 to $3.8 million for 1997, primarily due to the addition of administrative personnel associated with the opening of the two new branch locations during 1996 and the expansion of Four Seasons' corporate headquarters in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 24.8% for 1996 to 23.4% for 1997 due to the increase in revenues at the two new branches.

FOUR SEASONS' RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Revenues increased by $1.4 million, or 11.4%, from $12.0 million for 1995 to $13.4 million for 1996. This increase in revenues resulted from the addition of new maintenance contracts at existing branches and, to a lesser extent, the addition of two new branches during 1996.

     GROSS PROFIT. Gross profit increased by $0.6 million, or 18.8%, from $2.7 million for 1995 to $3.3 million for 1996. As a percentage of revenues, gross profit increased from 22.9% in 1995 to 24.4% in 1996 due to implementation of the cost savings programs, which began in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.5 million, or 17.3%, from $2.8 million for 1995 to $3.3 million for 1996. As a percentage of revenues, selling, general and administrative expenses increased from 23.6% for 1995 to 24.8% for 1996, primarily due to an increase in payroll and related benefits in connection with the addition of administrative personnel associated with the opening of the two new branches during 1996 and the relocation and expansion of the Company's headquarters during 1996.

FOUR SEASONS' LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Four Seasons' working capital was $0.5 million, compared to a working capital deficit of $0.2 million at December 31, 1996. Four Seasons' principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Four Seasons has historically satisfied these requirements with cash flow from operations and, to a lesser extent, with borrowings under its credit facility and notes payable to a financial institution.

     Net cash provided by operating activities for 1995, 1996 and 1997 was $0.2 million, $0.5 million and $1.0 million, respectively. Net cash used in investing activities was $0.3 million, $0.6 million and $0.4 million for 1995, 1996 and 1997, respectively. Cash used in investing activities was primarily related to the purchase of vehicles and equipment. Net cash provided by (used in) financing activities was $0.1 million, $0.1 million and $(0.3) million for 1995, 1996 and 1997, respectively. In 1995, 1996 and 1997, Four Seasons repaid outstanding long-term borrowings of $0.1 million, $0.1 million and $0.3 million, respectively. In 1995 and 1996, Four Seasons incurred additional borrowings of $0.2 million related to the purchase of equipment, vehicles and commercial tree services equipment and the establishment of new branches.

     Four Seasons has a line of credit which provides for borrowings up to $0.6 million. Borrowings under the line of credit are secured by accounts receivable, inventory and equipment. The line of credit is guaranteed by the shareholders of the company. Borrowings outstanding on the line of credit as of December 31, 1996 were $0.2 million. There were no borrowings outstanding on the line of credit as of December 31, 1997.

SOUTHERN TREE -- RESULTS OF OPERATIONS

     Southern Tree, headquartered in Charlotte, North Carolina, was founded in 1977 and operates in North Carolina and South Carolina, with four branches in North Carolina and one branch in South Carolina. Southern Tree provides commercial landscape installation and maintenance and also offers commercial tree services.

SOUTHERN TREE'S LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Southern Tree had a working capital deficit of $1.1 million. Southern Tree's principal capital requirements are to fund its working capital and the purchase and improvements of facilities, vehicles and equipment. Historically, these requirements have been met with cash flow from operating activities and with borrowings under bank lines of credit and notes payable to equipment manufacturers and distributors.

     Net cash provided by operating activities totaled $0.5 million for 1997. Net cash used in investing activities totaled $1.1 million and was primarily attributable to vehicle and equipment purchases. During 1997, net cash provided by financing activities totaled $0.7 million, due primarily to the purchase of vehicles and equipment. In addition, Southern Tree repaid $0.2 million of outstanding borrowings during 1997.

     Southern Tree has lines of credit, which provide for borrowings of up to $1.9 million. Borrowings under the lines of credit are secured by accounts receivable, inventory, equipment and other intangibles. In addition, borrowings under the lines of credit are guaranteed by Southern Tree's shareholders. The lines of credit expire on November 30, 1998 and were fully drawn as of December 31, 1997.

CHURCH -- RESULTS OF OPERATIONS

     Church, headquartered in Chicago, Illinois, was founded in 1963 and operates in the greater Chicago and Milwaukee areas, with branches in Lombard and Wadsworth, Illinois and Milwaukee, Wisconsin. Church provides commercial landscape installation and maintenance and also provides snow removal services.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                               YEAR ENDED DECEMBER 31
                                          ----------------------------------------------------------------
                                                  1995                  1996                  1997
                                          --------------------  --------------------  --------------------
                                                               (DOLLARS IN THOUSANDS)
Revenues................................  $   9,141      100.0% $  10,951      100.0% $  13,257      100.0%
Cost of services........................      6,121       67.0      7,624       69.6      8,906       67.2
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      3,020       33.0      3,327       30.4      4,351       32.8
Selling, general and administrative
  expenses..............................      2,136       23.3      3,591       32.8      2,864       21.6
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................        884        9.7       (264)     (2.4)      1,487       11.2
Interest and other income (expense),
  net...................................        (57)      (0.6)       (39)      (0.4)       (87)      (0.6)
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.......  $     827        9.1% $    (303)      (2.8)% $   1,400      10.6%
                                          =========  =========  =========  =========  =========  =========

CHURCH'S RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Revenues increased by $2.3 million, or 21.1%, from $11.0 million for 1996 to $13.3 million for 1997. Maintenance revenues increased $1.6 million primarily due to the addition of new maintenance contracts totaling $1.5 million and an increase of $0.1 million in snow removal revenue. Installation revenues increased by $0.7 million as a result of Church's obtaining larger installation projects.

     GROSS PROFIT. Gross profit increased by $1.1 million, or 30.8%, from $3.3 million for 1996 to $4.4 million for 1997. As a percentage of revenues, gross profit increased from 30.4% for 1996 to 32.8% for 1997 primarily due to higher margins experienced on larger installation jobs during 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $0.7 million, or 20.2%, from $3.6 million for 1996 to $2.9 million for 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 32.8% for 1996 to 21.6% for 1997. This decrease was partially due to a non-recurring 1996 accrual recorded by Church to fully reserve for a potentially uncollectible receivable from one installation job totaling approximately $0.9 million. Excluding this one-time charge, selling, general and administrative expenses as a percentage of revenue decreased from 24.6% in 1996 to 21.6% in 1997, due to lower owners' compensation and ESOP plan contributions paid during 1997.

CHURCH'S RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Revenues increased by $1.9 million, or 19.8%, from $9.1 million for 1995 to $11.0 million for 1996. Landscape installation revenues increased $0.9 million in 1996 and new maintenance contracts were added totaling $1.1 million of revenues. These increases were partially offset by a decrease in snow removal revenue of $0.2 million in 1996.

     GROSS PROFIT. Gross profit increased by $0.3 million, or 10.2%, from $3.0 million for 1995 to $3.3 million for 1996. As a percentage of revenues, gross profit decreased from 33.0% for 1995 to 30.4% for 1996, principally due to an increase in equipment costs and the cost of green goods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $1.5 million, or 68.1%, from $2.1 million for 1995 to $3.6 million for 1996. As a percent of revenues, selling, general and administrative expenses increased from 23.3% for 1995 to 32.8% for the corresponding period of 1996. This increase was due to a non-recurring 1996 accrual recorded by Church to fully reserve for one installation job totaling approximately $0.9 million. Excluding this one-time charge, selling, general and administrative expenses as a percentage of revenue increased from 23.3% in 1995 to 24.6% in 1996, due to an increase in owners' compensation and contributions to Church's ESOP plan of approximately $0.5 million.

CHURCH'S LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1997, Church's working capital was $1.2 million, compared to $0.7 million at December 31, 1996. Church's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Historically, these requirements have been met by cash flow from operations and, to a lesser extent, with borrowings under Church's credit facility and notes payable to financial institutions.

     Net cash provided by (used in) operating activities for 1995, 1996 and 1997 was $0.9 million, $(0.1) million and $1.0 million, respectively. In 1996, the Company's earnings were more than offset by working capital changes related to an increase in accounts receivable. Net cash used in investing activities was primarily attributable to vehicle and equipment purchases and totaled $0.8 million, $0.7 million and $0.9 million for 1995, 1996 and 1997, respectively. Net cash provided by financing activities totaled $0.1 million, $0.7 million and $0.1 million for 1995, 1996 and 1997, respectively. Cash provided by financing activities related primarily to increased borrowings to purchase vehicles and equipment. In addition, Church repaid $0.2 million, $0.3 million and $2.5 million of outstanding borrowings during 1995, 1996 and 1997, respectively.

     Church has a line of credit which provides for borrowings of up to $1.4 million. Borrowings under the line of credit are secured by accounts receivable. As of December 31, 1996 and 1997, there was a total of $0.6 million and $0.1 million outstanding under the line of credit.

GROUND CONTROL -- RESULTS OF OPERATIONS

     Ground Control, headquartered in Orlando, Florida, was founded in 1973 and operates branches in Tampa and Orlando. Ground Control provides commercial landscape installation and maintenance services.

GROUND CONTROL'S LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Ground Control had a working capital deficit of $0.3 million. Ground Control's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Historically, these requirements have been met with cash generated from operating activities and borrowings under a bank line of credit and notes payable to equipment manufacturers and distributors. The working capital deficit was due to an increase in accounts payable and accrued expenses.

     Net cash provided by operating activities totaled $0.5 million for 1997. Net cash used in investing activities totaled $0.6 million and was comprised primarily of vehicle and equipment purchases. Net cash provided by financing activities totaled $0.1 million for 1997. Ground Control entered into various notes payable to fund the purchase of vehicles and equipment.

     Ground Control has a line of credit which provides for borrowings of up to $0.5 million. Accounts receivable and equipment and a life insurance policy insuring the company's primary shareholder secure borrowings under the line of credit. As of December 31, 1997, there was a total of $0.4 million of borrowings outstanding under the line of credit.

ARTEKA -- RESULTS OF OPERATIONS

     Arteka, headquartered in Eden Prairie, Minnesota, was founded in 1975 and operates in four locations in the Twin Cities area. Arteka provides commercial landscape installation and maintenance services, operates a tree nursery which provides trees primarily for its own operations and provides snow removal services. Arteka purchased two landscape maintenance service companies on December 31, 1997 with combined 1997 revenues of $2.6 million.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                YEAR ENDED DECEMBER 31
                                       ---------------------------------------
                                              1996                  1997
                                       -------------------  ------------------
                                                (DOLLARS IN THOUSANDS)
Revenues.............................  $  7,052      100.0% $   7,366    100.0%
Cost of services.....................     5,055       71.7      5,227     71.0
                                       --------  ---------  ---------  -------
Gross profit.........................     1,997       28.3      2,139     29.0
Selling, general and administrative
  expenses...........................     1,722       24.4      2,136     29.0
                                       --------  ---------  ---------  -------
Income from operations...............       275        3.9          3      0.0
Interest and other income (expense),
  net................................       (97)      (1.4)       (79)    (1.0)
                                       --------  ---------  ---------  -------
Income (loss) before income taxes....  $    178        2.5% $     (76)    (1.0)%
                                       ========  =========  =========  =======

ARTEKA'S RESULTS FOR 1997 COMPARED TO THE YEAR 1996

     REVENUES. Revenues increased $0.3 million, or 4.5%, from $7.1 million in 1996 to $7.4 million in 1997 due to an increase in landscape installation revenues of $0.4 million, partially offset by a $0.1 million decrease in revenues from landscape maintenance and snow removal.

     GROSS PROFIT. Gross profit increased $0.1 million, or 7.1%, from $2.0 million in 1996 to $2.1 million in 1997. As a percentage of revenues, gross profit increased from 28.3% in 1996 to 29.0% in 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.4 million, or 24.0%, from $1.7 million in 1996 to $2.1 million in 1997. This increase was attributable to a $0.4 million increase in owner's compensation paid during 1997. As a percentage of revenue, selling, general and administrative expenses increased from 24.4% in 1996 to 29.0% in 1997 due to the increase in owners' compensation.

ARTEKA'S LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Arteka had a working capital deficit of $0.8 million, compared to working capital of $0.5 million as of December 31, 1996. The primary reason for the decline in working capital between 1996 and 1997 was the issuance by Arteka of notes payable totaling $2.3 million issued in connection with the acquisition of two landscape maintenance services companies effective December 31, 1997. Arteka's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Arteka has historically satisfied these requirements with cash flow generated from operations, and to a lesser extent, with borrowings under its credit facility and notes payable to equipment manufactures and distributors.

     Net cash provided by operating activities for 1996 and 1997 was $0.4 million and $0.0 million, respectively. Net cash used in investing activities totaled $0.3 million and $0.3 million for each of 1996 and 1997, respectively. Cash used in investing activities was used for the purchase of property and equipment. Net cash provided by (used in) financing activities totaled $(0.1) million and $0.5 million for 1996 and 1997, respectively. Cash provided by financing activities for 1997 included a note payable of $1.0 million from its sole shareholder, which was used for working capital. In 1996 and 1997, Arteka repaid outstanding long-term borrowings of $0.7 million and $0.6 million, respectively.

     Arteka has lines of credit which provide for borrowings up to $1.3 million. Borrowings under the line of credit are secured by accounts receivable. As of December 31, 1996 and 1997, there was a total of $0.4 million and $0.1 million of borrowings outstanding under the lines of credit, respectively.

DESERT CARE -- RESULTS OF OPERATIONS

     Desert Care was founded in 1992 and operates two branches in Phoenix. Desert Care provides commercial landscape installation and maintenance services. Desert Care also provides native plant reclamation, which consists of temporarily removing native plants, maintaining them during a construction period and replacing them following construction.

DESERT CARE'S LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1997, Desert Care's working capital was $0.7 million. Desert Care's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Historically, these requirements have been met by cash flow from operations and, to a lesser extent, with borrowings under its lines of credit and notes payable to equipment and vehicle manufacturers, distributors and finance companies.

     Net cash provided by operating activities totaled $0.7 million for 1997. Net cash used in investing activities was primarily attributable to vehicle and equipment purchases and totaled $0.3 million for 1997. Net cash used in financing activities totaled $0.3 million for 1997. During 1997, Desert Care repaid $1.2 million of outstanding borrowings, borrowed $1.0 million to fund vehicle and equipment purchases and working capital requirements and made an S Corporation shareholder distribution of $0.1 million.

     Desert Care has lines of credit which provide for borrowings up to $0.5 million. Borrowings under the lines of credit are secured by accounts receivable and equipment and are guaranteed by Desert Care's shareholders. As of December 31, 1997, there were no borrowings outstanding under the lines of credit. During January and February 1998, Desert Care borrowed $0.2 million under one of the lines of credit to fund S Corporation shareholder distributions.

                                    BUSINESS

     LandCARE was founded in 1997 to become a leading national provider of comprehensive landscape and tree services to the commercial and institutional markets. The Company offers a full range of landscape maintenance, landscape installation and tree services capabilities, including trimming trees and other plant growth away from power lines, generally known as "line clearing". The Company serves a diverse set of customers, including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCARE will acquire the seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $118.8 million in 1997 and historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program.

INDUSTRY OVERVIEW

     The commercial and institutional segment of the landscape and tree services industry is comprised of companies that install and maintain exterior landscapes and companies that perform tree services on behalf of property owners and managers. According to data published by LAWN AND LANDSCAPE magazine, the commercial and institutional segment of this industry generated approximately $20 billion in revenues in 1996. The Company estimates that approximately $15 billion of this amount represented landscape installation and maintenance and $5 billion represented tree services, including line clearing for utilities. Most of the more than 10,000 participants in this industry are small companies operating in a limited geographic area. During recent years, the industry has experienced significant growth due to the consolidation of the commercial real estate market, the trend towards outsourcing of landscape and tree services and a growing recognition of the economic and aesthetic benefits of landscaping. These industry data do not include revenues attributable to chemical lawn spraying because few landscape service firms provide this service.

     REAL ESTATE OWNERSHIP CONSOLIDATION. In recent years, ownership of commercial real estate throughout the United States has become increasingly consolidated. Real estate investment trusts ("REITs") and other national property owners are driving this consolidation by purchasing office buildings, multi-family residential complexes, shopping centers, hotels and resorts. These national property owners and management companies seek landscape and tree service firms with the capacity to service all of their properties in a particular region. The Company believes, therefore, that a national or multi-regional presence and greater scale will be a significant competitive advantage in the commercial and institutional landscape segment. The Company believes that a service provider with both landscape and tree services capabilities will have a competitive advantage as national property owners and managers seek to reduce the number of vendors with which they do business.

     INCREASED OUTSOURCING. Commercial property owners and managers are increasingly outsourcing their landscape and tree service needs to third party providers in order to focus on their core competencies, reduce costs and obtain higher-quality service. Landscape service contractors typically have greater purchasing power, higher labor efficiency and greater expertise than in-house service crews. In addition, by outsourcing these functions, commercial property owners and managers shift to outside vendors the recruiting and training burdens associated with these labor-intensive tasks. Governmental entities and institutions such as universities and hospitals are beginning to outsource their landscape and tree services needs. Most municipal and county governments own significant numbers of properties which require ongoing landscape and tree services. Examples include office buildings, schools, parks and golf courses.

     LINE CLEARING SERVICES. Electric and gas utilities, railroads, pipeline companies and governmental entities own extensive rights-of-way or road systems. Regular trimming of overhanging trees and clearing electric lines of limbs and branches damaged by storms is an important element in keeping these rights-of-way functioning. Management expects deregulation to increase competition in the utility sector, which should lead utilities to seek to lower their costs by outsourcing non-core functions. Consolidation among utilities or other right-of-way owners should lead to more multi-regional contracts for right-of-way maintenance. Due to the magnitude of most right-of-way and road systems (often in the thousands of miles), only line clearing companies with substantial capacity can meet the needs of right-of-way owners.

     LANDSCAPING TRENDS. Attractive landscaping enhances the value of a property and has a strong correlation to higher occupancy and rental rates in commercial and residential rental properties. To remain appealing, landscaping requires ongoing maintenance and proper irrigation. Landscaping also provides important environmental benefits. Plants and trees reduce noise levels, moderate temperatures of buildings and enhance work environments. Increasingly, local zoning regulations require minimum amounts of landscaping and open space in all new developments, and municipalities in drier climates are mandating improved water management techniques for landscaping of new properties. Fulfilling these mandates requires landscaping companies to have greater expertise in installing and maintaining sophisticated irrigation systems and in modern horticultural techniques, such as xeriscaping, which is the planting of native plants that do not require significant amounts of water for survival.

SERVICES PROVIDED

     The Company provides maintenance and installation services to the commercial and institutional market. Maintenance services include landscape maintenance and tree maintenance services. The Company's services are described below:

     LANDSCAPE MAINTENANCE. Landscape maintenance services accounted for approximately 35% of the Company's 1997 pro forma combined revenues. The Company's landscape maintenance services consist of general upkeep and minor upgrades of a property's grounds, including grass cutting, weeding, pruning, leaf removal, trimming and edging, mulching, grass reseeding, fertilizing, replacing dead plants and inspecting plants for insects and disease. Upgrade projects may include periodic replacement of annual plants to provide seasonally appropriate color and adding plants, lawn or ground cover to improve the property's appearance. The Company also provides irrigation system maintenance and repair. Irrigation systems are becoming more sophisticated and may have remote monitoring capability, which permits the Company to determine remotely whether the system is operating properly and expedite problem diagnosis and correction. The Company also applies dry fertilizers, herbicides and insecticides on lawns, trees and shrubs but generally does not spray these in liquid form on lawns. Maintenance services also include snow removal in colder climates. Most landscape maintenance services are provided under one or two year contracts, with fixed monthly fees to cover basic upkeep service and a schedule of additional fees for upgrade projects.

     TREE MAINTENANCE. Tree maintenance services accounted for approximately 40% of the Company's 1997 pro forma combined revenues. Most landscape maintenance companies do not provide tree service because it requires different skills and an investment in specialized equipment, although two of the Founding Companies provides both landscape and tree services to its commercial and institutional customers. The Company intends to provide both landscape and tree services in more markets. The Company's tree services can be broadly divided into two categories as described below:

          LINE CLEARING. Line clearing services consist primarily of trimming trees away from power lines, pipelines, roads and other rights-of-way. These services also include deploying crews on an emergency basis to remove tree branches obstructing power lines and vegetation management (primarily application of herbicides) to maintain access along a right-of-way. Line clearing contracts typically are awarded for three to five year terms through a bidding process and cover the entire right-of-way in a relatively large geographic area, such as one or more counties.

          COMMERCIAL TREE MAINTENANCE. Most trees require regular pruning to maintain health and appearance through improved air circulation, light penetration and the removal of dead or diseased branches. Pruning large trees requires the service provider either to climb the tree or use a bucket truck to reach the tree's upper limbs and a chipper to grind the debris. Some of the Founding Companies employ certified arborists skilled in trimming trees properly and diagnosing and treating diseases. Increasingly, commercial property owners are realizing the benefit of annual or multi-year contracts to provide regular inspection and maintenance of their trees.

     LANDSCAPE INSTALLATION. Landscape installation accounted for approximately 25% of the Company's 1997 pro forma combined revenues. The Company's landscape installation services include softscape, hardscape and irrigation systems at newly-constructed facilities or in connection with the renovation of any existing property. Softscape typically includes planting ornamental and shade trees, plants, shrubbery and grasses compatible with soil and climate conditions. Hardscape projects may include installing walkways, exterior lighting, patios, decks, fences and driveways, as well as fountains, waterfalls and ponds. In larger or more complex projects, the Company subcontracts hardscape work. Most modern landscaping designs require both drainage and irrigation systems to ensure that standing water does not occur after rain and that sufficient water is available to maintain the health of plants, grasses and trees. In drier regions or where water is a limited resource, the Company often uses xeriscaping. On larger installation projects, the landscape design is usually performed by an independent landscape architect hired by the property owner or the owner's architect. On smaller projects, the Company's in-house landscape architects may provide the design. The Company performs most installation projects under time and materials contracts and is paid on a staged basis as the work is performed.

STRATEGY

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive landscape and tree services to the commercial and institutional markets by implementing its operating strategy, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes that there are significant opportunities to increase its profitability. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INSTITUTIONAL MARKETS. The Company believes that the commercial and institutional markets are attractive because of (i) the potential for preferred relationships with national and regional property owners and managers, real estate developers, corporations, general contractors and landscape architects, (ii) the diverse types of properties served, such as office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels and resorts, (iii) the opportunity to generate recurring revenue through ongoing maintenance contracts, and (iv) the recognition by building owners and managers of the importance of landscaping in enhancing the value and marketability of their properties. The Company also believes that the commercial and institutional landscape services market is more attractive than the residential landscape services market because installation and maintenance projects are larger and industry participants are larger and more sophisticated.

          OPERATE ON DECENTRALIZED BASIS. The Company intends to manage the Founding Companies and subsequently acquired companies on a decentralized basis, with local management retaining responsibility for the day-to-day operations, profitability and internal growth of the business. Although the Company intends to maintain strong central operating and financial controls, its decentralized operating structure will allow it to capitalize on the considerable local and regional market knowledge and customer relationships possessed by local management. The Company's corporate management will have responsibility for corporate strategy and acquisitions, centralized vendor relationships to take advantage of volume discounts, banking arrangements, insurance, shareholder relations and employee benefit plans and also will provide support to local management in marketing, recruiting, training and risk management.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are significant opportunities to achieve operating efficiencies and cost savings through purchasing economies and the adoption of "best practices" operating programs. The Company intends to use its increased purchasing power to gain volume discounts in areas such as materials, equipment, spare parts and vehicle purchases, workers' compensation and other insurance coverage. The Company believes that it can purchase green goods at a discount by making opportunistic cash purchases. In 1997, the Company spent approximately $5.9 million on a combined basis on new equipment, vehicles and spare parts. In 1997, the Company's combined expense for workers' compensation, personal injury and property damage insurance was approximately $5.0 million. The Company believes that its operating efficiency also can be enhanced by implementing "best practices," such as expanding its branch network to increase route density and improve labor utilization.

          ATTRACT AND RETAIN QUALITY LABOR AND SUPERVISORY PERSONNEL. Most companies in the landscape and tree services industry experience high labor turnover and difficulty in attracting sufficient numbers of supervisory personnel. The Company believes that its substantial training programs and commitment to workplace safety provide a competitive advantage in attracting and retaining a qualified labor force. The Company believes it can better attract and retain supervisory and management level employees because it will offer (i) an enhanced career path from working for a multi-branch, public company, including the opportunity to gain increased responsibility at a branch office, (ii) the opportunity to realize a more stable income and (iii) improved health insurance, retirement, incentive compensation and other benefits.

     INTERNAL GROWTH. A principal component of the Company's strategy is to continue its internal growth. The key elements of the Company's internal growth strategy are:

          BUILD MARKET DENSITY. The Company intends to develop its branch network in each of the markets it serves. This will enable the Company to serve more commercial and institutional properties efficiently, improve labor utilization and attract employees who live near newly-established branches. The Company also intends to make tuck-in acquisitions of smaller companies to increase local route density and expand within markets served.

          ESTABLISH REGIONAL AND NATIONAL MARKET COVERAGE. The Company intends to provide comprehensive landscaping and tree services on a multi-regional and ultimately a national basis. This will enable the Company to capitalize on relationships with major regional and national property owners and managers, such as real estate developers and REITs, as well as corporations, utilities, universities and governmental entities. Many large property owners and managers would prefer to deal with fewer vendors for their landscape and tree service needs. The Company believes it can establish preferred provider relationships with these regional and national property owners and managers to serve all or a significant number of their properties. The Company believes it will be well positioned to obtain additional line clearing contracts as it extends its geographic coverage.

          BECOME SINGLE SOURCE PROVIDER. The Company intends to provide its customers with both landscape and tree services in order to become the single source for its customers' landscape maintenance requirements. The Company believes that becoming a single source provider will allow it to take advantage of the trend toward vendor consolidation in the commercial real estate market and the developing trend toward outsourcing by institutions and state and local governments. Since most of the Founding Companies have not historically provided both landscape and tree services, the Company believes it will have a significant opportunity to capture incremental revenue by marketing its full service capabilities to existing customers. Where necessary, the Company will also provide or subcontract for other exterior maintenance functions in order to become the single source provider for its customers' overall landscape requirements.

          DEVELOP ENHANCED SALES AND MARKETING PROGRAM. The Company intends to establish a national account sales and marketing program, which will emphasize the Company's full service capabilities. This program will target large regional and national property owners and managers as well as large corporations. The Company also intends to establish a regional and national sales and marketing program targeted toward customers beginning to outsource their landscape and tree service requirements, such as institutions and state and local governments that operate properties such as university campuses, hospitals, parks, municipal office buildings, schools and golf courses.

     ACQUISITIONS. The Company estimates that more than 1,000 companies, each with annual revenues in excess of $2 million, provide landscape installation or maintenance services to the commercial, institutional and municipal markets. Most of these companies are small, owner-operated businesses that operate in a limited geographic area. The Company believes that more than 100 companies, each with revenues in excess of $2 million, provide tree services, a number of which are regional or national companies with revenues in excess of $10 million, primarily in the line clearing market. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Founding Companies by acquiring one or more leading local or regional companies that provide landscaping and/or tree services. Acquisition targets will have the scale, customer base, expertise and management necessary to be a core business into which the Company can consolidate other acquisitions in that geographic area. Special emphasis will be placed on diversifying the Company's operations geographically to serve the needs of large regional and national property owners and managers and to minimize the effect of seasonality in the colder regions served by the Company. The Company will also consider acquiring companies that service high-end residential communities.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market and established management in that market, it will seek to acquire other well-established landscape and/or tree services businesses to expand its market penetration and client list. The Company will also pursue
     "tuck-in" acquisitions of smaller companies whose operations can be integrated into existing Company operations to leverage the existing infrastructure.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a national, comprehensive and professionally managed landscape and tree services provider that emphasizes the development of long-term customer relationships at the local, regional and national levels and uses sophisticated marketing programs; (ii) the Company's decentralized operating philosophy; (iii) the potential for owners of the acquired businesses to participate in the Company's planned growth while realizing liquidity; (iv) the Company's increased name recognition and its access to financial resources as a public company; and (v) the potential for increased profitability of the acquired company due to purchasing economies, the adoption of "best practices" and centralization of various administrative functions. To date, consolidation in the landscape and tree services industry has been limited. The Company believes that the few acquisitions that have been made have typically resulted in the elimination of the acquired company's separate identity. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business.

     Important criteria for choosing an acquisition candidate include: (i) the quality of its management and supervisory personnel, (ii) revenues, profitability and historical growth, (iii) the market area served and the candidate's reputation, (iv) the composition and size of the customer base, and
(v) the types of landscape and/or tree services provided. The principals of the Founding Companies have substantial experience in the industry, are active in industry trade associations and are personally acquainted with the owners of numerous acquisition targets. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company. The Company currently has no agreements to effect any acquisitions other than the acquisition of the Founding Companies.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the target and the ability of the target to complement the services offered by the Company. The Company is seeking a commitment for a credit line of least $50 million to be used for working capital and acquisitions. Following completion of this Offering, the Company intends to register up to 5,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions. The Company believes that it can structure some larger acquisitions as tax-free reorganizations by using its Common Stock as consideration, which will be attractive to those business owners with a low tax basis in their businesses.

OPERATIONS

     LANDSCAPE MAINTENANCE. The Company's maintenance contracts provide for regular visits to the property by a maintenance crew. These crews, which typically consist of two to six workers and a crew supervisor, may spend several hours to several days a week at a particular site, depending on its size, although most crews typically visit a site once a week. For some large properties, the Company provides one or more workers who work full time on-site. The Company's maintenance crews perform basic upkeep services as detailed in the maintenance contract, such as grass cutting, weeding, edging, mulching, raking, pruning and checking irrigation systems. In addition to the basic services outlined in the contract, maintenance crews also undertake various upgrade projects on a separately charged basis, such as planting annual flowers, ornamental trees and shrubs and adding ground cover. Some of the Founding Companies have specially trained maintenance technicians responsible for maintaining and repairing irrigation systems. In regions with cold winters, the Company provides ice and snow removal during winter months. The Company performs other exterior maintenance tasks for the convenience of customers, such as parking lot sweeping. Equipment involved in landscape maintenance includes lawn mowers, small power equipment such as edgers, trimmers and leaf blowers, as well as hand-held tools and pick-up trucks and trailers to transport crews and equipment.

     New maintenance contracts often result from existing relationships with customers who own or manage multiple properties, as well as the Company's marketing efforts. Once the Company completes a landscape installation project, it is often selected to perform regular, ongoing maintenance of the site. The Company performs substantially all maintenance work under contracts. The Company's current maintenance contracts range from $300 to $30,000 per month for basic upkeep service and usually have initial terms of one or two years, with automatic month-to-month extensions thereafter. Most contracts specify additional fees for upgrade projects such as periodic replacement of annual flowers.

     LANDSCAPE INSTALLATION. Installation crews generally range from two to 15 people. A supervisor manages the project in the field and coordinates the work of any subcontractors. In installing softscape portions of a landscape project, the Company's work crew performs fine grading and flower and plant bed preparation, followed by plantings specified by the design. In most instances, the Company subcontracts the sodding work. The Company's work crew may also install the hardscape portion of a landscape project such as walkways, decks, patios, exterior lighting, fences and driveways. On larger or more complicated projects, the Company may subcontract the hardscape work. The Company typically deploys separate crews for irrigation system installation. Equipment used in installation projects includes small front end loaders, graders, augers and trenching machines to install irrigation system piping. Equipment and plant materials are transported to the site by trailer.

     A significant portion of the Company's installation business results from existing relationships with real estate developers, general contractors and independent landscape architects. Most contracts resulting from these relationships are time and materials contracts, with a dollar limit. The Company also obtains installation contracts in response to invitations to bid issued to a select number of landscape contractors chosen because of their reputation, resources and expertise. Most contracts resulting from bids are fixed price contracts, and final design, terms, price and timing of the project may be negotiated prior to awarding the contract.

     On larger projects, the landscape design work is usually performed by an independent landscape architect hired by the property owner or the owner's architect. On smaller projects, the Company can provide in-house design capability, including registered landscape architects. The Company uses CAD software to assist in preparing design drawings and computer software to estimate the amount of time, labor, materials and equipment needed to complete a project and its cost to enable it to price potential projects, whether negotiated or bid upon.

     TREE SERVICE.

     LINE CLEARING. The Company conducts its line clearing operations through Trees, one of the Founding Companies. Trees employs approximately 450 work crews, ranging from two to five people per crew and organizes workers into bucket crews or climbing crews. Bucket crews work with specialized trucks equipped with mounted, hydraulic aerial lifts for tree trimming. Climbing crews are utilized in less accessible areas where the use of aerial lifts is not practical. In these cases, crew members use special climbing gear to manually climb the trees. Trees has approximately 710 trucks, approximately half of which are equipped with aerial lifts and half pull chippers which shred wood debris. Crew members use a variety of equipment, including chainsaws, trimming tools and safety gear, and may also utilize hydraulic power saws and pruners, cable and bracing equipment. In its vegetation management activities, the Company employs a variety of specialized mowing, trimming and herbicide spraying equipment to control vegetation along rights-of-way.

     Line clearing services comprised approximately 40% of the Company's 1997 pro forma combined revenues. The Company currently has contracts with 16 public utilities in 12 states, under which the Company keeps power lines free of obstructions from overhanging trees, vegetation and limbs and branches damaged by storms. The Company usually completes service of the utility customer's entire system in two to four years, at which time the trees and other vegetation must again be cut back to keep the power lines clear. Work is planned for the entire system based on power outage reports (known as "reliability reports"), previous trimming history and field surveys. With the aid of circuit maps, the Company prepares work schedules which designate the areas to be serviced, routes to be used and the number and size of the work crews.

     Line clearing contracts, which typically have terms of three to five years, are awarded through a bidding process by which the customer solicits bids from a limited number of pre-qualified companies. To pre-qualify for a bid list, the Company must meet criteria established by the customer, such as having appropriate machinery and equipment, satisfactory insurance coverage and acceptable safety procedures. Once the customer has established its bid list, it awards contracts primarily on the basis of price, but productivity and reputation are also important factors.

     COMMERCIAL TREE SERVICE. The Company provides periodic pruning of trees, typically annually, and field evaluations by the Company's tree specialists for commercial and institutional customers. Based on these inspections, the Company recommends, to the extent necessary, deadwood removal, deep root fertilization, pruning to improve air circulation and light penetration and disease treatments. Much of this work results from service calls from customers not under contract, typically as a result of storm damage or disease. The Company intends to offer regularly scheduled tree care as part of its standard maintenance contract.

CUSTOMERS

     The Company has a diverse customer base, with more than 2,500 customers, none of whom accounted for more than 10% of 1997 combined revenues. The Company performs landscape maintenance and installation services for a number of leading regional and national property owners and managers, including Trammell Crow, Marriott, Summit Properties, Equity Residential Properties Trust, Camden Property Trust, Bay Apartment Communities, Gables Residential Trust, CB Commercial and Insignia Financial Group. The Company also performs landscape maintenance and installation services at various companies' properties, including Exxon, Holiday Inn, Wells Fargo and First Union. Trees has line clearing contracts with several large utilities, including PacifiCorp, Houston Lighting & Power and Texas Utilities, which together accounted for 54% of Trees' total revenues in 1997. Management at the Founding Companies has developed and maintained relationships with key customers by emphasizing customer satisfaction and high quality service.

SALES AND MARKETING

     The Company's principal marketing strategy is to continue its emphasis on developing and maintaining relationships with the senior management of large national and regional property owners and managers, as well as large corporations. The Company will seek to become a preferred vendor to these property owners and managers and corporate customers. To facilitate this strategy, the Company intends to hire experienced sales and marketing personnel for the Company's national account sales and marketing program. The Company will also attend national and regional conventions, including those sponsored by trade associations such as the Building Owners and Managers Association
("BOMA") and the Institute of Real Estate Managers ("IREM"). Members of these associations include large and small property owners and managers. The Company also intends to advertise in selected trade journals to increase the Company's name recognition with potential customers.

     The Company will also focus on establishing and maintaining relationships with utilities in order to be named to their pre-qualified bidder lists. Trees has established relationships with a number of major utility companies, and the Company intends to build upon those relationships. To pre-qualify for bid lists, the Company's large account managers will market the Company's capacity to serve the utility customer's line clearing and vegetation management needs as well as its reputation for quality service.

     The Company also intends to capitalize on the developing trend toward outsourcing by institutions and state and local governments by marketing its services to these entities. The Company intends to extend the current marketing efforts of the Founding Companies to these potential customers through the involvement of senior management and, in the future, experienced sales people focused on this effort.

SOURCES OF SUPPLY

     The Company purchases its green goods primarily from local or regional wholesale nurseries on an as-needed basis. From time to time, however, the Company will purchase green goods in advance of its anticipated needs when it can take advantage of favorable pricing by paying in cash, often at the end of the nurseries' season when inventories are being liquidated. In most instances, alternative sources of supply for the green goods used by the Company exist, although there are occasional shortages of plants in a particular region. In this event, the Company has been able to substitute similar plants acceptable to the customer. Arteka maintains its own tree nursery for use primarily in its own operations. The Company also believes that, as it builds regional density, it will be able to purchase green goods in sufficient quantities to permit it to realize purchasing economies through discounts from suppliers.

     The equipment used by the Company in its landscape maintenance business primarily consists of pick-up trucks, walk-behind and riding mowers, as well as hand-held equipment such as edgers, weed trimmers and blowers. The equipment used in the Company's installation business includes a variety of hand-held equipment, as well as stake-bed and pick-up trucks, front end loaders, graders, augers, trenching machines and small tractors. The major components of irrigation systems installed by the Company include sprinkler heads, clocks, valves, control systems and PVC pipe. For its tree services business, the Company purchases small and large trucks, including bucket trucks, as well as chippers and chainsaws. Most of the equipment and vehicles used by the Company are generally available from a number of manufacturers. The Company expects to establish relationships with a number of manufacturers and to take advantage of volume discounts and manufacturers' fleet purchase programs. The Company believes that it is not materially dependent on any one of its suppliers and that its relationships with its suppliers are good.

EMPLOYEES

     As of December 31, 1997, the Company employed approximately 2,400 persons. Of this number, 190 were sales, administrative and management personnel and the remainder were hourly and salaried site workers and supervisory personnel. Approximately 200 of Trees' employees are covered by collective bargaining agreements, and one other Founding Company contracts with union labor for certain installation projects. The Company experiences high turnover rates among its hourly workers, a significant portion of which are immigrants, and intense competition for qualified supervisory personnel. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees is satisfactory.

RECRUITING, TRAINING AND SAFETY

     The Company recruits its supervisory and mid-level management personnel either from within the industry or from local colleges and technical schools, where it targets students in horticultural or landscape management programs. Recruiting is also conducted by means of advertisements locally and in trade magazines. The Company provides its existing hourly employees with opportunities for internal advancement by promoting capable site workers to positions of increasing supervisory responsibility, such as job foreman, workcrew supervisor or branch manager. The Company recruits its seasonal labor force through word-of-mouth, as well as through employment agencies and local help wanted advertisements.

     The Company is committed to continuing the Founding Companies' focus and emphasis on continual training and safety in the workplace. To ensure quality service and workplace safety, the Company has established training programs for its employees at all levels of its operations, including orientation programs for new employees, on-the-job training, employee bonuses and incentive programs for exceptional safety records and periodic training and safety seminars. For example, Trees maintains a certification program in aerial tree cutting, which generally takes employees three to six months to complete. Several of the Founding Companies also provide training programs in chemical application. The Company intends to implement a "best practices" safety program throughout its operations to ensure that employees comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations.

FACILITIES; VEHICLES AND MAINTENANCE

     In addition to the Founding Companies corporate offices, the Company operates 24 branch offices. Branch offices are typically located on approximately one or two acres and are comprised of a small office for administrative personnel, shop space for servicing equipment and an area for parking Company vehicles and larger equipment. The Company also maintains auxillary facilities for vehicle maintenance and storage of materials and equipment. Some of the facilities operated by the Company are leased from related parties. See "Certain Transactions -- Leases of Real Property by Founding Companies." The Company believes that its facilities are adequate for its current needs.

     As of December 31, 1997, the Company operated a fleet of approximately 1,300 vehicles, ranging from pick-up and stake-bed trucks to bucket trucks and dump trucks. It believes that these vehicles generally are well-maintained and adequate for the Company's current operations. The Company performs regular maintenance of its own vehicles. The Company believes that it should be able to purchase vehicles at lower prices due to its increased purchasing volume.

     After the consummation of this Offering, the Company will lease its principal executive and administrative offices in Houston, Texas and is currently in the process of obtaining permanent office space for this purpose.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are injured workers' compensation, third-party property damage and bodily injury. Upon completion of the Offering, the Company intends to obtain and maintain liability insurance for workers' compensation, third-party property damage and bodily injury coverage which it considers sufficient to insure against these risks, subject to self-insured amounts. The Founding Companies currently maintain workers' compensation insurance, with deductibles in states where allowed, up to $350,000 per claim. The Founding Companies also operate large numbers of vehicles on public roads and, therefore, are subject to claims for personnal injury or property damage. The Founding Companies also maintain liability insurance for bodily injury and property damage with deductibles up to $350,000 per claim. The Company is considering reducing the deductible limits on its workers' compensation and liability coverage.

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation, nor is the Company aware of any threatened litigation, that it believes is likely to have a material adverse effect on its financial condition or results of operations.

     The Company generally offers one-year warranties on the landscape installation work it performs, which includes warranties on the green goods that it provides to customers. The Company has established reserves for warranty claims which it considers adequate. Historically, warranty claims have been insignificant, and the Company does not expect warranty claims will have a material effect on its future business, results of operations or financial condition.

COMPETITION

     The landscape and tree services industry is highly competitive. The Company believes that the principal competitive factors in the commercial and institutional segment are (i) customer relationships; (ii) price; (iii) quality, timeliness and reliability of services provided; and (iv) geographic scope of operations.

     Most of the Company's landscape services competitors are small, owner-operated companies operating in a limited geographic area. However, there are a few large, private landscape service companies which operate in multiple markets and have periodically acquired some small landscape companies. TruGreen-ChemLawn, a division of ServiceMaster, recently acquired several commercial landscape services companies, although it continues to focus primarily on residential lawn spraying.

     Competition in the line clearing market is characterized by a small number of large companies, led by Asplundh. The Company believes Asplundh's share of the line clearing market is significant. The Company believes that the services currently offered by Trees are competitive with those of Asplundh although more restricted geographically. Utility customers are increasingly seeking to shorten the number of vendors with whom they do business, and the Company believes that its status as a publicly-traded company will provide a competitive advantage.

     The commercial tree services market is characterized by a large group of small competitors, most of which are owner-operated businesses operating in limited geographic areas and a few larger companies that operate in one or more regions. The Company believes that its ability to offer tree services as part of its maintenance contracts will provide a competitive advantage.

     Some of the Company's private and public competitors and potential competitors have greater name recognition and greater financial resources than the Company with which to finance acquisition and development opportunities. The Company cannot predict whether other large companies will enter the landscape and tree services industry.

REGULATION AND ENVIRONMENTAL MATTERS

     The Company is subject to various federal, state and local laws and regulations relating to the employment of immigrants, workplace health and safety in the landscape and tree services industry, the application of fertilizers, herbicides, pesticides and other chemicals, noise and air pollution from power equipment and local zoning regulations improved water management techniques. Immigration laws require the Company to confirm the legal status of its immigrant labor force. The INS periodically conducts random inspections of the Company's compliance with U.S. immigration laws. The Occupational Safety and Health Administration ("OSHA") requires companies that offer line clearance services to provide their workers with a comprehensive program of electrical hazard recognition training. OSHA mandates that all workers not come within ten feet of an electrical conductor unless they are trained to recognize electrical hazards. Each state also has its own electrical hazard recognition training and certification regulations. In addition, California regulates the distance trees and other vegetation must be cut back from power lines, currently requiring a minimum distance of 18 inches between plant growth and electrical conductors. Many states require licensing for the commercial application of chemical sprays, a service which the Company performs primarily in connection with its line clearing operations. Such licenses are usually conditioned upon a showing of technical competence and adequate bonding and insurance. The United States Department of Agriculture ("USDA") also regulates the storage and use of pesticides and fertilizers. The Federal Insecticide, Fungicide and Rodenticide Act and the Environmental Pesticide Control Act of 1972 also apply to the use of certain pesticides, herbicides and other chemicals. Pursuant to its authority under the 1990 Clean Air Act, the Environmental Protection Agency ("EPA") has recently implemented regulations that limit the use of some types of gasoline powered engines that emit high levels of hydrocarbons and other airborne pollutants, such as those found in many lawnmowers. Across the country, a number of local governments have also passed noise pollution ordinances that prohibit or otherwise restrict the use of leaf blowers. In addition, several states in which the Company operates require the Company to have a landscape contractor's license. Drivers of larger trucks are required by the U.S. Department of Transportation or state regulations to have commercial drivers' licenses. To the extent the Company stores its own supply of fuel for its equipment and fleet of vehicles, it is subject to federal and state laws that regulate bulk fuel storage tanks. The Company's management believes that the Company has all required licenses to conduct its operations and its in substantial compliance with applicable regulatory requirements. The Company's operations are also affected by local zoning regulations, which increasingly require minimum amounts of landscaping in new developments, and in drier climates, improved water management techniques. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company's failure to comply with these laws and regulations could subject it to substantial fines and the loss of its licenses.

     Prior to the consummation of the Mergers, the Company will have completed evaluations of the properties owned or leased by the Founding Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors, executive officers and key employees.

                NAME                     AGE                             POSITION
-------------------------------------   -----  ------------------------------------------------------------
William F. Murdy.....................      56  Chairman of the Board, Chief Executive Officer
                                                 and President
Peter C. Forbes......................      52  Senior Vice President, Chief Financial Officer and Director
Harold D. Cranston...................      50  Senior Vice President, Chief Operating Officer
                                                 and Director*+
William L. Fiedler...................      39  Senior Vice President, General Counsel and Secretary
Kenneth V. Garcia....................      28  Senior Vice President and Chief Development Officer+
Steven G. Ives.......................      35  Vice President and Controller
Linda T. Benge.......................      48  President of Trees, Director*
Roger S. Braswell....................      46  Vice President of Southern Tree, Director of Corporate
                                                 Development, Director*
Bruce A. Church......................      37  President of Church, Director*
David K. Luse........................      42  Chief Executive Officer of Arteka, Director of Corporate
                                                 Development, Director*
Mark S. Yahn.........................      41  President of Ground Control, Director*
Jeff A. Meyer........................      37  President of Desert Care, Director*
Ronald L. Stanfa.....................      50  Director
Fred M. Ferreira.....................      56  Director*
Clark A. Johnson.....................      66  Director*
Patrick J. Norton....................      47  Director*
N. David Blakeley....................      40  President of Southern Tree
Stewart K. Hanson....................      43  President of Arteka
James R. Marcus......................      53  Chairman of Four Seasons, Director of Corporate Development

------------
 * Election as a director of the Company effective as of the consummation of this Offering.

 + Election as an officer effective as of the consummation of this Offering.

     William F. Murdy has served as President, Chief Executive Officer and Chairman of the Board of the Company since January 1998. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment and Development Company, a privately-held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly-traded company involved primarily in petroleum refining and marketing. From 1964 to 1974, Mr. Murdy served in the United States Army, achieving the rank of Major. Mr. Murdy holds an M.B.A. from Harvard University and a B.S. from the United States Military Academy.

     Peter C. Forbes has served as Chief Financial Officer and a director of the Company since March 1998. From July 1996 to March 1998, Mr. Forbes was President and Chief Executive Officer of SOCO Offshore, Inc. ("SOCO"), the Gulf coast subsidiary of Snyder Oil Corporation, a publicly-traded oil and gas exploration company, and from July 1995 to July 1996 was Executive Vice President of SOCO. From 1994 to 1995, he was President and Chief Executive Officer of SD Resources, Inc., the general partner of Sand Dollar Resources L.P., a limited partnership with Enron Gas Services Corp., a subsidiary of Enron Corp. From 1992 to 1993, Mr. Forbes was Vice President in charge of the oil and gas property acquisition unit of

Enron Gas Services Corp. Mr. Forbes is a member of the Institute of Chartered Accountants of Scotland and holds a B.A. from Edinburgh University, Scotland.

     Harold D. Cranston will become Senior Vice President, Chief Operating Officer and a director of the Company upon consummation of this Offering. Mr. Cranston has been President of Four Seasons and a shareholder of that company since 1987. Prior to that, he was Vice President and General Manager of the Consumer Products Business Division of Crown Zellerbach, a forest products company. Mr. Cranston holds an M.B.A. and B.S. from Stanford University.

     William L. Fiedler has served as Senior Vice President, General Counsel and Secretary of the Company since November 1997. From February 1994 through October 1997, Mr. Fiedler was Vice President, General Counsel and Secretary of Allwaste, Inc., a publicly-traded industrial services company ("Allwaste"), and from February 1990 to January 1994, was Senior Counsel of Allwaste. Prior to that, Mr. Fiedler held the position of Chief Legal and Compliance Officer of Sentra Securities Corporation, an NASD registered broker-dealer. Mr. Fiedler holds a J.D. and B.B.A. from the University of San Diego.

     Kenneth V. Garcia will become Senior Vice President and Chief Development Officer of the Company upon consummation of this Offering. In June 1997, Mr. Garcia became a Vice President of Notre and has been involved in planning and structuring the Company since its inception. Prior to that, Mr. Garcia was an attorney at Bracewell & Patterson, L.L.P., where he focused primarily on the consolidation of highly-fragmented industries. Mr. Garcia holds a J.D. from the University of Texas School of Law and a B.S. from Cornell University.

     Steven G. Ives has served as Vice President and Controller of the Company since January 1998. From January 1997 through its sale in October 1997, Mr. Ives was Vice President, Finance for Convest Energy Corporation, an independent oil and gas exploration company ("Convest"), and Vice President, Controller and Chief Accounting Officer for Edisto Resources Corporation, the majority owner of Convest. From June 1996 to January 1997, Mr. Ives was Vice President of EnCap Investments L.C., a Houston-based investment banking firm. From June 1990 to May 1996, Mr. Ives served in various accounting capacities with Convest, including Assistant Controller. Mr. Ives is a C.P.A. and holds a B.B.A. from Southwest Texas State.

     Linda T. Benge will become a director of the Company upon consummation of this Offering. She has been employed by Trees since 1981, has served as its President and Chief Executive Officer since 1989 and will continue in that capacity after consummation of this Offering.

     Roger S. Braswell will become a director of the Company upon consummation of this Offering. Mr. Braswell founded Southern Tree in 1977. He has served as President of Southern Tree since that time and will serve as a Director of Corporate Development of the Company and Vice President of Southern Tree after consummation of this Offering. Mr. Braswell previously served as President of the North Carolina Landscape Contractors Association and currently serves on the Board of the Green Industry Exposition.

     Bruce A. Church will become a director of the Company upon consummation of this Offering. He has been employed by Church since 1977, has served as its President since 1987 and will continue in that capacity after consummation of this Offering. Mr. Church is a past member of the Board of Directors of the Associated Landscape Contractors of America ("ALCA").

     David K. Luse will become a director of the Company upon consummation of this Offering. Mr. Luse founded Arteka in 1974, has served as Chief Executive Officer of Arteka since that time and will continue in that capacity, as well as serve as a Director of Corporate Development of the Company after consummation of this Offering. Mr. Luse currently serves on the Board of Directors of ALCA and as the Chair of the Exterior Landscape Council of ALCA and serves on the Board of the Green Industry Exposition.

     Jeff A. Meyer will become a director of the Company upon consummation of this Offering. Mr. Meyer founded Desert Care in 1992. He has served as President and Chief Executive Officer of Desert Care since 1992 and will continue in that capacity after consummation of this Offering.

     Mark S. Yahn will become a director of the Company upon consummation of this Offering. He founded Ground Control in 1978, has served as Chief Executive Officer of Ground Control since 1978 and will continue in that capacity after consummation of this Offering.

     Ronald L. Stanfa has been a director of the Company since February 1998, serving as the director elected by the holders of the Restricted Common Stock. Mr. Stanfa has served as a Managing Director of Notre since July 1995. From June 1993 to July 1995, Mr. Stanfa was an independent business consultant. Mr. Stanfa was a founder and served as a director of Allwaste from 1986 through 1995. From October 1988 to June 1993, Mr. Stanfa was Vice President -- Corporate Development of Allwaste.

     Fred M. Ferreira will become a director of the Company upon consummation of this Offering. Since January 1997, Mr. Ferreira has served as Chairman of the Board, Chief Executive Officer and President of Comfort Systems USA, Inc., a publicly-traded company that is a consolidator of commercial HVAC companies. From 1995 through 1996, Mr. Ferreira was a private investor. He served as Chief Operating Officer and a director of Allwaste, from 1994 to 1995, and was President of Allwaste Environmental Services, Inc., the largest division of Allwaste, from 1991 to 1994.

     Clark A. Johnson will become a director of the Company upon consummation of this Offering. Since 1988, Mr. Johnson has served as Chairman of the Board and Chief Executive Officer of Pier 1 Imports, Inc. ("Pier 1") and a member of the Executive Committee of the Board of Pier 1. He has been a director of Pier 1 since 1983. Mr. Johnson is also a director of Albertson's, Inc., InterTAN, Inc., Metro Media International Group, Anacomp, Inc. and Heritage Media Corporation.

     Patrick J. Norton will become a director of the Company upon consummation of this Offering. Mr. Norton served as President and Chief Executive Officer of Barefoot, Inc. ("Barefoot"), a publicly-traded company, until it merged with ServiceMaster Co. in February 1997. At the time of the merger, Barefoot was the second largest lawn care service company in the United States. Mr. Norton was a senior officer of Barefoot beginning in 1979, becoming President and Chief Executive Officer in 1983. From 1972 to 1979, he served as an accountant with Arthur Andersen LLP in Cleveland, Ohio.

     N. David Blakeley has been employed by Southern Tree since 1984, has served as Chief Operating Officer since 1989 and will serve as President of Southern Tree upon consummation of this Offering.

     Stewart K. Hanson has been employed by Arteka since 1973, serving as Vice President from 1984 to 1995, President since 1995 and will continue in that capacity upon consummation of this Offering.

     James R. Marcus founded Four Seasons in 1973. He has served as Chairman since its inception and will continue in that capacity and as a Director of Corporate Development of the Company upon consummation of this Offering.

     Effective upon consummation of this Offering, the Board of Directors will be divided into three classes of four, four and five directors, respectively, with directors serving staggered three-year terms, expiring at the annual meetings of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Stanfa is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. Effective upon consummation of this Offering, the members of the Audit Committee will be Messrs. Norton, Stanfa and Ferreira, and the members of the Compensation Committee will be Messrs. Ferreira, Johnson and Stanfa. The members of the Executive Committee, the Acquisition Committee and the Nominating Committee will be selected following the consummation of this Offering. The Executive Committee will include at least one outside director, and the Nominating Committee will include three members, two of whom will be directors from the Founding Companies.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1998 Non-Employee Directors' Stock Plan, each non-employee director will automatically be granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See "-- 1998 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION, EMPLOYMENT AGREEMENTS, COVENANTS NOT-TO-COMPETE

     The Company was incorporated in 1997, has conducted no operations, other than those associated with this Offering, has generated no revenue to date and will not pay any of its executive officers any compensation prior to the consummation of this Offering. The Company anticipates that during 1998 its five most highly compensated executive officers (other than those employed by a Founding Company) will be Messrs. Murdy, Forbes, Cranston, Fiedler and Garcia.

     Each of Messrs. Murdy, Forbes, Cranston, Fiedler and Garcia will enter into an employment agreement with the Company upon consummation of this Offering providing for an annual base salary of $150,000. Each employment agreement will be for a term of three years (the "Initial Term"), and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will provide that, in the event of termination of employment by the Company without cause during the Initial Term, the employee will be entitled to receive from the Company an amount equal to his then-current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Company without cause subsequent to the Initial Term, the employee will be entitled to receive from the Company an amount equal to his then-current salary for one year. In either case, payment is due in a lump sum on the effective date of termination. In the event of a change in control of the Company (as defined), if the employee is not given notice at least five business days prior to such change in control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing to assume and perform the Company's obligations under the employment agreement, then the employee may elect to terminate his employment and receive in a lump sum the amount equal to three times his annual base salary then in effect. The noncompetition provisions of the employment agreement would apply for one year from the effective date of termination without such notice. For a defined period following an event constituting change in control, the employee may elect to terminate his employment for Good Reason (as defined) and receive in a lump sum the amount equal to three times his annual base salary then in effect. In such event, the noncompetition provisions of the employment agreement would apply for one year from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Company without cause for a period of one year immediately following termination of employment.

     Each of Messrs. Church, Meyer, Yahn and Ms. Benge will enter into an employment agreement with his or her Founding Company upon consummation of this Offering providing for an annual base salary of $150,000. Each employment agreement will be for a term of five years, and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will provide that, in the event of termination of employment by the Founding Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his or her then-current salary for the remainder of the Initial Term or for one year, whichever is greater.

In the event of termination of employment by the Founding Company without cause subsequent to the Initial Term, the employee will be entitled to receive from the Founding Company an amount equal to his or her then-current salary for one year. In either case, payment is due in a lump sum on the effective date of termination. In the event of a change in control of the Company (as defined) during the Initial Term, if the employee is not given notice at least five business days prior to such change in control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing to assume and perform the Founding Company's obligations under the employment agreement, then the employee may elect to terminate his or her employment and receive in a lump sum the amount equal to three times his or her annual base salary then in effect. The noncompetition provisions of the employment agreement would apply for one year from the effective date of termination without such notice. For a defined period following an event constituting a change in control, the employee may elect to terminate his or her employment for Good Reason (as defined) and receive in a lump sum the amount equal to three times his or her annual base salary then in effect. In such event, the noncompetition provisions of the employment agreement would apply for one year from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Founding Company without cause or by the employee for Good Reason for a period of one year immediately following termination of employment.

     At least one principal executive officer of each of the other Founding Companies will enter into an employment agreement with his or her respective Founding Company containing substantially the same provisions, including a covenant not to compete, as those for Messrs. Church, Meyer, Yahn and Ms. Benge.

1998 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, exercised by or held by any executive officer in 1997. In February 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,000,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     Effective February 15, 1998, NQSOs to purchase 100,000 shares of Common Stock at a price of $6.00 per share were granted to Mr. Cranston. At the closing of this Offering, NQSOs to purchase a total of 570,000 shares of Common Stock will be granted as follows: 200,000 shares to Mr. Murdy, 100,000 shares to Mr. Forbes, 100,000 shares to Mr. Fiedler, 100,000 shares to Mr. Garcia, 50,000 shares to Mr. Ives and 20,000 shares to other employees. In addition, at the consummation of this Offering, options to purchase 767,819 shares will be granted to certain employees of the Founding Companies. Each of the options granted at the closing of the Offering will have an exercise price equal to the initial public offering price per share. All of the foregoing options will vest at the rate of 20% per year, commencing on the first anniversary of this Offering, and will expire at the earlier of ten years from the date of grant or 90 days following termination of employment.

1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in February 1998, provides for (i) the automatic grant to each non-employee director serving at the consummation of this Offering of an option to purchase 10,000 shares, (ii) the automatic grant to each other non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, LandCARE issued to Notre a total of 1,574,158 shares (as adjusted for a 78.7079-to-one stock dividend) of Common Stock for an aggregate cash consideration of $16,279. Mr. Stanfa is a Managing Director of Notre and a director of the Company. In March 1998, Notre exchanged 1,309,908 shares of Common Stock for 1,309,908 shares of Restricted Common Stock. See "Description of Capital Stock." Notre has agreed to advance whatever funds are necessary to effect the Mergers and this Offering, all of which will be on a non-interest-bearing basis. As of December 31, 1997, Notre had incurred expenses on behalf of the Company in the aggregate amount of $0.2 million. All of Notre's advances will be repaid from the net proceeds of this Offering.

     From November 1997 through March 1998, the Company issued a total of 670,000 shares of Common Stock (as adjusted for a 78.7079-to-one stock dividend) at $.01 per share to various members of management, as follows: Mr.
Murdy -- 275,000 shares, Mr. Forbes -- 100,000 shares, Mr. Fiedler -- 110,000 shares, Mr. Garcia -- 110,000 shares, Mr. Ives -- 55,000 shares and 20,000 shares to other members of management. The Company also issued 315,240 shares of Common Stock at $.01 per share to consultants to the Company, including a total of 30,000 shares of Common Stock to persons who will become directors of the Company upon consummation of this Offering. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of this Offering, to Mr. Stanfa, a director of the Company, and to Messrs. Ferreira, Johnson and Norton who will become directors of the Company upon the consummation of this Offering.

     Simultaneously with consummation of this Offering, LandCARE will acquire by merger all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company will become a wholly-owned subsidiary of the Company. The aggregate consideration to be paid by LandCARE in the Mergers consists of $27.2 million in cash and 5,162,645 shares of Common Stock. In addition, prior to the Mergers, certain of the Founding Companies will make the S Corporation Distributions of $1.4 million and distribute certain real estate and Other Assets having a net book value of $0.7 million.

     The consummation of each Merger is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Mergers of the representations and warranties of the Founding Companies and the principal stockholders thereof and of LandCARE, the performance by each of them of all covenants included in the agreements relating to the Mergers and the absence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation. If any of the Mergers is terminated for any reason, the Company does not intend to consummate this Offering on the terms described herein.

     The following table sets forth the consideration to be paid by LandCARE for each of the Founding Companies. These amounts do not include the S Corporation Distribution or the distribution of other non-operating assets. (Dollars in thousands.)

                                                       SHARES OF
COMPANY                                  CASH        COMMON STOCK
-------------------------------------  ---------     -------------
Trees................................  $  11,036        1,863,137
Four Seasons.........................      4,952          742,581
Southern Tree........................      1,399          482,863
Church Landscape.....................      2,941          725,451
Ground Control.......................      2,640          360,000
Arteka...............................      2,625          646,684
Desert Care..........................      1,618          341,929
                                       ---------     -------------
          Total......................  $  27,211        5,162,645
                                       =========     =============

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of 5% or more of the outstanding shares of the Company, together with trusts for which they act as trustees, will receive cash and shares of Common Stock of the Company as follows. These amounts do not include any S Corporation Distribution or distributions of other non-operating assets. (Dollars in thousands.)

                                                       SHARES OF
NAME                                     CASH        COMMON STOCK
-------------------------------------  ---------     -------------
Linda T. Benge.......................  $   2,628         716,591
Harold D. Cranston...................        632         221,242
Roger S. Braswell(1).................      1,114         405,081
Bruce A. Church......................      1,013         419,363
Mark S. Yahn.........................      2,640         360,000
David K. Luse........................      2,625         600,092
Jeff A. Meyer........................      1,037         228,446
                                       ---------     -------------
          Total......................  $  11,689       2,950,815
                                       =========     =============
------------
(1) Consideration being paid to Southern Shade Tree, Inc., the holding company of Southern Tree, of which Mr. Braswell is an 80% owner.

     Pursuant to the agreements to be entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of this Offering.

     Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or by entities controlled by their stockholders. At December 31, 1997, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $2.8 million. The Company intends to use the net proceeds of the Offering to repay this indebtedness.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Following the Mergers, Arteka will lease the following facilities from David K. Luse, who will become a Director of Corporate Development and a director of the Company upon consummation of the Offering: (i) 15195 Martin Drive, Eden Prairie, Minnesota; (ii) 1160 Engler Boulevard, Chaska, Minnesota;
(iii) 230 Highway 65 North, River Falls, Wisconsin; and (iv) Lot A, Edenvale Industrial Park, 8th Addition, Eden Prairie, Minnesota. The leases provide for annual rents of $38,604, $6,000, $24,000 and $15,600, respectively. The rent will be adjusted each year in accordance with the Consumer Price Index
("CPI"), not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of five years, with three, five year renewal options. Arteka will pay for all utilities, taxes and insurance on each leased property. Arteka will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases do not exceed fair market value.

     Following the Mergers, Church will lease (i) its facility at 951 North Ridge Avenue, Lombard, Illinois from a trust of which Bruce A. Church, who will become a director of the Company upon consummation of the Offering, is a beneficiary; and (ii) its facility at 17950 West Route 173, Wadsworth, Illinois from The Hunt Club, L.P., a partnership of which Mr. Church is a limited partner. The leases provide for annual rents of $105,060 and $75,636, respectively. The rent for each lease will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of five years, with three, five year renewal options. Church will pay for all utilities, taxes and insurance on each leased property. Church will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases do not exceed fair market value.

     Following the Mergers, Desert Care will lease its facilities at 6143 South 32nd Street, Phoenix, Arizona and 4237 East Forest Pleasant Place, Phoenix, Arizona from Sonoram Heights Nurseries, L.C., a limited liability company of which Jeff A. Meyer, who will become a director of the Company upon consummation of the Offering, is a member. The leases provide for annual rents of $54,000 and $36,000, respectively. The rent for each lease will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of five years, with three, five year renewal options. Desert Care will pay for all utilities, taxes and insurance on each leased property. Desert Care will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases do not exceed fair market value.

     Following the Mergers, Four Seasons will lease (i) its facilities at 270 Sunol Street, San Jose, California, 4095 Deeble Street, Sacramento, California and 23144 Clawiter Road, Hayward, California from James R. Marcus, who will become a Director of Corporate Development of the Company upon consummation of the Offering; (ii) its facility at 4991 Pacheco Boulevard, Martinez, California from Harold D. Cranston, who will become Senior Vice President, Chief Operating Officer and a director of the Company upon consummation of the Offering and another individual; and (iii) its facility at 1064 Serpentine Lane, Pleasanton, California from Mr. Cranston. The leases provide for a total annual rent of $54,000, $48,000, $44,760, $38,400, and $66,060, respectively. The rent for each lease will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of ten years, with two, five year renewal options. Four Seasons will pay for all utilities, taxes and insurance on each leased property. Four Seasons will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases do not exceed fair market value.

     Following the Mergers, Ground Control will lease its facility at 2169 North Forsyth Road, Orlando, Florida from Mark S. Yahn, who will become a director of the Company upon consummation of the Offering. The lease provides for annual rent of $217,476, and the rent will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. The lease provides for an initial term of ten years, with two, five year renewal options. Ground Control will pay for all utilities, taxes and insurance on the leased property. Ground Control will have a right of first refusal to purchase the leased property. The Company believes that the economic terms of the lease do not exceed fair market value.

     Following the Mergers, Southern Tree will lease its facility at 2808 Highway 64 West, Apex, North Carolina from Blakely-Braswell Land Company, L.L.C., a limited liability company of which Roger S. Braswell, who will become a director of the Company upon consummation of the Offering, is a member. The lease provides for annual rent of $66,000, and the rent will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. The lease provides for an initial term of five years, with three, five year renewal options. Southern Tree will pay for all utilities, taxes and insurance on the leased property. Southern Tree will have a right of first refusal to purchase the leased property. The Company believes that the economic terms of the lease do not exceed fair market value.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

OTHER TRANSACTIONS

     Trees leases trucks and heavy equipment from LJS Investments, a company of which Linda T. Benge, who will become a director of the Company upon consummation of this Offering, is an owner. Lease payments for 1997 were approximately $64,000. Trees purchases climbing supplies from Universal Distributing Company, Inc., a company of which Ms. Benge is an owner. Purchases for the years ended March 31, 1996 and 1997, and for the nine months ended December 31, 1997, were approximately $420,000, $289,000 and $458,000, respectively.

     Additionally, in November 1996, Ms. Benge borrowed $165,444 from Trees. The loan was paid in full in December 1996.

     During 1997, Southern Shade Tree Co., of which Roger S. Braswell is a stockholder, sold assets worth $738,162 to Southern Tree in exchange for 1,900 shares of Southern Tree common stock. Mr. Braswell will become a Director of Corporate Development and a director of the Company upon consummation of this Offering.

     In December 1997, Arteka borrowed $1,000,000 from David and Julian Luse, who borrowed the money from First Minnesota City Bank, in order to fund the purchase by Arteka of the stock of Southwest Lawn Maintenance, Inc. Mr. David Luse will become a director of the Company and a Director of Corporate Development upon consummation of this Offering. Arteka also leases facilties from David Luse (a shareholder) for $84,000 per year, pursuant to leases that expire on various dates through 2002.

     Desert Care buys trees from and sells trees to Sonoran Heights Nurseries, L.C. a company of which Jeff A. Meyer, who will become a director of the Company upon consummation of this Offering, is a shareholder. For the year ended December 31, 1997, Desert Care purchased a total of $73,000 of trees from Sonoran Heights Nurseries, L.C. and sold a total of $10,000 of trees to Sonoran Heights Nurseries, L.C.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and this Offering, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each executive officer and person who has consented to be named as an executive officer ("named executive officers"); and (iv) all executive officers, named executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                            SHARES BENEFICIALLY
                                            OWNED AFTER OFFERING
                                           ----------------------
                                            NUMBER        PERCENT
                                           ---------      -------
Notre Capital Ventures II, L.L.C........   1,574,158        12.4%
Ronald L. Stanfa(1).....................   1,584,158        12.4
Linda T. Benge..........................     716,591         5.6
David K. Luse...........................     600,092         4.7
Bruce A. Church.........................     419,363         3.3
Roger S. Braswell.......................     405,081         3.2
Mark S. Yahn............................     360,000         2.8
William F. Murdy(2).....................     279,545         2.2
Jeff A. Meyer...........................     228,446         1.8
Harold D. Cranston......................     221,242         1.7
William L. Fiedler......................     110,000        *
Kenneth V. Garcia.......................     110,000        *
Peter C. Forbes.........................     100,000        *
Steven G. Ives..........................      55,000        *
Fred M. Ferreira(3)(4)..................      29,090        *
Patrick J. Norton(3)(4).................      29,090        *
Clark A. Johnson(4).....................      20,000        *
All executive officers, directors and
  named directors as a
  group (16 persons)....................   5,267,198        41.4%
------------
 *  Less than 1%.

(1) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan and 1,574,158 shares of Common Stock issued to Notre. Mr. Stanfa is a Managing Director of Notre.

(2) Includes 4,545 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(3) Includes 9,090 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(4) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of one hundred seven million (107,000,000) shares of capital stock, consisting of one hundred million (100,000,000) shares of Common Stock, two million (2,000,000) shares of Restricted Common Stock and five million (5,000,000) shares of Preferred Stock ("Preferred Stock"). Upon completion of the Mergers and this Offering, the Company will have outstanding 12,722,043 shares of Common Stock, including 1,305,408 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of LandCARE, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to three-tenths (0.3) of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering and the Mergers will be upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (b) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (c) in the event any person offers to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (d) in the event the holder of Restricted Common Stock elects to convert it into Common Stock at any time after the second anniversary of the consummation of the Company's initial public offering of its Common Stock (the Public Offering), (e) on the third anniversary of the date of the consummation of the Company's Public Offering, or (f) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After June 30, 2000, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Company will apply for listing of its Common Stock on the NYSE under the symbol "GRW". The Restricted Common Stock will not be listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 46 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Mergers and completion of this Offering, the Company will have outstanding 12,722,043 shares of Common Stock. The 5,000,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 127,200 shares upon completion of this Offering) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders who beneficially own 7,722,043 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated, except that the Company may issue Common Stock in connection with acquisitions or in connection with the Plan and the Directors' Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. See "Underwriting." In addition, all of the stockholders of the Founding
Companies, certain other stockholders and the Company's officers and directors have agreed that they will not sell any of their shares for a period of two years after the closing of this Offering without the prior written consent of the Company.

     Within 90 days after the consummation of this Offering, the Company intends to register up to 5,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradeable after their issuance. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions.

     Prior to this Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representatives, BT Alex. Brown Incorporated, NationsBanc Montgomery Securities LLC and Sanders Morris Mundy Inc. (together, the "Representatives"), have severally agreed to purchase from the Company the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                        NUMBER OF
            UNDERWRITERS                 SHARES
-------------------------------------   ---------
BT Alex. Brown Incorporated..........
NationsBanc Montgomery Securities
  LLC................................
Sanders Morris Mundy Inc.............

                                        ---------
     Total...........................   5,000,000
                                        =========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $    per share. The
Underwriters may allow, and such dealers may re-allow, a concession not in
excess of $    per share to certain other dealers. After commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 750,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it in the above table bears to 5,000,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 5,000,000 shares are being offered.

     The Underwriting Agreement contains covenants of indemnity and contribution between the Underwriters and the Company regarding certain liabilities, including liabilities under the Securities Act.

     To facilitate the Offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Specifically, the Underwriters may over-allot shares of the Common Stock in connection with this Offering, thereby creating a short position in the Underwriters' syndicate account. Additionally, to cover such over-allotments or to stabilize the market price of the Common Stock, the Underwriters may bid for, and purchase, shares of the Common Stock in the open market. Any of these activities may maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The Underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The Representatives, on behalf of the Underwriters, also may reclaim selling concessions allowed to an Underwriter or dealer, if the syndicate repurchases shares distributed by that Underwriter or dealer.

     The Company has agreed that it will not sell or offer any shares of Common Stock or options, rights or warrants to acquire any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated, except for shares issued (i) in connection with acquisitions, (ii) pursuant to the exercise of options granted under the Plans, and (iii) upon conversion of shares of Restricted Common Stock. Further, the Company's directors, officers and certain stockholders who beneficially own 7,722,043 shares in the aggregate have agreed not to directly or indirectly sell or offer for sale or otherwise dispose of any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated.

     The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Two principals of Sanders Morris Mundy Inc., one of the Representatives, are also investors in Notre. In February 1998, two principals of, and an investment fund affiliated with Sanders Morris Mundy Inc., each purchased notes from Notre which are convertible into shares of Common Stock upon consummation of the Offering. These principals have agreed that they will not sell or offer any shares of Common Stock received upon conversion of the notes for a period of two years after the date of conversion. The shares of Common Stock beneficially owned by these principals and the investment fund represent less than 1% of the Common Stock to be outstanding after this Offering.

     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Founding Companies in recent periods, the market capitalization and stages of development of other companies which the Company and the Representatives believed to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant by the Company and the Representatives.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain members of Bracewell & Patterson, L.L.P. are investors in Notre and own in the aggregate an approximate 2% interest in Notre. Certain legal matters related to this Offering will be passed on for the Underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The financial statements of LandCARE, Four Seasons, Church, Ground Control, Arteka and Desert Care included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Trees as of December 31, 1997 and for the nine months then ended included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Trees as of March 31, 1997 and 1996, respectively, and for the years then ended included in this Prospectus and elsewhere in the registration statement have been audited by Harper & Pearson Company, PC, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
     Basis of Presentation...........     F-3
     Unaudited Pro Forma Combined
      Balance Sheet as of December
      31, 1997.......................     F-4
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Year Ended December 31, 1997...     F-5
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     F-6

HISTORICAL FINANCIAL STATEMENTS
  LANDCARE USA, INC.
     Report of Independent Public
      Accountants....................    F-11
     Balance Sheet...................    F-12
     Statement of Operations.........    F-13
     Statement of Stockholders'
      Equity.........................    F-14
     Statement of Cash Flows.........    F-15
     Notes to Financial Statements...    F-16

  TREES, INC.
     Report of Independent Public
      Accountants....................    F-19
     Report of Independent Public
      Accountants....................    F-20
     Consolidated Balance Sheets.....    F-21
     Consolidated Statements of
      Operations.....................    F-22
     Consolidated Statements of
      Shareholders' Equity...........    F-23
     Consolidated Statements of Cash
      Flows..........................    F-24
     Notes to Consolidated Financial
      Statements.....................    F-25

  FOUR SEASONS LANDSCAPE AND
     MAINTENANCE, INC.
     Report of Independent Public
      Accountants....................    F-32
     Balance Sheets..................    F-33
     Statements of Operations........    F-34
     Statements of Shareholders'
      Equity.........................    F-35
     Statements of Cash Flows........    F-36
     Notes to Financial Statements...    F-37

  SOUTHERN TREE & LANDSCAPE CO., INC.
     Report of Independent Public
      Accountants....................    F-43
     Balance Sheet...................    F-44
     Statement of Operations.........    F-45
     Statement of Shareholders'
      Equity.........................    F-46
     Statement of Cash Flows.........    F-47
     Notes to Financial Statements...    F-48

  D.R. CHURCH LANDSCAPE CO., INC.
     Report of Independent Public
      Accountants....................    F-54
     Consolidated Balance Sheets.....    F-55
     Consolidated Statements of
      Operations.....................    F-56
     Consolidated Statements of
      Shareholders' Equity...........    F-57
     Consolidated Statements of Cash
      Flows..........................    F-58
     Notes to Consolidated Financial
      Statements.....................    F-59

                                        PAGE
                                        -----
  GROUND CONTROL LANDSCAPING, INC.
     Report of Independent Public
      Accountants....................    F-66
     Balance Sheet...................    F-67
     Statement of Operations.........    F-68
     Statement of Stockholder's
      Equity.........................    F-69
     Statement of Cash Flows.........    F-70
     Notes to Financial Statements...    F-71

  ARTEKA CORPORATION
     Report of Independent Public
      Accountants....................    F-77
     Combined Balance Sheets.........    F-78
     Combined Statements of
      Operations.....................    F-79
     Combined Statements of
      Stockholder's Equity...........    F-80
     Combined Statements of Cash
      Flows..........................    F-81
     Notes to Combined Financial
      Statements.....................    F-82

  DESERT CARE LANDSCAPING, INC.
     Report of Independent Public
      Accountants....................    F-91
     Balance Sheet...................    F-92
     Statement of Operations.........    F-93
     Statement of Shareholders'
      Equity.........................    F-94
     Statement of Cash Flows.........    F-95
     Notes to Financial Statements...    F-96

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the mergers by LandCARE USA, Inc. (LandCARE or the Company), of substantially all of the outstanding capital stock of Trees, Inc. (Trees), Four Seasons Landscape and Maintenance, Inc. (Four Seasons), Southern Tree and Landscape Company (Southern Tree), D.R. Church Landscape Co., Inc. (Church), Ground Control Landscaping, Inc. (Ground Control), Arteka Corporation (Arteka) and Desert Care Landscaping, Inc. (Desert Care). (together, the Founding Companies). LandCARE and the Founding Companies are hereinafter referred to as the Company. These mergers (the Mergers) will occur simultaneously with the closing of LandCARE'S initial public offering (the Offering) and will be accounted for using the purchase method of accounting. Trees, one of the Founding Companies, has been identified as the accounting acquiror in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97 which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the acquiror for accounting purposes. The unaudited pro forma combined financial statements also give effect to the issuance of common stock in connection with the Offering and as partial consideration for the acquisitions to the sellers of the Founding Companies. These pro forma statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on December 31, 1997. The unaudited pro forma combined statement of operations give effect to these transactions as if they had occurred on January 1, 1997.

     LandCARE has preliminarily analyzed the benefits that it expects to be realized from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations. Additionally, reductions in lease expense pursuant to the renegotiation of certain leases and reductions in interest expense as the result of the planned repayment of the Founding Companies' existing lines of credit and long-term debt have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential benefits, LandCARE has not and cannot quantify these benefits until completion of the combination of the Founding Companies. It is anticipated that these benefits will be offset by costs related to LandCARE'S new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of LandCARE.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial data presented herein do not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
        UNAUDITED PRO FORMA COMBINED BALANCE SHEET -- DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                                                          LANDCARE
                                                     FOUR       SOUTHERN                GROUND                 DESERT       USA,
                                         TREES      SEASONS       TREE       CHURCH     CONTROL     ARTEKA      CARE        INC.
                                        -------     -------     --------     ------     -------     ------     ------     --------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........   $ 2,899     $  397      $    49     $  136      $   94     $  268      $ 172      $     9
   Accounts receivable, net..........     6,893      1,480        1,810      2,971         965      2,105      1,086        --
   Related-party receivable..........     --          --          --          --          --         --          113        --
   Inventories.......................     --            36          619        134          34      1,000       --          --
   Deferred tax asset................       743        165           77        136         103       --         --          --
   Other current assets..............       465         50          305                    150        207         16          218
                                        -------     -------     --------     ------     -------     ------    ------      -------
       Total current assets..........    11,000      2,128        2,860      3,377       1,346      3,580      1,387          227
PROPERTY AND EQUIPMENT, net..........     9,020      1,240        2,146      1,917       2,855      1,539      1,007        --
DEFERRED TAX ASSET...................     --          --          --           243        --         --         --          --
OTHER ASSETS, net....................       339         25        --            75         156      1,554         29        --
GOODWILL.............................     --          --          --          --          --         --         --          --
                                        -------     -------     --------     ------     -------     ------    ------      -------
       Total assets..................   $20,359     $3,393      $ 5,006      $5,612     $4,357      $6,673    $2,423      $   227
                                        =======     =======     ========     ======     =======     ======    ======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................   $ 6,235     $1,604      $ 1,754      $1,560     $  988      $1,554     $ 437      $   203
   Lines of credit...................     --          --          1,858        140         434        100       --          --
   Current maturities of long-term
     debt............................       115         38          346        366         180      2,510        186        --
   Current maturities of long-term
     payable to related party........       220       --             39        106        --           87       --          --
   Deferred tax liability............     --          --          --          --          --           38       --          --
   Payable to Founding Company
     Stockholders....................     --          --          --          --          --         --         --          --
   Other current liabilities.........     --            33        --          --          --           90         53        --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total current liabilities.....     6,570      1,675        3,997      2,172       1,602      4,379        676          203
LONG-TERM DEBT, net of current
 maturities..........................       484        103          820        765       1,588        301        379        --
LONG-TERM PAYABLE TO RELATED PARTY,
 net of current maturities...........     2,424       --          --            15        --          911       --          --
DEFERRED TAX LIABILITY...............     1,813        286           72       --           145        179       --          --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total liabilities.............    11,291      2,064        4,889      2,952       3,335      5,770      1,055          203
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock......................       710          1            3          6        --           10       --             24
   Additional paid-in capital........     --            11        --          --             4       --           50        6,557
   Retained earnings (deficit).......     8,360      1,317          114      2,677       1,060        893      1,318       (6,557)
   Treasury stock, at cost...........        (2)      --          --           (23)        (42)      --         --          --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total stockholders' equity....     9,068      1,329          117      2,660       1,022        903      1,368           24
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total liabilities and
        stockholders' equity.........   $20,359     $3,393      $ 5,006      $5,612     $4,357      $6,673     $2,423     $   227
                                        =======     =======     ========     ======     =======     ======     ======     ========

                                                    PRO FORMA                    POST MERGER
                                        TOTAL      ADJUSTMENTS     PRO FORMA     ADJUSTMENTS      AS ADJUSTED
                                       -------     -----------     ---------     ------------     -----------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........  $ 4,024       $  (191)      $  3,833        $  5,769        $   9,602
   Accounts receivable, net..........   17,310           (43)        17,267          --               17,267
   Related-party receivable..........      113        --                113          --                  113
   Inventories.......................    1,823           889          2,712          --                2,712
   Deferred tax asset................    1,224           (29)         1,195          --                1,195
   Other current assets..............    1,411        --              1,411            (218)           1,193
                                       -------     -----------     ---------     ------------     -----------
       Total current assets..........   25,905           626         26,531           5,551           32,082
PROPERTY AND EQUIPMENT, net..........   19,724        (2,202)        17,522          --               17,522
DEFERRED TAX ASSET...................      243        --                243          --                  243
OTHER ASSETS, net....................    2,178        --              2,178          --                2,178
GOODWILL.............................    --           56,854         56,854          --               56,854
                                       -------     -----------     ---------     ------------     -----------
       Total assets..................  $48,050       $55,278       $103,328        $  5,551        $ 108,879
                                       =======     ===========     =========     ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................  $14,335       $    (3)        14,332            (203)          14,129
   Lines of credit...................    2,532        --              2,532          (2,532)          --
   Current maturities of long-term
     debt............................    3,741           (48)         3,693          (3,693)          --

   Current maturities of long-term
     payable to related party .......      452        --                452            (452)          --
   Deferred tax liability............       38           511            549          --                  549
   Payable to Founding Company
     Stockholders....................    --           27,211         27,211         (27,211)          --
   Other current liabilities.........      176        --                176          --                  176
                                       -------     -----------     ---------     ------------     -----------
       Total current liabilities.....   21,274        27,671         48,945         (34,091)          14,854
LONG-TERM DEBT, net of current
 maturities..........................    4,440          (297)         4,143          (4,143)          --
LONG-TERM PAYABLE TO RELATED PARTY,
 net of current maturities...........    3,350        --              3,350          (3,350)          --
DEFERRED TAX LIABILITY...............    2,495            22          2,517          --                2,517
                                       -------     -----------     ---------     ------------     -----------
       Total liabilities.............   31,559        27,396         58,955         (41,584)          17,371
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock......................      754          (679)            75              50              125
   Additional paid-in capital........    6,622        28,453         35,075          47,085           82,160
   Retained earnings (deficit).......    9,182            41          9,223          --                9,223
   Treasury stock, at cost...........      (67)           67          --             --               --
                                       -------     -----------     ---------     ------------     -----------
       Total stockholders' equity....   16,491        27,882         44,373          47,135           91,508
                                       -------     -----------     ---------     ------------     -----------
       Total liabilities and
        stockholders' equity.........  $48,050       $55,278       $103,328        $  5,551        $ 108,879
                                       =======     ===========     =========     ============     ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                      FOUR       SOUTHERN                   GROUND                  DESERT
                                         TREES      SEASONS        TREES        CHURCH      CONTROL     ARTEKA       CARE
                                        -------     --------     ---------     --------     -------     -------     -------
REVENUES.............................   $50,085     $16,066       $14,176      $13,257      $8,979      $7,366      $6,481
COST OF SERVICES.....................    43,568      11,067        11,617        8,906       6,663       5,227       5,119
                                        -------     --------     ---------     --------     -------     -------     -------
 Gross profit........................     6,517       4,999         2,559        4,351       2,316       2,139       1,362
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     3,688       3,754         1,766        2,864       1,510       2,136         672
                                        -------     --------     ---------     --------     -------     -------     -------
 Income (loss) from operations.......     2,829       1,245           793        1,487         806           3         690
OTHER INCOME (EXPENSE):
 Interest expense....................      (272)        (37)         (429)        (184)       (151)        (95)        (64)
 Other income (expense), net.........       744          (9)           26           97         (16)         16          13
                                        -------     --------     ---------     --------     -------     -------     -------
INCOME (LOSS) BEFORE INCOME TAXES....     3,301       1,199           390        1,400         639         (76)        639
INCOME TAX PROVISION (BENEFIT).......     1,266         476           158          547         248        (251)       --
                                        -------     --------     ---------     --------     -------     -------     -------
NET INCOME (LOSS)....................   $ 2,035     $   723       $   232      $   853      $  391      $  175      $  639
                                        =======     ========     =========     ========     =======     =======     =======

                                       LANDCARE                  PRO FORMA
                                       USA, INC.     TOTAL      ADJUSTMENTS     PRO FORMA
                                       ---------   ---------    ------------    ----------
REVENUES.............................   $ --       $ 116,410      $  2,394      $  118,804
COST OF SERVICES.....................     --          92,167         1,085          93,252
                                       ---------   ---------    ------------    ----------
 Gross profit........................     --          24,243         1,309          25,552
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     6,557       22,947        (7,236)         15,711
                                       ---------   ---------    ------------    ----------
 Income (loss) from operations.......    (6,557)       1,296         8,545           9,841
OTHER INCOME (EXPENSE):
 Interest expense....................     --          (1,232)        1,232          --
 Other income (expense), net.........     --             871             5             876
                                       ---------   ---------    ------------    ----------
INCOME (LOSS) BEFORE INCOME TAXES....    (6,557)         935         9,782          10,717
INCOME TAX PROVISION (BENEFIT).......     --           2,444         2,421           4,865
                                       ---------   ---------    ------------    ----------
NET INCOME (LOSS) ...................   $(6,557)   $  (1,509)     $  7,361      $    5,852
                                       =========   =========    ============    ==========
NET INCOME PER SHARE .........................................................  $     0.48
                                                                                ==========
SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE(1) ...................  12,222,592
                                                                                ==========

(1) Includes (i) 1,574,158 shares issued to Notre Capital Ventures II, L.L.C.
    (ii) 985,240 shares issued to management, directors and consultants of LandCARE, (iii) 5,162,645 shares issued to owners of the Founding Companies,
    (iv) 25,000 shares (determined to be common stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of outstanding options, and (v) 4,475,549 of the 5,000,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration, expenses of this Offering and repayment of the Founding Companies' existing debt. Basic and diluted income per share were the same for the year ended December 31, 1997. The 524,451 shares excluded reflect the net cash proceeds to LandCARE.

  See accompanying notes to unaudited pro forma combined financial statements.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  GENERAL:

     LandCARE USA, Inc. was formed to become a leading national provider of landscape, lawncare, tree trimming, line clearing and other related services. LandCARE USA, Inc. conducted no operations prior to the IPO and acquired the Founding Companies simultaneously with the consummation of the IPO.

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective financial statements included elsewhere herein, with the exception of Trees, Inc., whose results of operations were derived from the unaudited financial statements for the year ended December 31, 1997. The periods included in these financial statements for the individual Founding Companies are as of and for the year ended December 31, 1997. The historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commmission Rule 3-05.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the Offering, LandCARE will acquire all of the outstanding capital stock of the Founding Companies. The Mergers were accounted for using the purchase method of accounting with Trees being treated as the accounting acquiror. The following table sets forth the consideration to be paid (a) in cash and (b) in shares of the Company's Common Stock to the stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares has been determined using an estimated fair value of $8.80 per share, which represents a discount of twenty percent from the assumed initial public offering price due to restrictions on the sale and transferability of the shares issued. The estimated purchase price for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. Adjustments to the purchase price will be based upon the actual initial public offering price.

                                                        COMMON STOCK
                                                   ----------------------
                                                                VALUE OF
                                         CASH       SHARES       SHARES
                                       ---------   ---------    ---------
                                             (DOLLARS IN THOUSANDS)
Trees................................  $  11,036   1,863,137     $ 16,396
Four Seasons.........................      4,952     742,581        6,535
Southern Tree........................      1,399     482,863        4,249
Church...............................      2,941     725,451        6,384
Ground Control.......................      2,640     360,000        3,168
Arteka...............................      2,625     646,684        5,691
Desert Care..........................      1,618     341,929        3,008
                                       ---------   ---------    ---------
     Total...........................  $  27,211   5,162,645     $ 45,431
                                       =========   =========    =========

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a) Records the borrowings assumed to be required to fund the S Corporation Distributions of $1.4 million.

     (b) Records the distribution of certain real estate and nonoperating assets and liabilities in connection with the Mergers. In addition, reflects the reduction for certain operating assets and liabilities which were not acquired in the Mergers.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) Records the purchase of the Founding Companies for a total purchase price of $72.6 million, including $27.4 million attributed to Trees as accounting acquiror. The entry includes the liability of $27.2 million for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers and the issuance of 5.2 million shares of Common Stock to the Founding Companies resulting in the creation of $39.5 million of goodwill after allocating the purchase price to the aggregate assets acquired and liabilities assumed, excluding Trees, as shown below. In addition, goodwill of $17.3 million has been recorded attributable to the 2.0 million shares of Common Stock issued to Notre Capital Ventures II, L.L.C. and certain management of and consultants to LandCARE (dollars in thousands).

                 ASSETS
Cash and cash equivalents...............  $     925
Accounts receivable, net................     10,374
Related - party receivable..............        113
Inventories.............................      2,712
Deferred tax asset......................        452
Other current assets....................        728
                                          ---------
     Total current assets...............     15,304

Property and equipment, net.............      8,528
Deferred tax asset......................        243
Other assets, net.......................      1,839
                                          ---------
     Total assets.......................  $  25,914
                                          =========

              LIABILITIES
Accounts payable and accrued expenses...  $   7,894
Lines of credit.........................      2,532
Current maturities of long-term debt....      3,578
Current maturities of long-term payable
  to related party......................        232
Deferred tax liability..................        549
Other current liabilities...............        176
                                          ---------
     Total current liabilities..........     14,961

Long-term debt, net of current
  maturities............................      3,659
Long-term payable to related party, net
  of current maturities.................        926
Deferred tax liability..................        704
                                          ---------
     Total liabilities..................  $  20,250
                                          =========

     (d) Records the net deferred income tax liability attributable to the balance sheet adjustments and temporary differences between the financial reporting and tax bases of assets and liabilities held in Desert Care, an S Corporation.

     (e) Records the cash proceeds from the issuance of 5,000,000 shares of Common Stock, net of estimated offering costs (based on an assumed initial public offering price of $11.00 per share. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

     (f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers, the payment of the S Corporation Distributions and the repayment of long-term debt.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following tables summarize the unaudited pro forma combined balance sheet adjustments:

                                                                                     PRO FORMA
                                          (a)        (b)        (c)        (d)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------   ------------
               ASSETS
Cash and cash equivalents............  $    (172) $     (19) $  --      $  --         $   (191)
Accounts receivable, net.............     --            (43)    --         --              (43)
Inventories..........................     --         --            889     --              889
Deferred tax assets..................     --         --         --            (29)         (29)
Other current assets.................     --         --         --         --           --
                                       ---------  ---------  ---------  ---------   ------------
         Total current assets........       (172)       (62)       889        (29)         626
Property and equipment, net..........     --         (2,202)    --         --           (2,202)
Other assets, net....................     --         --         --         --           --
Goodwill.............................     --         --         56,854     --           56,854
                                       ---------  ---------  ---------  ---------   ------------
         Total assets................       (172)    (2,264)    57,743        (29)      55,278
                                       =========  =========  =========  =========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...........................     --             (3)    --         --               (3)
Current maturities of long-term
  debt...............................     --            (48)    --         --              (48)
Deferred tax liability...............     --         --         --            511          511
Payable to Founding Company
  stockholders.......................     --         --         27,211     --           27,211
                                       ---------  ---------  ---------  ---------   ------------
         Total current liabilities...     --            (51)    27,211        511       27,671
Long-term debt, net of current
  maturities.........................      1,188     (1,485)    --         --             (297)
Deferred tax liability...............     --         --         --             22           22
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities...........      1,188     (1,536)    27,211        533       27,396
Stockholders' equity:
    Common stock.....................     --         --           (679)    --             (679)
    Additional paid-in capital.......     --         --         28,453     --           28,453
    Retained earnings................     (1,360)      (728)     2,691       (562)          41
    Treasury stock, at cost..........     --         --             67     --               67
                                       ---------  ---------  ---------  ---------   ------------
         Total stockholders'
           equity....................     (1,360)      (728)    30,532       (562)      27,882
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities and
           stockholders' equity......  $    (172) $  (2,264) $  57,743  $     (29)    $ 55,278
                                       =========  =========  =========  =========   ============

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                               POST MERGER
                                          (e)        (f)       ADJUSTMENTS
                                       ---------  ---------   -------------
               ASSETS
Cash and cash equivalents............  $  47,150  $ (41,381)    $   5,769
Other current assets.................       (218)    --              (218)
                                       ---------  ---------   -------------
         Total current assets........     46,932    (41,381)        5,551
         Total assets................     46,932    (41,381)        5,551
                                       =========  =========   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...........................       (203)    --              (203)
Line of Credit.......................     --         (2,532)       (2,532)
Current maturities of long-term
  debt...............................     --         (3,693)       (3,693)
Current maturities of long-term
  payable to related party...........     --           (452)         (452)
Payable to Founding Company
  stockholders.......................     --        (27,211)      (27,211)
                                       ---------  ---------   -------------
         Total current liabilities...       (203)   (33,888)      (34,091)
Long-term debt, net of current
  maturities.........................     --         (4,143)       (4,143)
Long-term payable to related party
  net of current maturities..........     --         (3,350)       (3,350)
                                       ---------  ---------   -------------
         Total liabilities...........       (203)   (41,381)      (41,584)
Stockholders' equity:
    Common stock.....................         50     --                50
    Additional paid-in capital.......     47,085     --            47,085
                                       ---------  ---------   -------------
         Total stockholders'
          equity.....................     47,135     --            47,135
                                       ---------  ---------   -------------
         Total liabilities and
          stockholders' equity.......  $  46,932  $ (41,381)    $   5,551
                                       =========  =========   =============

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

  YEAR ENDED DECEMBER 31, 1997

     (a) Reflects the nursery operations of Church which will not be acquired in the Mergers.

     (b) Reflects the pre-acquisition historical results of operations of two landscape operations acquired by Arteka in December 1997.

     (c) Reflects the reduction in operations for the distribution of certain non-operating assets and liabilities which will not be acquired in the Mergers.

     (d) Reflects the $2.6 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers and the reversal of the $6.6 million non-cash compensation charge related to the issuance of 795,240 shares of Common Stock to management and directors of and consultants to the Company offset by a charge for the recurring portion of salary expenses of management.

     (e) Reflects the amortization of goodwill to be recorded as a result of the Mergers over a 40-year estimated life.

     (f) Reflects the reduction in interest expense of $1.3 million due to the planned repayment of existing debt in connection with the Mergers.

     (g) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

     (h) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S corporation income as if these entities had been taxable as C corporations during the periods presented.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited pro forma combined statements of operations adjustments:

                                          (a)        (b)        (c)        (d)        (e)        (f)        (g)        (h)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenues.............................  $    (233) $   2,627  $  --      $  --      $  --      $  --      $  --      $  --
Cost of services.....................       (247)     1,332     --         --         --         --         --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................         14      1,295     --         --         --         --         --         --
Selling, general and
  administrative.....................        (29)       681        (86)    (9,122)     1,421     --           (101)    --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........         43        614         86      9,122     (1,421)    --            101     --
Other income (expense)
    Interest expense, net............     --           (165)        89     --         --          1,308     --         --
    Other income (expense), net......     --              5     --         --         --         --         --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes....         43        454        175      9,122     (1,421)     1,308        101     --
Provision (benefit) for income
  taxes..............................     --         --         --         --         --         --         --          2,421
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $      43  $     454  $     175  $   9,122  $  (1,421) $   1,308  $     101  $  (2,421)
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                        PRO FORMA
                                       ADJUSTMENTS
                                       -----------
Revenues.............................   $   2,394
Cost of services.....................       1,085
                                       -----------
Gross profit.........................       1,309
Selling, general and
  administrative.....................      (7,236)
                                       -----------
Income (loss) from operations........       8,545
Other income (expense)
    Interest expense, net............       1,232
    Other income (expense), net......           5
                                       -----------
Income (loss) before income taxes....       9,782
Provision (benefit) for income
  taxes..............................       2,421
                                       -----------
Net income (loss)....................   $   7,361
                                       ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To LandCARE USA, Inc.:

     We have audited the accompanying balance sheet of LandCARE USA, Inc., as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 9, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LandCARE USA, Inc., as of December 31, 1997, and for the period from inception (October 9, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 6, 1998

                               LANDCARE USA, INC.
                       BALANCE SHEET -- DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

               ASSETS
CASH AND CASH EQUIVALENTS............  $       9
DEFERRED OFFERING COSTS..............        218
                                       ---------
          Total assets...............  $     227
                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES AND AMOUNTS DUE
  TO A STOCKHOLDER...................  $     203
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par,
      5,000,000 shares authorized,
      none issued....................     --
     Common stock, $.01 par,
      50,000,000 shares authorized,
      2,369,398 shares outstanding...         24
     Additional paid-in capital......      6,557
     Retained deficit................     (6,557)
                                       ---------
       Total stockholders'
        equity.......................         24
                                       ---------
       Total liabilities and
        stockholders' equity.........  $     227
                                       =========

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                            STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM INCEPTION (OCTOBER 9, 1997)
                              TO DECEMBER 31, 1997
                                 (IN THOUSANDS)

REVENUES.............................  $  --
COMPENSATION EXPENSE RELATING TO
  ISSUANCE OF COMMON STOCK TO
  MANAGEMENT AND CONSULTANTS.........      6,557
                                       ---------
LOSS BEFORE INCOME TAXES.............     (6,557)
INCOME TAX BENEFIT...................     --
                                       ---------
NET LOSS.............................  $  (6,557)
                                       =========

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (OCTOBER 9, 1997)
                              TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                            COMMON STOCK        ADDITIONAL                      TOTAL
                                        --------------------      PAID-IN      RETAINED     STOCKHOLDERS'
                                         SHARES      AMOUNT       CAPITAL       DEFICIT         EQUITY
                                        ---------    -------    -----------    ---------    --------------
INITIAL CAPITALIZATION BY NOTRE
  (October 9, 1997)..................      78,708     $   1       $--           $ --           $      1
     Issuance of shares to Notre.....   1,495,450        15        --             --                 15
     Issuance of management,
       consultant and director
       shares........................     795,240         8         6,557         --              6,565
     Net loss........................      --          --          --             (6,557)        (6,557)
                                        ---------    -------    -----------    ---------    --------------
BALANCE, December 31, 1997...........   2,369,398     $  24       $ 6,557       $ (6,557)      $     24
                                        =========    =======    ===========    =========    ==============

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                            STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM INCEPTION (OCTOBER 9, 1997)
                              TO DECEMBER 31, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss...........................  $  (6,557)
     Adjustments to reconcile net loss
      to net cash provided by operating
      activities --
          Compensation expense related
           to issuance of common stock
           to management and
           consultants..................      6,557
          Changes in assets and
           liabilities --
             Increase in deferred
               offering costs...........       (218)
             Increase in accrued
               liabilities and amounts
               due to stockholders......        203
                                          ---------
                 Net cash provided
                   by operating
                   activities...........        (15)
                                          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of stock..................         24
                                          ---------
                 Net cash provided
                   by financing
                   activities...........         24
                                          ---------
NET INCREASE............................          9
CASH, beginning of period...............     --
                                          ---------
CASH, end of period.....................  $       9
                                          =========

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     LandCARE USA, Inc. (LandCARE or the Company), a Delaware corporation, was founded in October 1997 to become a leading national provider of landscape, lawncare, tree trimming, line clearing and other related services. LandCARE intends to acquire seven businesses (the Mergers), complete an initial public offering of its common stock (the Offering) and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to expand its national operations.

     LandCARE has not conducted any operations, and all activities to date have related to the Offering and the Mergers. All expenditures to date have been funded by the majority stockholder, Notre Capital Ventures II, L.L.C. (Notre), on behalf of the Company. Notre has committed to fund the organization expenses and Offering costs. As of December 31, 1997, costs of approximately $218,000 have been incurred by Notre in connection with the Offering. LandCARE has treated these costs as deferred offering costs. LandCARE is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed below will be completed or that LandCARE will be able to generate future operating revenues.

     The Company has an absence of a combined operating history, and LandCARE'S future success is dependent upon a number of factors which include, among others, the ability to integrate operations, reliance on the identification and integration of satisfactory acquisition candidates, reliance on acquisition financing and the ability to manage growth and attract and retain qualified management and sales personnel as well as the need for additional capital.

2.  STOCKHOLDERS' EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     LandCARE effected a 78.7079-for-one stock dividend in March 1998, for each share of common stock of the Company (Common Stock) then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 100,000,000 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock dividend have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of LandCARE, the Company issued 78,708 shares of Common Stock at $.01 per share to Notre. Notre incurred approximately $15,000 of expenses on behalf of the Company for which the Company issued 1,495,450 shares to Notre in October 1997.

     In November 1997, the Company issued a total of 795,240 shares of Common Stock to management and directors of and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $6.6 million representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale, as if the Founding Companies were combined. During the first quarter of 1998, the Company issued an additional 190,000 shares to management and directors of the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $1.6 million representing the difference between the amount paid for the shares (the exercise price, in the case of the options granted) and an estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

  RESTRICTED VOTING COMMON STOCK

     In March 1998, the Company authorized 2,000,000 shares of $.01 par value restricted voting common stock (Restricted Common Stock) and the primary stockholder exchanged 1,305,408 shares of Common Stock for an equal number of shares of Restricted Common Stock. The holder of Restricted Common Stock is entitled to elect one member of the Company's board of directors and to .30 of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

                               LANDCARE USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (b) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (c) in the event any person offers to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (d) in the event the holder of Restricted Common Stock elects to convert it into Common Stock at any time after the second anniversary of the consummation of the Company's initial public offering of its Common Stock (the Public Offering), (e) on the third anniversary of the date of the consummation of the Company's Public Offering, or (f) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After June 30, 2000, the board of directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

  LONG-TERM INCENTIVE PLAN

     In February 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the Plan), which provides for the granting or awarding of incentive or nonqualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers and key employees of and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,000,000 shares or 15 percent of the aggregate number of shares of Common Stock outstanding at the date of grant. The terms of the option awards will be established by the compensation committee of the Company's board of directors. The Company intends to file a registration statement registering the issuance of shares upon exercise of options granted under this Plan. In February 1998, options to purchase 100,000 shares of Common Stock were issued at an exercise price of $6.00 per share. Accordingly, compensation expense of $0.2 million has been recorded in the first quarter of 1998 for the difference between the exercise price and an estimated fair value, as if the Founding Companies were combined. The Company expects to grant nonqualified stock options to purchase a total of 570,000 shares of Common Stock to key employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company expects to grant options to purchase a total of 767,819 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. These options will vest at the rate of 20 percent per year, commencing on the first anniversary of the Offering and will expire seven years from the date of grant or three months following termination of employment.

  NONEMPLOYEE DIRECTORS' STOCK PLAN

     In February 1998, the Company's stockholders approved the 1998 Nonemployee Directors' Stock Plan (the Directors' Plan), which provides for the granting or awarding of stock options and stock appreciation rights to nonemployee directors of the Company. The number of shares authorized and reserved for issuance under the Directors' Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each nonemployee director serving at the commencement of the Offering.

     Each nonemployee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders occurring more than two months after the date of the

                               LANDCARE USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

director's initial election. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

     Options will be granted to each of three future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial public offering price per share effective upon the consummation of this Offering. These options will expire the earlier of 10 years from the date of grant or one year after termination of service as a director.

     The Directors' Plan allows nonemployee directors to receive shares (deferred shares) at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3.   NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

4. EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Wholly owned subsidiaries of LandCARE have signed definitive agreements to acquire by merger or share exchange seven companies (the Founding Companies) to be effective contemporaneously with the Offering. The companies to be acquired are Trees, Inc., Four Seasons Landscape and Maintenance, Inc., Southern Tree & Landscape Co., D. R. Church Landscape Co., Inc., Ground Control Landscaping, Inc., Arteka Corporation and Desert Care Landscaping, Inc. LandCARE will acquire the Founding Companies for cash and 5.2 million shares of Common Stock.

     In March 1998, LandCARE filed a registration statement on Form S-1 for the sale of 5,000,000 shares of its Common Stock. An investment in shares of Common Stock offered by this Prospectus involves a high degree of risk as discussed in
Note 1. For a more thorough discussion of risk factors, see "Risk Factors" included elsewhere in this Prospectus.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trees, Inc.:

     We have audited the accompanying consolidated balance sheet of Trees, Inc. (the Company), as defined in Note 1 to the financial statements, as of December 31, 1997, and the related consolidated statements of operations, equity and cash flows for the nine months ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trees, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the nine months ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trees, Inc:

     We have audited the accompanying consolidated balance sheets of Trees, Inc. (the Company), as defined in Note 1 to the financial statements, as of March 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trees, Inc. as of March 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

HARPER & PEARSON COMPANY PC

Houston, Texas
May 7, 1997, except for Note 2,
Reclassification and Adjustments,
as to which the date is February 13, 1998

                                  TREES, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           MARCH 31,    DECEMBER 31,
                                             1997           1997
                                           ---------    ------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........    $ 3,060       $  2,899
     Accounts receivable, net...........      4,861          6,893
     Deferred tax asset.................        742            743
     Other current assets...............        206            465
                                           ---------    ------------
          Total current assets..........      8,869         11,000
PROPERTY AND EQUIPMENT, net.............      8,395          9,020
OTHER ASSETS............................        322            339
                                           ---------    ------------
          Total assets..................    $17,586       $ 20,359
                                           =========    ============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses..........................    $ 5,070       $  6,235
     Current maturities of long-term
      debt..............................        112            115
     Current maturities of long-term
      payable to related party..........        207            220
                                           ---------    ------------
          Total current liabilities.....      5,389          6,570
LONG-TERM DEBT, net.....................        569            484
LONG-TERM PAYABLE TO RELATED PARTY,
  net...................................      2,591          2,424
DEFERRED TAX LIABILITY..................      1,859          1,813
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value,
      1,000,000 shares authorized,
      710,000 shares issued and 708,000
      shares outstanding................        710            710
     Retained earnings..................      6,470          8,360
     Treasury stock, 2,000 shares, at
      cost..............................         (2)            (2)
                                           ---------    ------------
          Total shareholders' equity....      7,178          9,068
                                           ---------    ------------
          Total liabilities and
             shareholders' equity.......    $17,586       $ 20,359
                                           =========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED         NINE MONTHS
                                             MARCH 31             ENDED
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   -------------
REVENUES.............................  $  47,142  $  44,847      $38,764
COST OF SERVICES.....................     41,054     39,046       33,667
                                       ---------  ---------   -------------
          Gross profit...............      6,088      5,801        5,097
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      3,224      4,264        2,523
                                       ---------  ---------   -------------
          Income from operations.....      2,864      1,537        2,574
OTHER INCOME (EXPENSE):
     Interest expense................       (590)      (306)        (200)
     Other income, net...............        142        205          693
                                       ---------  ---------   -------------
INCOME BEFORE INCOME TAXES...........      2,416      1,436        3,067
INCOME TAX PROVISION.................        896        553        1,177
                                       ---------  ---------   -------------
NET INCOME...........................  $   1,520  $     883      $ 1,890
                                       =========  =========   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                              TOTAL
                                        COMMON    RETAINED    TREASURY    SHAREHOLDERS'
                                        STOCK     EARNINGS     STOCK          EQUITY
                                        ------    --------    --------    --------------
BALANCE, March 31, 1995..............   $ 710      $4,067       $ (2)         $4,775
     Net income......................    --         1,520         --           1,520
                                        ------    --------       ---      --------------
BALANCE, March 31, 1996..............     710       5,587         (2)          6,295
     Net income......................    --           883         --             883
                                        ------    --------       ---      --------------
BALANCE, March 31, 1997..............     710       6,470         (2)          7,178
     Net income......................    --         1,890         --           1,890
                                        ------    --------       ---      --------------
BALANCE, December 31, 1997...........   $ 710      $8,360       $ (2)         $9,068
                                        ======    ========       ===      ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED         NINE MONTHS
                                             MARCH 31             ENDED
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   1,520  $     883      $ 1,890
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
       Depreciation..................      2,079      2,050        1,725
       Gain on sale of equipment.....        (10)       (15)         (82)
       Deferred income tax provision
          (benefit)..................        308       (308)         (47)
       Changes in assets and
        liabilities --
          Accounts receivable, net...       (386)       312       (2,032)
          Other current assets.......         20        (21)        (259)
          Other assets...............        (68)       (55)         (17)
          Accounts payable and
             accrued expenses........        222        121        1,139
                                       ---------  ---------   -------------
               Net cash provided by
                operating
                activities...........      3,685      2,967        2,317
                                       ---------  ---------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and
     equipment.......................         24         29          106
  Purchases of property and
     equipment.......................       (371)      (953)      (2,345)
                                       ---------  ---------   -------------
               Net cash used in
                investing activities.       (347)      (924)      (2,239)
                                       ---------  ---------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.......        866     --           --
  Payments on long-term debt.........     (2,551)    (1,986)        (239)
                                       ---------  ---------   -------------
               Net cash used in
                financing activities.     (1,685)    (1,986)        (239)
                                       ---------  ---------   -------------
NET INCREASE (DECREASE) IN CASH......      1,653         57         (161)
CASH, beginning of period............      1,350      3,003        3,060
                                       ---------  ---------   -------------
CASH, end of period..................  $   3,003  $   3,060      $ 2,899
                                       =========  =========   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................  $     570        287      $   183
          Income taxes...............        703        769          539

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Trees, Inc. includes the financial statements of Tree Holding Company, Inc. (a Texas corporation) and its wholly owned subsidiary, Trees, Inc. (a Nevada corporation) (collectively, the Company). The Company, which is headquartered in Houston, Texas, was founded in 1953 and serves customers in 12 states. The Company provides tree trimming and line clearing services primarily to utility customers, but also provides commercial and residential tree services to customers in Houston, Texas.

     The Company and its shareholders intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCARE's common stock concurrently with the consummation of an initial public offering of the common stock of LandCARE.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed. Revenues from tree trimming, line clearing service contracts are recognized based on the amount of labor and materials incurred.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     A reserve for warranty costs is recorded based upon the historical level of warranty claims, property damage costs and management's estimate of future costs.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  MAJOR CUSTOMERS AND RISK CONCENTRATION

     The Company had sales of approximately 57 percent of total sales to four major customers for the year ended March 31, 1996 and 57 percent and 54 percent of total sales to three major customers for the years ended March 31, 1997 and for the nine months ended December 31, 1997, respectively.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, lines of credit and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS AND ADJUSTMENTS

     Certain reclassifications and adjustments have been made to the prior-period amounts to conform to current-period presentations.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in fiscal 1998.

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                     ESTIMATED
                                    USEFUL LIVES    MARCH 31,     DECEMBER 31,
                                      IN YEARS         1997           1997
                                    ------------    ----------    -------------
Land...............................       --         $     129      $     129
Transportation equipment...........         5           20,730         21,454
Machinery and equipment............      5-10            4,311          4,954
Buildings and improvements.........        30              258            258
Office furniture and equipment.....         5              127            164
                                                    ----------    -------------
          Total....................                     25,555         26,959
Less -- Accumulated depreciation...                    (17,160)       (17,939)
                                                    ----------    -------------
          Property and equipment,
             net...................                  $   8,395      $   9,020
                                                    ==========    =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        MARCH 31,     DECEMBER 31,
                                           1997           1997
                                        ----------    -------------
Accounts receivable, trade...........     $4,385         $ 5,236
Receivable from equipment
  financing..........................      --              1,766
Accounts receivable, other...........         15              61
Income tax refund....................        644          --
Allowance for doubtful accounts......       (183)           (170)
                                        ----------    -------------
                                          $4,861         $ 6,893
                                        ==========    =============

     As of December 31, 1997, the Company has recorded a $1.8 million receivable from equipment financing associated with cash expended for leased equipment that was reimbursed by the company underwriting the related operating leases in January 1998.

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        MARCH 31,     DECEMBER 31,
                                           1997           1997
                                        ----------    -------------
Accounts payable, trade..............     $  752         $   939
Accrued compensation and benefits....      1,138           1,988
Accrued insurance premiums...........      2,307           2,700
Income tax payable...................      --                193
Warranty accrual.....................        235             235
Other accrued expenses...............        638             180
                                        ----------    -------------
                                          $5,070         $ 6,235
                                        ==========    =============

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a revolving credit agreement with a financial institution, which provides for borrowings up to the lesser of $500,000 or the Company's loan limit as defined by the agreement. Advances made under this agreement will bear interest at the prime rate, will be secured by accounts receivable and equipment of the Company, and will be subject to certain covenants including the maintenance of certain

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

tangible net worth and working capital levels and restrictions on dividend payments and change in executive management. There were no advances outstanding on this line of credit at March 31, 1997, and December 31, 1997.

     The Company has irrevocable standby letters of credit of approximately $2,537,000 pledged against the Company's workers' compensation insurance plan. These letters of credit are secured by accounts receivable. Fees associated with these letters of credit were approximately $17,000 for the year ended December 31, 1997.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           MARCH 31,    DECEMBER 31,
                                             1997           1997
                                           ---------    ------------
Note payable to a financial institution
  in monthly installments
  of $13,301 including interest at a
  rate equal to 30-day
  commercial paper plus 2.2%, secured by
  equipment due 2002....................    $   681        $  599
Note payable to former shareholder
  payable in monthly installments of
  $35,335 including interest of 8.0%,
  due 2006..............................      2,798         2,644
                                           ---------    ------------
                                              3,479         3,243
Less -- Current portion.................       (319)         (335)
                                           ---------    ------------
                                            $ 3,160        $2,908
                                           =========    ============

     The aggregate maturities of long-term debt at December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998...............................  $     335
     1999...............................        368
     2000...............................        398
     2001...............................        429
     2002...............................        370
     Thereafter.........................      1,343
                                          ---------
          Total.........................  $   3,243
                                          =========

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

The components of the provision for income taxes are as follows (in thousands):

                                            YEAR ENDED        NINE MONTHS
                                             MARCH 31            ENDED
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   ------------
Federal --
     Current.........................  $     472  $     729      $1,043
     Deferred........................        287       (264)        (40)
                                       ---------  ---------   ------------
                                             759        465       1,003
                                       ---------  ---------   ------------
State --
     Current.........................        117        131         180
     Deferred........................         20        (43)         (6)
                                       ---------  ---------   ------------
                                             137         88         174
                                       ---------  ---------   ------------
          Total provision............  $     896  $     553      $1,177
                                       =========  =========   ============

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                            YEAR ENDED        NINE MONTHS
                                             MARCH 31            ENDED
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   ------------
Federal income tax at statutory
  rates..............................  $     846  $     502      $1,074
State income taxes...................         89         57         113
Nondeductible expenses...............         24         50          31
Other................................        (63)       (56)        (41)
                                       ---------  ---------   ------------
                                       $     896  $     553      $1,177
                                       =========  =========   ============

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                        MARCH 31,    DECEMBER 31,
                                          1997           1997
                                        ---------    ------------
Deferred tax assets --
     Accrued expenses................    $   698       $    671
     Allowance for doubtful
     accounts........................         81             84
     State taxes.....................         50             48
     Other...........................         40             65
                                        ---------    ------------
          Total deferred tax
          assets.....................        869            868
                                        ---------    ------------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................     (1,986)        (1,938)
                                        ---------    ------------
          Total deferred tax
          liabilities................     (1,986)        (1,938)
                                        ---------    ------------
          Net deferred tax
          liability..................    $(1,117)      $ (1,070)
                                        =========    ============

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Company makes lease payments to an affiliate for equipment. Total payments made under this lease agreement were approximately $109,000, $81,000 and $64,000 for the years ended March 31, 1996 and 1997, and for the nine months ended December 31, 1997, respectively.

     The Company purchases tools, equipment and supplies from a company owned by the shareholders of the Company. Purchases for the years ended March 31, 1996 and 1997, and for the nine months ended December 31, 1997, were approximately $420,000, $289,000 and $458,000, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2003. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $   1,376
     1999............................      1,339
     2000............................      1,334
     2001............................      1,314
     2002............................      1,314
     Thereafter......................        301
                                       ---------
                                       $   6,978
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $701,000, $324,000 and $247,000 for the years ended March 31, 1996 and 1997, and for the nine months ended December 31, 1997, respectively.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $50,000 per year per covered individual. Additionally, the Company is responsible for workers' compensation claims up to $350,000 per accident. Claims in excess of these amounts are covered by a stop-loss policy. Under the state's policy, the Company has several letters of credit totaling $2,537,000 which expire March 31, 1998. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through March 31, 1996 and 1997, and December 31, 1997.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company maintains a 401(k) employee savings and retirement plan (the
Plan) which provides that all qualified employees may defer the maximum income allowed under current tax law and the Company

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

will match a predetermined percentage of the first 3 percent of elective deferrals. The Company's policy is to fund the matching contribution on an annual basis. The matching contribution for fiscal 1996 and 1997 was approximately $29,000 and $31,000, respectively, and is included in accrued expenses at March 31, 1996 and 1997. No matching contributions were made during the nine months ended December 31, 1997. In addition to the matching contribution, the Company may make discretionary contributions allocated to eligible participants. No discretionary contributions were made for fiscal 1996 or 1997 or for the nine months ended December 31, 1997.

  EXECUTIVE BENEFIT PLAN

     The Company has established executive retirement and survivor benefit agreements for certain executives of the Company, providing for fiscal annual benefits payable over a period of 10 years in the event of the employee's death, disability or retirement at age 65. A portion of the future liability is being funded by investing in life insurance policies with a cash surrender value of $322,000 and $339,000 at March 31, 1997, and December 31, 1997. The cost of these benefits is being charged to expense and accrued using a present value method over the expected terms of employment. The charge to expense was approximately $137,000 each of the years ended March 31, 1996 and 1997 and $103,000 for the nine months ended December 31, 1997. The Company's obligation under the Plan is $412,000 and $515,000 at March 31, 1997, and December 31, 1997.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCARE providing for the merger of the Company with the subsidiary of LandCARE (the Merger). Equipment of approximately $26,000, which is included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $26,000. In addition, selling, general and administrative expenses would have been reduced by approximately $8,000 assuming the transaction had occurred January 1, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Four Seasons Landscape and Maintenance, Inc.:

     We have audited the accompanying balance sheets of Four Seasons Landscape and Maintenance, Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Four Seasons Landscape and Maintenance, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     120  $     397
     Accounts receivable, net........        937      1,480
     Inventories.....................         23         36
     Deferred tax asset..............        212        165
     Other current assets............         66         50
                                       ---------  ---------
          Total current assets.......      1,358      2,128
PROPERTY AND EQUIPMENT, net..........      1,189      1,240
OTHER ASSETS.........................         17         25
                                       ---------  ---------
          Total assets...............  $   2,564  $   3,393
                                       =========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $   1,227  $   1,604
     Line of credit..................        200     --
     Current maturities of long-term
      debt...........................        109         38
     Other current liabilities.......         33         33
                                       ---------  ---------
          Total current
            liabilities..............      1,569      1,675
LONG-TERM DEBT, net..................        147        103
DEFERRED TAX LIABILITY...............        242        286
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value,
      100,000 shares authorized,
      1215.5 shares issued and
      outstanding....................          1          1
     Additional paid-in capital......         11         11
     Retained earnings...............        594      1,317
                                       ---------  ---------
          Total shareholders'
            equity...................        606      1,329
                                       ---------  ---------
          Total liabilities and
            shareholders' equity.....  $   2,564  $   3,393
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
REVENUES.............................  $  12,000  $  13,367  $  16,066
COST OF SERVICES.....................      9,255     10,106     11,067
                                       ---------  ---------  ---------
          Gross profit...............      2,745      3,261      4,999
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,829      3,319      3,754
                                       ---------  ---------  ---------
          Income (loss) from
          operations.................        (84)       (58)     1,245
OTHER INCOME (EXPENSE):
  Interest expense...................        (37)       (43)       (37)
  Other income (expense), net........         (9)        12         (9)
                                       ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....       (130)       (89)     1,199
INCOME TAX PROVISION (BENEFIT).......        (65)       (50)       476
                                       ---------  ---------  ---------
NET INCOME (LOSS)....................  $     (65) $     (39) $     723
                                       =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                       TOTAL
                                        COMMON       PAID-IN       RETAINED     SHAREHOLDERS'
                                         STOCK       CAPITAL       EARNINGS        EQUITY
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1994...........     $ 1       $      11       $  698         $   710
  Net loss...........................    --            --              (65)            (65)
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1995...........       1              11          633             645
  Net loss...........................    --            --              (39)            (39)
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1996...........       1              11          594             606
  Net income.........................    --            --              723             723
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1997...........     $ 1       $      11       $1,317         $ 1,329
                                        =======    ===========    ==========    =============

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     (65) $     (39) $     723
     Adjustments to reconcile net
      income (loss) to net cash
      provided by operating
      activities --
          Depreciation...............        404        331        319
          Losses on sales of
             assets..................         (6)       (15)       (13)
          Deferred income tax
             provision (benefit).....        (29)       (24)        92
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................       (278)        49       (543)
               Inventories...........          2         27        (13)
               Other assets..........         20         24          7
               Accounts payable and
                  accrued expenses...        125        109        377
               Other, net............         14         (2)         1
                                       ---------  ---------  ---------
                     Net cash
                        provided by
                        operating
                        activities...        187        460        950
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property
      and equipment..................     --         --             30
     Purchases of property and
      equipment......................       (310)      (553)      (394)
                                       ---------  ---------  ---------
                     Net cash used in
                        investing
                        activities...       (310)      (553)      (364)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit and
      long-term debt.................        175        225     --
     Payments on line of credit and
      long-term debt.................       (105)      (132)      (309)
                                       ---------  ---------  ---------
                     Net cash
                        provided by
                        (used in)
                        financing
                        activities...         70         93       (309)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        (53)    --            277
CASH, beginning of year..............        173        120        120
                                       ---------  ---------  ---------
CASH, end of year....................  $     120  $     120  $     397
                                       =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $      37  $      43  $      37
          Income taxes...............          4         27          7

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Four Seasons Landscape and Maintenance, Inc. (the Company), a California corporation, headquartered in Foster City, California, was founded in 1973 and operates primarily in northern California with six branches in the Bay Area and two branches in Sacramento. The Company provides commercial landscape maintenance and offers commercial tree maintenance services for its customers.

     The Company and its shareholders intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCARE's common stock (the Merger) concurrently with the consummation of an initial public offering of the common stock of LandCARE.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company's revenues consist of landscape maintenance revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted monthly over the term of the contract. Revenues from landscape maintenance contracts are recognized based on agreed upon monthly contract payments.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life up to 90 days after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Generally, the Company's revenues from landscape maintenance contracts remain relatively constant throughout the year; however, the related cost of services varies due to seasonality. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, a line of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 for the year ended December 31, 1998.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Transportation equipment.............          5       $   1,700  $   1,801
Machinery and equipment..............       5-10             608        724
Leasehold improvements...............       5-10             216        230
Office furniture and equipment.......          5              85        170
                                                       ---------  ---------
          Total......................                      2,609      2,925
Less -- Accumulated depreciation.....                     (1,420)    (1,685)
                                                       ---------  ---------
          Property and equipment,
           net.......................                  $   1,189  $   1,240
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $     973  $   1,569
Income tax refund....................         41     --
Accounts receivable, other...........         16         11
Allowance for doubtful accounts......        (93)      (100)
                                       ---------  ---------
                                       $     937  $   1,480
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     408  $     484
Accrued compensation and benefits....        583        611
Accrued insurance premiums...........        136         65
Income tax payable...................     --            344
Warranty accrual.....................        100        100
                                       ---------  ---------
                                       $   1,227  $   1,604
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a $600,000 line of credit with a financial institution that is secured by accounts receivable, other rights to payment, general intangibles, inventory and equipment. In addition, it is guaranteed by shareholders of the Company. Interest is at the financial institution's prime rate plus .75 percent, which was 9 percent at December 31, 1996. The line of credit expires on September 1, 1998, and there was a total of $200,000 and no amounts outstanding on the line at December 31, 1996 and 1997, respectively.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Note payable to a financial institution
  in monthly installments of $4,123
  including interest at 8.71%, secured
  by accounts receivable, other rights
  to payment, general intangibles,
  inventory and equipment due 2001......  $     177  $     141
Notes payable to a financial institution
  in total monthly installments of
  $9,436 including interest at 8.25%,
  secured by accounts receivable, other
  rights to payment, general
  intangibles, inventory and equipment
  due 1997..............................         79     --
                                          ---------  ---------
                                                256        141
Less -- Current portion.................       (109)       (38)
                                          ---------  ---------
                                          $     147  $     103
                                          =========  =========

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998...............................  $      38
     1999...............................         42
     2000...............................         45
     2001...............................         16
                                          ---------
                                          $     141
                                          =========

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                                 DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     (33) $     (25) $     296
     Deferred........................        (23)       (19)        72
                                       ---------  ---------  ---------
                                             (56)       (44)       368
                                       ---------  ---------  ---------
State --
     Current.........................         (3)        (1)        88
     Deferred........................         (6)        (5)        20
                                       ---------  ---------  ---------
                                              (9)        (6)       108
                                       ---------  ---------  ---------
          Total provision............  $     (65) $     (50) $     476
                                       =========  =========  =========

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                 DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     (46) $     (31) $     419
State income taxes...................         (6)        (4)        70
Fuel tax credit......................        (21)       (23)       (22)
Nondeductible expenses...............          8          8          9
                                       ---------  ---------  ---------
                                       $     (65) $     (50) $     476
                                       =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Accrued expenses................  $     176  $     139
     Allowance for doubtful
       accounts......................         54         44
     State taxes.....................          4         11
                                       ---------  ---------
          Total deferred tax
             assets..................        234        194
                                       ---------  ---------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................       (142)      (193)
     Other...........................       (122)      (122)
                                       ---------  ---------
          Total deferred tax
             liabilities.............       (264)      (315)
                                       ---------  ---------
          Net deferred tax
             liability...............  $     (30) $    (121)
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company leases facilities from companies whose owners are shareholders of the Company. The total amount of rent expense incurred under these leases was $185,110, $218,899 and $228,239 for the years ended December 31, 1995, 1996 and
1997, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     273
     1999............................        206
     2000............................        143
     2001............................         70
     2002............................         12
                                       ---------
                                       $     704
                                       =========

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total rent expense under all operating leases, including operating leases with related parties, was $215,460, $251,778 and $301,480 for the years ended December 31, 1995, 1996 and 1997, respectively.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     From May 1, 1996, through April 30, 1997, the Company was self-insured for medical claims up to $35,000 per year per covered individual with a maximum payout of approximately $250,000. Claims in excess of this amount were covered by a stop loss policy. The Company has recorded reserves for its portion of self-insured claims based on estimated claims.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company offers its employees a 401(k) profit-sharing plan (the Plan) which covers all employees at least 21 years of age who have completed at least one year of service subsequent to employment. The Plan allows for employee contributions through salary reductions up to the statutory limits. Employer matching contributions are made at 20 percent of the employee's contribution and were $19,000, $20,000 and $23,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  STOCK AWARD INCENTIVE PROGRAM

     In May 1997, the Company instituted a stock award incentive program that authorizes the shareholders of the Company to grant up to 135 shares to participants at the shareholders' discretion. The shares are not distributed except in the event of a change in control. If a change in control occurs, participants become fully vested immediately prior to the change and shares of common stock are issued. If a change in control does not occur, the shares earn cash value over a five-year vesting period from the date of grant. The cash value earned as of December 31, 1997 was de minimus. Subsequent to December 31, 1997, the Company has recorded compensation expense of approximately $200,000 to recognize the effect of the pending Merger.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCARE, providing for the merger of the Company with the subsidiary of LandCARE. Equipment of approximately $34,000, which is included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by aproximately $34,000. In addition, selling, general and administrative expenses would have been reduced by approximately $16,000 assuming the transactions had occurred January 1, 1997.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease land used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Southern Tree & Landscape Co., Inc.:

     We have audited the accompanying balance sheet of Southern Tree & Landscape Co., Inc., as of December 31, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Tree & Landscape Co., Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 20, 1998

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                       BALANCE SHEET -- DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                 ASSETS
CURRENT ASSETS:
     Cash...............................  $      49
     Accounts receivable, net...........      1,810
     Inventories........................        619
     Deferred tax asset.................         77
     Other current assets...............        305
                                          ---------
          Total current assets..........      2,860
PROPERTY AND EQUIPMENT, net.............      2,146
                                          ---------
          Total assets..................  $   5,006
                                          =========

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses..........................  $   1,754
     Lines of credit....................      1,858
     Payable to related parties.........         39
     Current maturities of long-term
      debt..............................        346
                                          ---------
          Total current liabilities.....      3,997
LONG-TERM DEBT, net.....................        820
DEFERRED TAX LIABILITY..................         72
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 100,000
      shares authorized, 2,900 shares
      issued and outstanding............          3
     Retained earnings..................        114
                                          ---------
          Total shareholders' equity....        117
                                          ---------
          Total liabilities and
           shareholders' equity.........  $   5,006
                                          =========

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

REVENUES.............................  $  14,176
COST OF SERVICES.....................     11,617
                                       ---------
          Gross profit...............      2,559
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,766
                                       ---------
          Income from operations.....        793
OTHER INCOME (EXPENSE):
     Interest expense................       (429)
     Other income, net...............         26
                                       ---------
INCOME BEFORE INCOME TAXES...........        390
INCOME TAX PROVISION.................        158
                                       ---------
NET INCOME...........................  $     232
                                       =========

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                  RETAINED           TOTAL
                                        COMMON    EARNINGS       SHAREHOLDERS'
                                        STOCK     (DEFICIT)    EQUITY (DEFICIT)
                                        ------    ---------    -----------------
BALANCE, December 31, 1996...........    $  3      $  (118)         $  (115)
     Net income......................    --            232              232
                                        ------    ---------         -------
BALANCE, December 31, 1997...........    $  3      $   114          $   117
                                        ======    =========         =======

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     232
  Adjustments to reconcile net income
    to net cash provided by
    operating activities --
     Depreciation....................        311
     Loss on sale of property and
       equipment.....................          5
     Deferred income tax provision...        (87)
     Changes in assets and
      liabilities --
       Accounts receivable, net......       (106)
       Inventories...................        (37)
       Other current assets..........       (174)
       Accounts payable and accrued
        expenses.....................        312
       Payable to related parties....         39
                                       ---------
          Net cash provided by
           operating activities......        495
                                       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and
    equipment........................          2
  Purchases of property and
    equipment........................     (1,130)
                                       ---------
          Net cash used in investing
           activities................     (1,128)
                                       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from lines of credit and
     long-term debt..................        843
  Payments on lines of credit and
     long-term debt..................       (176)
                                       ---------
          Net cash provided by
           financing activities......        667
                                       ---------
NET INCREASE IN CASH.................         34
CASH, beginning of year..............         15
                                       ---------
CASH, end of year....................  $      49
                                       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the year for --
     Interest........................  $     429

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Southern Tree & Landscape Co., Inc. (the Company), a North Carolina corporation headquartered in Charlotte, North Carolina, was founded in 1977 and operates primarily in North Carolina and South Carolina with four branches in North Carolina and one branch in South Carolina. The Company provides commercial landscape installation and maintenance and also offers commercial tree services for customers. The Company is a subsidiary of Southern Shade Tree Co. (the Parent).

     Effective December 31, 1997, the Company and the Parent entered into a reorganization in which certain net assets of the Parent were transferred to the Company in exchange for 1,900 shares of the Company's common stock. The transaction was accounted for as a reorganization of companies under common control in a manner similar to a pooling of interests. After the reorganization, approximately 83% of the Company was owned by the Parent.

     The Company had a working capital deficit at December 31, 1997. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Company and its shareholders intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCARE's common stock concurrently with the consummation of an initial public offering of the common stock of LandCARE.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist primarily of trees and shrubs held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company's revenues consist of maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for one year and payments to the Company are remitted monthly over the term of the contract. Revenues from maintenance contracts are recognized based on agreed upon monthly contract payments. Revenues from installation contracts are recognized when the services are performed and billable under the terms of the applicable contract.

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel, and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life up to a year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Revenues from landscape maintenance contracts remain relatively constant throughout the year; however, the related cost of services vary due to seasonality. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, lines of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 for the year ended December 31, 1998.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment as of December 31, 1997, consist of the following (in thousands):

                                             ESTIMATED
                                           USEFUL LIVES
                                             IN YEARS
                                           -------------
Machinery and equipment.................       5-10        $   1,914
Transportation equipment................         5               804
Leasehold improvements..................   Life of lease         423
Office furniture and equipment..........         5               345
Buildings and improvements..............        30                90
                                                           ---------
          Total.........................                       3,576
Less -- Accumulated depreciation........                      (1,430)
                                                           ---------
          Property and equipment, net...                   $   2,146
                                                           =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable as of December 31, 1997, consist of the following (in thousands):

Accounts receivable, trade..............  $   1,854
Retainage...............................         35
Allowance for doubtful accounts.........        (79)
                                          ---------
                                          $   1,810
                                          =========

     Other current assets as of December 31, 1997, consist of the following (in thousands):

Prepaid expenses........................  $     189
Advance to related party................         83
Other current assets....................         33
                                          ---------
                                          $     305
                                          =========

     Accounts payable and accrued expenses as of December 31, 1997, consist of the following (in thousands):

Accounts payable, trade.................  $   1,319
Income tax payable......................        188
Warranty accrual........................        123
Accrued compensation and benefits.......         64
Other accrued expenses..................         60
                                          ---------
                                          $   1,754
                                          =========

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Company and the Parent jointly obtained lines of credit and a term loan with a financial institution. The maximum amount allowed to the Company under the $1.6 million line of credit held jointly with the Parent is $1.2 million, with the remainder available to the Parent. The Company also has a $650,000 line of credit with the same financial institution. The lines of credit are secured by accounts receivable, other rights to payment, general intangibles, inventory and equipment. The lines of credit are

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

also guaranteed by shareholders of the Company. The lines of credit are cross collateralized between the Company and the Parent. The interest rate on the lines of credit is at the financial institutions prime rate plus one percent, which was 9.5 percent at December 31, 1997. The lines of credit expire on November 30, 1998. The Company had $1.2 million and $650,000 outstanding at December 31, 1997.

     Under the lines of credit and term loan agreement, the Company is required to comply with certain financial covenants and restrictions. As the Company and the Parent jointly hold the lines of credit and term loan, a violation of covenants by one entity may cause the other entity to be in default. The Company was not in compliance with certain covenants as of December 31, 1997. Subsequent to yearend the Company obtained waivers for all covenant violations.

  LONG-TERM DEBT

     Long-term debt as of December 31, 1997, consists of the following (in thousands):

Notes payable to various financial
  institutions in total monthly
  installments of approximately
  $20,329 including interest ranging
  from 8.99% to 10.5%, secured by
  certain vehicles, machinery and
  equipment with payments due in
  varying maturities ranging from
  1998-2002..........................  $     538
Notes payable to other creditors in
  total monthly installments of
  approximately $2,265 including
  interest ranging from 8.53% to 10%,
  secured by certain vehicles,
  machinery and equipment with
  payments due in varying maturities
  ranging from 1998-2001.............         99
Lease payable to various leasing
  companies in total monthly
  installments of approximately
  $19,608 including interest ranging
  from 8.88% to 21%, secured by
  certain vehicles, machinery and
  equipment with payments due in
  varying maturities ranging from
  1998-2002..........................        529
                                       ---------
          Total......................      1,166
Less -- Current portion..............       (346)
                                       ---------
                                       $     820
                                       =========

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31-
     1998............................  $     346
     1999............................        244
     2000............................        226
     2001............................        194
     2002............................        156
                                       ---------
                                       $   1,166
                                       =========

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes as of December 31, 1997, are as follows (in thousands):

Federal --
     Current.........................  $     199
     Deferred........................        (71)
                                       ---------
                                             128
                                       ---------
State --
     Current.........................         47
     Deferred........................        (17)
                                       ---------
                                              30
                                       ---------
          Total provision............  $     158
                                       =========

     The provision for income taxes as of December 31, 1997, differs from an amount computed at the statutory rate as follows (in thousands):

Federal income tax at statutory
 rates...............................  $     137
State income taxes...................         19
Nondeductible expenses...............          2
                                       ---------
                                       $     158
                                       =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1997, are as follows (in thousands):

Deferred tax assets --
     Accrued expenses................  $     101
     Net operating loss
      carryforward...................         62
     Other...........................          3
                                       ---------
       Total deferred tax
        assets.......................        166
                                       ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................        135
     Other...........................         26
                                       ---------
       Total deferred tax
        liabilities..................        161
                                       ---------
          Net deferred tax asset.....  $       5
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company leases a facility under an operating lease from an entity owned by shareholders of the Company. Rent expense on the lease was approximately $66,000 for the year ended December 31, 1997.

     During the year ended December 31, 1997, the Company purchased equipment parts and supplies of approximately $57,000 from an affiliated entity.

     The Company reimburses the Parent for various administrative services performed by the Parent on behalf of the Company. In 1997, such payments totaled approximately $370,000. As of December 31, 1997, the Company made advances of approximately $83,000 to the Parent for expenses paid and services performed by the Parent.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During the year ended December 31, 1997, the Company purchased inventory of approximately $113,000 from an affiliated entity.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. Certain lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
          1998.......................        747
          1999.......................        659
          2000.......................        430
          2001.......................        142
          2002.......................         77
                                       ---------
                                       $   2,055
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $844,000 for the year ended December 31, 1997.

  STOCK REDEMPTION AGREEMENTS

     Under the terms of the stock redemption agreements executed in August 1997, if a shareholder desires to dispose of his shares of common stock (Offered Shares), the Company has the exclusive right to purchase the Offered Shares within 30 days from the shareholder. If the Company does not elect to purchase the Offered Shares, the remaining shareholders have 30 days to purchase the portion of the Offered Shares not purchased by the Company.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one-half year of service. The Plan allows for employee contributions through salary reductions of up to 20 percent of total compensation, subject to the statutory limits. The Company matches 25 percent of the employee's contribution, up to 4 percent of the employee's total compensation. Employer matching contributions totaled approximately $11,000 for 1997. The Company did not make any discretionary profit-sharing contributions in 1997.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On January 26, 1998, the Company entered into a debt agreement with a shareholder. Under the terms of this agreement, the Company borrowed $125,000 with a 12 percent interest rate. The note matures on April 26, 1998.

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCARE, providing for the merger of the Company with the subsidiary of LandCARE (the Merger).

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease a building used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To D.R. Church Landscape Co., Inc.:

     We have audited the accompanying consolidated balance sheets of D.R. Church Landscape Co., Inc., and subsidiary, as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of D.R. Church Landscape Co., Inc., and subsidiary as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1996 AND 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash............................  $      22  $     136
     Accounts receivable, net........      2,077      2,971
     Inventories.....................         96        134
     Deferred tax asset..............        411        136
                                       ---------  ---------
          Total current assets.......      2,606      3,377
PROPERTY AND EQUIPMENT, net..........      1,482      1,917
DEFERRED TAX ASSET...................     --            243
OTHER ASSETS.........................        203         75
                                       ---------  ---------
          Total assets...............  $   4,291  $   5,612
                                       =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $   1,091  $   1,560
     Line of credit..................        551        140
     Current maturities of long-term
      debt...........................        282        366
     Current maturities of long-term
      payable to related parties.....     --            106
                                       ---------  ---------
       Total current
        liabilities..................      1,924      2,172
LONG-TERM DEBT, net..................        589        765
LONG-TERM PAYABLE TO RELATED PARTIES,
  net................................     --             15
DEFERRED TAX LIABILITY...............         16     --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
      150,000 shares authorized,
      65,076 and 62,878 shares
      issued, 62,446 and 62,253
      shares outstanding.............          6          6
     Retained earnings...............      1,824      2,677
     Treasury stock, 2,630 and 625
      shares, at cost................        (68)       (23)
                                       ---------  ---------
          Total shareholders'
           equity....................      1,762      2,660
                                       ---------  ---------
          Total liabilities and
           shareholders' equity......  $   4,291  $   5,612
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
REVENUES.............................  $   9,141  $  10,951  $  13,257
COST OF SERVICES.....................      6,121      7,624      8,906
                                       ---------  ---------  ---------
          Gross profit...............      3,020      3,327      4,351
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,136      3,591      2,864
                                       ---------  ---------  ---------
          Income (loss) from
             operations..............        884       (264)     1,487
OTHER INCOME (EXPENSE):
     Interest expense................        (94)      (117)      (184)
     Other income, net...............         37         78         97
                                       ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....        827       (303)     1,400
INCOME TAX PROVISION (BENEFIT).......        329       (120)       547
                                       ---------  ---------  ---------
NET INCOME (LOSS)....................  $     498  $    (183) $     853
                                       =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                  TOTAL
                                           COMMON    RETAINED     TREASURY    SHAREHOLDERS'
                                           STOCK     EARNINGS      STOCK         EQUITY
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1994..............    $  6      $ 1,509      $--           $ 1,515
     Repurchase of common stock.........    --          --             (3)            (3)
     Net income.........................    --            498       --               498
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1995..............       6        2,007          (3)         2,010
     Repurchase of common stock.........    --          --            (65)           (65)
     Net loss...........................    --           (183)      --              (183)
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1996..............       6        1,824         (68)         1,762
     Sale of common stock held in
       treasury.........................    --          --             45             45
     Net income.........................    --            853       --               853
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1997..............    $  6      $ 2,677      $  (23)       $ 2,660
                                           ======    =========    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     498  $    (183) $     853
     Adjustments to reconcile net
      income (loss) to net cash
      provided by (used in) operating
      activities --
          Depreciation...............        246        389        480
          Gain on sale of property
             and equipment...........     --         --             (9)
          Deferred income tax
             provision (benefit).....        (26)      (347)        16
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................       (630)       (22)      (894)
               Inventories...........        (31)    --            (38)
               Other assets..........       (100)        29        128
               Accounts payable and
                  accrued expenses...        920        108        469
                                       ---------  ---------  ---------
                     Net cash
                        provided by
                        (used in)
                        operating
                        activities...        877        (26)     1,005
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
      and equipment..................     --         --             11
     Purchases of property and
      equipment......................       (832)      (712)      (917)
                                       ---------  ---------  ---------
                     Net cash used in
                        investing
                        activities...       (832)      (712)      (906)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit and
      long-term debt.................        204      1,051      2,460
     Payments on line of credit and
      long-term debt.................       (183)      (251)    (2,490)
     Cash received (paid) for
      treasury stock.................         (3)       (65)        45
                                       ---------  ---------  ---------
                     Net cash
                        provided by
                        financing
                        activities...         18        735         15
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......         63         (3)       114
CASH, beginning of year..............        (38)        25         22
                                       ---------  ---------  ---------
CASH, end of year....................  $      25  $      22  $     136
                                       =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $      94  $     117  $     184
          Income taxes...............         36         80         36

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     D.R. Church Landscape Co., Inc. (the Company), and its wholly owned subsidiary Royal Oaks Nursery, Inc. (both Illinois corporations), are headquartered in Chicago, Illinois. The Company was founded in 1963 and operates primarily in the greater Chicago and Milwaukee areas with branches in Wadsworth, Illinois and Milwaukee, Wisconsin. The Company provices commercial landscape installation and maintenance and also provides snow removal services.

     The Company and its shareholders intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Company' s common stock will be exchanged for cash and shares of LandCARE'S common stock concurrently with the consummation of an initial public offering of the common stock of LandCARE.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist of materials and supplies held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company's revenues consist of maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted monthly over the term of the contract. Revenues from landscape maintenance contracts are recognized based on agreed upon monthly contract payments. Revenues from installation services are recognized when the services are performed and billable under the terms of the applicable contract.

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plants, trees and hardscape for up to one year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Generally, the Company's revenues from installation projects are concentrated during the warmer months of April to October. Revenues from landscape maintenance contracts typically do not generate revenues in the winter. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Transportation equipment.............           5      $   2,041  $   2,677
Machinery and equipment..............        3-10          3,020      3,248
Leasehold improvements...............       15-30             53         74
                                                       ---------  ---------
          Total......................                      5,114      5,999
Less -- Accumulated depreciation.....                     (3,632)    (4,082)
                                                       ---------  ---------
          Property and equipment,
           net.......................                  $   1,482  $   1,917
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   2,584  $   3,404
Retainage............................        234        308
Allowance for doubtful accounts......       (741)      (741)
                                       ---------  ---------
                                       $   2,077  $   2,971
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     292  $     259
Accrued compensation and benefits....        153        202
Income tax payable...................        362        853
Accrued professional fees............        200        177
Other accrued expenses...............         84         69
                                       ---------  ---------
                                       $   1,091  $   1,560
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a $1.4 million line of credit with a financial institution that is secured by accounts receivable, bearing interest at the financial institution's prime rate plus 0.75 percent, which was 9 percent and 9.25 percent at December 31, 1996 and 1997, respectively. The line of credit expires on February 1, 1998, and there was a total of $551,000 and $140,000 outstanding on the line at December 31, 1996 and 1997, respectively.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Notes payable to financial
  institutions in total monthly
  installments of approximately
  $19,000 including interest ranging
  from 8.57% to 9.50%, secured by
  vehicles and equipment with payment
  due in varying maturities ranging
  from 1999-2001.....................  $     443  $     501
Notes payable to financial
  institutions in total monthly
  installments of approximately
  $8,300 including interest at
  financial institution's prime rate
  plus 1.25%, which was 9.50% and
  9.75% at December 31, 1996 and
  1997, respectively, secured by
  vehicles and equipment with final
  payment due 1998...................         46         16
Note payable to a shareholder in
  monthly installments of $656
  including interest at 9.00%,
  secured by a vehicle with final
  payment due 2001...................     --             21
Note payable to a shareholder
  including interest at 9.00%,
  unsecured and due on demand........     --            100
Capital leases of vehicles payable in
  monthly installments of
  approximately $19,000 including
  interest at 6.25%, with varying
  maturities ranging from
  1999-2002..........................        175        607
Capital leases of equipment payable
  in monthly installments of
  approximately $5,000 including
  interest at 6.25%, with varying
  maturities ranging from
  1998-1999..........................        207          7
                                       ---------  ---------
                                             871      1,252
Less- Current portion................       (282)      (472)
                                       ---------  ---------
                                       $     589  $     780
                                       =========  =========

     The aggregate maturities of long-term debt and capital lease obligations as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $     472
     1999............................        371
     2000............................        286
     2001............................        123
                                       ---------
                                       $   1,252
                                       =========

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Federal --
     Current............................  $     289  $     185  $     434
     Deferred...........................        (21)      (284)        13
                                          ---------  ---------  ---------
                                                268        (99)       447
                                          ---------  ---------  ---------
State --
     Current............................         66         42         97
     Deferred...........................         (5)       (63)         3
                                          ---------  ---------  ---------
                                                 61        (21)       100
                                          ---------  ---------  ---------
          Total provision...............  $     329  $    (120) $     547
                                          =========  =========  =========

     The provision (benefit) for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Federal income tax at statutory rates...  $     290  $    (106) $     482
State income taxes......................         39        (14)        65
                                          ---------  ---------  ---------
                                          $     329  $    (120) $     547
                                          =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities, are as follows (in thousands):

                                            1996       1997
                                          ---------  ---------
Deferred tax assets --
     Allowance for doubtful accounts....  $     370  $     286
     Accrued expenses...................         82        169
     Other..............................         19         17
                                          ---------  ---------
          Total deferred tax assets.....        471        472
                                          ---------  ---------
Deferred tax liabilities --
     Bases differences in property and
      equipment.........................        (32)       (42)
     Other..............................        (44)       (51)
                                          ---------  ---------
          Total deferred tax
             liabilities................        (76)       (93)
                                          ---------  ---------
          Net deferred tax assets.......  $     395  $     379
                                          =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company entered into agreements with the shareholders and other related entities for the leases of office buildings and property used for nursery operations. The Company also leases vehicles, landscaping and office equipment from a shareholder. Total lease payments to shareholders were $216,000, $242,000 and $273,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment, vehicles and land under operating lease agreements, including leases with related parties. These leases expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     249
     1999............................        166
     2000............................        116
     2001............................         92
                                       ---------
                                       $     623
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $233,000, $338,000 and $327,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $10,000 per year per covered individual. Claims in excess of these amounts are covered by a stop-loss policy.

  EMPLOYEE STOCK OWNERSHIP PLAN

     The Company participates in an Employee Stock Ownership Plan (the Plan) which covers all employees who have completed at least 1,000 hours of service as of the first year of employment ending July 1, the first day of the Plan year. Participation in the Plan is based on the total compensation paid to employees during the Plan year. The Company makes discretionary stock or cash contributions to the Plan, which were $85,000 in cash during 1995, $50,000 in cash and $50,000 in common stock during 1996 and $50,000 in common stock during 1997.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCARE, providing for the merger of the Company with the subsidiary of LandCARE (the Merger). Royal Oaks Nursery, Inc. and the related operating assets and liabilities, will not be acquired in the Merger. Approximately $19,000 of cash, $43,000 of related party receivables and $19,000 of property and equipment, net, which are included in the consolidated balance sheet at December 31, 1997 will be sold to the shareholders of the Company. In addition, shareholders of the Company will assume liabilities of approximately $3,000, which are included in the consolidated balance sheet at December 31, 1997. Revenue would have been reduced by approximately $233,000 and income from operations would have been increased by approximately $43,000 for the year ended December 31, 1997 assuming the transaction had occurred January 1, 1997. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $78,000.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Ground Control Landscaping, Inc.:

     We have audited the accompanying balance sheet of Ground Control Landscaping, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ground Control Landscaping, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
February 13, 1998

                        GROUND CONTROL LANDSCAPING, INC.
                       BALANCE SHEET -- DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

               ASSETS
CURRENT ASSETS:
     Cash............................  $      94
     Accounts receivable, net........        965
     Inventories.....................         34
     Deferred tax asset..............        103
     Other current assets............        150
                                       ---------
          Total current assets.......      1,346
PROPERTY AND EQUIPMENT, net..........      2,855
OTHER ASSETS.........................        156
                                       ---------
          Total assets ..............  $   4,357
                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $     988
     Line of credit..................        434
     Current maturities of long-term
      debt...........................        180
                                       ---------
          Total current
           liabilities...............      1,602
LONG-TERM DEBT, net..................      1,588
DEFERRED TAX LIABILITY...............        145
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 par value,
      1,000 shares authorized and
      issued, 450 shares outstanding....     --
     Additional paid-in capital......          4
     Retained earnings...............      1,060
     Treasury stock, 550 shares, at
      cost...........................        (42)
                                       ---------
          Total stockholders'
           equity....................      1,022
                                       ---------
          Total liabilities and
           stockholders' equity......  $   4,357
                                       =========

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

REVENUES.............................  $   8,979
COST OF SERVICES.....................      6,663
                                       ---------
          Gross profit...............      2,316
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,510
                                       ---------
          Income from operations.....        806
OTHER EXPENSE:
     Interest expense................       (151)
     Other expense, net..............        (16)
                                       ---------
INCOME BEFORE INCOME TAXES...........        639
INCOME TAX PROVISION.................        248
                                       ---------
NET INCOME...........................  $     391
                                       =========

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                  ADDITIONAL                                 TOTAL
                                        COMMON     PAID-IN      RETAINED     TREASURY    STOCKHOLDERS'
                                        STOCK      CAPITAL      EARNINGS      STOCK         EQUITY
                                        ------    ----------    ---------    --------    -------------
BALANCE, December 31, 1996...........   $ --         $  4        $   669      $  (42)       $   631
     Net income......................     --           --            391         --             391
                                        ------       ----       ---------    --------    -------------
BALANCE, December 31, 1997...........   $ --         $  4        $ 1,060      $  (42)       $ 1,022
                                        ======       ====       =========    ========    =============

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     391
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
          Depreciation...............        267
          Loss on sale of property
           and equipment.............         32
          Deferred income tax
           provision.................          9
          Changes in assets and
           liabilities --
               Accounts receivable,
                net..................       (135)
               Inventories...........        (34)
               Other assets..........        (90)
               Accounts payable and
                accrued expenses.....         19
                                       ---------
                  Net cash
                   provided by
                   operating
                   activities........        459
                                       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property
      and equipment..................         52
     Purchases of property and
      equipment......................       (662)
                                       ---------
                  Net cash used in
                   investing
                   activities........       (610)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit and
      long-term debt.................      1,671
     Payments on line of credit and
      long-term debt.................     (1,551)
                                       ---------
                  Net cash
                   provided by
                   financing
                   activities........        120
                                       ---------
NET DECREASE IN CASH.................        (31)
CASH, beginning of year..............        125
                                       ---------
CASH, end of year....................  $      94
                                       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $     152
          Income taxes...............        135

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Ground Control Landscaping, Inc. (the Company), a Florida corporation, headquartered in Orlando, Florida, was founded in 1973 and operates primarily in Florida with branches in Tampa and Orlando. The Company provides commercial landscape installation and maintenance services.

     The Company had a working capital deficit at December 31, 1997. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Company and its stockholders intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCARE'S common stock concurrently with the consummation of an initial public offering of the common stock of LandCARE.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist of materials and supplies held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  NON-CASH INVESTING AND FINANCING ACTIVITIES

     In June 1997, the Company purchased its corporate headquarters facility in Orlando, Florida, for $1.5 million. The Company paid $140,000 in cash and financed the balance with a mortage note issued to the seller (See Note 5).

  REVENUE RECOGNITION

     The Company's revenues consist of landscape maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted monthly over the term of the contract. Revenues from landscape maintenance contracts are recognized based on agreed upon monthly contract payments. Revenues from installation services are recognized when the services are performed and billable under the terms of the applicable contract.

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life for up to one year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenues and net income as a result of the seasonal nature of the Company's business. Revenues from landscape maintenance contracts remain relatively constant throughout the year; however, the related cost of services varies due to seasonality. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, a line of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment as of December 31, 1997, consist of the following (in thousands):

                                         ESTIMATED
                                        USEFUL LIVES
                                          IN YEARS
                                        ------------
Land.................................         --       $     219
Buildings and improvements...........          30          1,910
Transportation equipment.............           5          1,204
Machinery and equipment..............        3-10            292
Office furniture and equipment.......           5            188
                                                       ---------
          Total......................                      3,813
Less -- Accumulated depreciation.....                       (958)
                                                       ---------
          Property and equipment,
             net.....................                  $   2,855
                                                       =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable as of December 31, 1997, consist of the following (in thousands):

Accounts receivable, trade...........  $     881
Retainage............................         99
Allowance for doubtful accounts......        (15)
                                       ---------
                                       $     965
                                       =========

     Other current assets as of December 31, 1997, consist of the following (in thousands):

Deposits on materials................  $      82
Other current assets.................         68
                                       ---------
                                       $     150
                                       =========

     Accounts payable and accrued expenses as of December 31, 1997, consist of the following (in thousands):

Accounts payable, trade..............  $     334
Accrued compensation and benefits....        174
Self-insurance reserves..............        245
Income tax payable...................        107
Warranty accrual.....................        104
Other accrued expenses...............         24
                                       ---------
                                       $     988
                                       =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a $500,000 line of credit with a financial institution that is secured by the receivables and equipment of the Company, as well as a life insurance policy insuring the primary stockholder (waived until March 1998). The stockholders personally guarantee all amounts borrowed. In addition, interest is at the financial institution's prime rate plus 1 percent, which was 9.5 percent at December 31, 1997. There was a total of $434,000 outstanding on this facility as of December 31, 1997. Under the Credit Agreement, the Company is required to comply with certain financial covenants and

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

restrictions. The Company was not in compliance with certain covenants as of December 31, 1997. Subsequent to year end, the Company obtained waivers for all covenant violations.

  LONG-TERM DEBT

     Long-term debt as of December 31, 1997, consists of the following (in thousands):

Notes payable to a financial
  institution in monthly installments
  of approximately $14,000 including
  interest ranging from 9% to 10%,
  secured by certain vehicles and
  equipment due in varying maturities
  ranging from 1998-2000.............  $     250
Note payable to a construction
  company in monthly installments of
  approximately $12,600 including
  interest at 9.5%, secured by
  property due 2013..................      1,330
Note payable to a bank in monthly
  installments of approximately
  $2,300 including interest at 8.5%,
  secured by land and property due
  2008...............................        188
                                       ---------
                                           1,768
Less -- Current portion..............       (180)
                                       ---------
                                       $   1,588
                                       =========

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $     180
     1999............................        130
     2000............................         65
     2001............................         50
     2002............................         54
     Thereafter......................      1,289
                                       ---------
                                       $   1,768
                                       =========

6.  INCOME TAXES:

     The components of the provision for income taxes as of December 31, 1997, are as follows (in thousands):

Federal --
     Current.........................  $     204
     Deferred........................          8
                                       ---------
                                             212
                                       ---------
State --
     Current.........................         35
     Deferred........................          1
                                       ---------
                                              36
                                       ---------
          Total provision............  $     248
                                       =========

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes as of December 31, 1997, differs from an amount computed at the statutory rate as follows (in thousands):

Federal income tax at statutory
  rates..............................  $     223
State income taxes...................         23
Nondeductible expenses...............          5
Fuel tax credit......................         (3)
                                       ---------
                                       $     248
                                       =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1997, are as follows (in thousands):

Deferred tax assets --
     Accrued expenses................  $      64
     Other...........................          7
                                       ---------
          Total deferred tax
             assets..................         71
                                       ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................        (64)
     Accrued expenses................        (32)
     Other...........................        (17)
                                       ---------
          Total deferred tax
             liabilities.............       (113)
                                       ---------
          Net deferred tax
             liability...............  $     (42)
                                       =========

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements. These leases expire on various dates through 2002 and include purchase and renewal provisions.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     135
     1999............................        128
     2000............................         89
     2001............................         34
     2002............................          4
                                       ---------
                                       $     390
                                       =========

     Total rent expense under all operating leases was $149,000 for the period ended December 31, 1997.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for workers' compensation. The policy is on a claims-made basis and provides for a maximum loss exposure to the Company, including premiums, of approximately $240,000. Claims in excess of this amount are covered by a stop-loss policy. The Company has recorded reserves for its portion of self-insured claims based on estimated claims.

  EMPLOYEE RETIREMENT PLAN

     The Company participates in a retirement plan (the Plan) for employees with two full years of service in a management or supervisory position. Eligible employees vest in the Plan over 20 years beginning five years after qualifying for the Plan. The benefit is payable over 20 years to participants over 65-years old based on Plan specifications. The Company's obligation under the Plan as of December 31, 1997, is $75,000. The Company is funding its obligation by investing in life insurance policies with a cash surrender value of $131,000 at December 31, 1997.

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of LandCARE, providing for the merger of the Company with the subsidiary of LandCARE (the Merger). Land and net property and equipment of approximately $2.1 million, which is included in the balance sheet at December 31, 1997, will be distributed to the stockholders. In addition, stockholders of the Company will assume liabilities of approximately $1.5 million, which are included in the consolidated balance sheet at December 31, 1997. Selling, general and administrative expenses would have been reduced by approximately $62,000, interest expense, net would have been reduced by approximately $89,000 and income before income taxes would have been increased by approximately $151,000 assuming the transaction had occurred January 1, 1997. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease stockholders' equity by approximately $545,000.

     Concurrently with the Merger, the Company will enter into an agreement with the stockholders to lease land and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arteka Corporation:

     We have audited the accompanying combined balance sheets of the companies identified in Note 1 to the combined financial statements (collectively, the Group) as of December 31, 1997 and 1996, and the related combined statements of operations, shareholder's equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
February 13, 1998

                       ARTEKA CORPORATION AND AFFILIATES
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
  Cash...............................  $       5  $     268
  Accounts receivable, net...........      1,743      2,105
  Related-party receivable...........        120     --
  Inventories........................      1,020      1,000
  Other current assets...............         30        207
                                       ---------  ---------
          Total current assets.......      2,918      3,580
PROPERTY AND EQUIPMENT, net..........        714      1,539
OTHER ASSETS.........................         30      1,554
                                       ---------  ---------
          Total assets...............  $   3,662  $   6,673
                                       =========  =========

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     expenses........................  $   1,332  $   1,554
  Lines of credit....................        410        100
  Current maturities of long-term
     debt............................        233      2,510
  Current maturities of long-term
     payable to related party........     --             87
  Deferred tax liability.............        323         38
  Other current liabilities..........        123         90
                                       ---------  ---------
       Total current
        liabilities..................      2,421      4,379
LONG-TERM DEBT, net..................        439        301
LONG-TERM PAYABLE TO RELATED PARTY,
  net................................     --            911
DEFERRED TAX LIABILITY...............         74        179
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock.......................         10         10
  Retained earnings..................        718        893
                                       ---------  ---------
       Total shareholder's
        equity.......................        728        903
                                       ---------  ---------
          Total liabilities and
            shareholder's equity.....  $   3,662  $   6,673
                                       =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
REVENUES.............................  $   7,052  $   7,366
COST OF SERVICES.....................      5,055      5,227
                                       ---------  ---------
          Gross profit...............      1,997      2,139
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,722      2,136
                                       ---------  ---------
          Income from operations.....        275          3
OTHER INCOME (EXPENSES):
     Interest expense................       (129)       (95)
     Other income, net...............         32         16
                                       ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....        178        (76)
INCOME TAX PROVISION (BENEFIT).......         75       (251)
                                       ---------  ---------
NET INCOME (LOSS)....................  $     103  $     175
                                       =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                   TOTAL
                                        COMMON    RETAINED     SHAREHOLDER'S
                                        STOCK     EARNINGS         EQUITY
                                        ------    ---------    --------------
BALANCE, December 31, 1995...........    $ 10       $ 615          $  625
     Net income......................    --           103             103
                                        ------    ---------    --------------
BALANCE, December 31, 1996                 10         718             728
     Net income......................    --           175             175
                                        ------    ---------    --------------
BALANCE, December 31, 1997...........    $ 10       $ 893          $  903
                                        ======    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     103  $     175
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
          Depreciation...............        165        208
          Gain on sale of property...         (4)        (3)
          Deferred income tax
            provision (benefit)......         62       (251)
          Changes in assets and
              liabilities --
               Accounts receivable,
                 net.................       (717)        (9)
               Inventories...........        144         20
               Other assets..........        (48)      (116)
               Accounts payable and
                 accrued expenses....        746         (2)
               Other, net............        (50)       (14)
                                       ---------  ---------
                    Net cash
                     provided by
                     operating
                     activities......        401          8
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Business acquisitions, net of
      cash acquired..................     --            (45)
     Proceeds from sales of property
      and equipment..................        122     --
     Purchases of property and
      equipment......................       (390)      (246)
                                       ---------  ---------
                    Net cash used in
                     investing
                     activities......       (268)      (291)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net line-of-credit repayments...       (424)      (310)
     Net long-term borrowings
      (repayments)...................        294       (144)
     Borrowings from related party...     --          1,000
                                       ---------  ---------
                    Net cash
                     provided by
                     (used in)
                     financing
                     activities......       (130)       546
                                       ---------  ---------
NET INCREASE IN CASH.................          3        263
CASH, beginning of year..............          2          5
                                       ---------  ---------
CASH, end of year....................  $       5  $     268
                                       =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $     129  $      95
          Income taxes...............          5          9

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The financial statements of Arteka Corporation (Arteka) and affiliates (collectively, the Group) combine the financial statements of the following companies under common control and ownership: Arteka Corporation, Arteka Natural Green Corporation, Arteka Nurseries, Inc., and Southwest Lawn Maintenance, Inc., a wholly owned subsidiary of Arteka Corporation (all Minnesota corporations). The Group headquartered in Eden Prairie, Minnesota, was founded in 1976 and operates in four locations in the Twin Cities area. The Group provides commercial landscape installation and maintenance services, operates a tree nursery, which primarily provides trees to its own operations, and provides snow removal services.

     The Company had a working capital deficit at December 31, 1997. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Group and its shareholder intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of LandCARE's common stock concurrently with the consummation of an initial public offering of the common stock of LandCARE.

  ACQUISITIONS

     MANAGEMENT AND MAINTENANCE, INC. -- Effective December 31, 1997, the Group acquired certain equipment and service contracts from Management and Maintenance, Inc. (MMI). MMI's owner also entered into a three-year noncompete agreement with the Group. The noncompete agreement was valued at $15,000. The Group recorded the equipment and service contracts on its December 31, 1997, balance sheet based on the amounts paid to MMI's owner.

     As consideration for the purchase, the Group paid MMI's owner $10,000 in cash; issued to MMI's owner a $580,000 note payable; and agreed to a performance payment due January 1, 1999, equal to 10 percent of the gross revenues generated under the purchased contracts or $80,000 whichever is greater. The Group also entered into a three-year lease with MMI's owner beginning January 1, 1998, to lease certain office space owned by MMI's owner. The lease requires annual rent of approximately $24,000 payable in even monthly installments.

     SOUTHWEST LAWN MAINTENANCE, INC. -- Effective December 31, 1997, the Group purchased all the outstanding stock of Southwest Lawn Maintenance, Inc. (SWL). Prior to the acquisition, SWL was engaged in the same business as the Group. The Group accounted for the acquisition as a business combination using purchase accounting. The purchase price was allocated among the assets and liabilities of SWL which resulted in goodwill of approximately $1.5 million. The Group is amortizing the goodwill over 40 years.

     The Group acquired SWL for $50,000 in cash plus a $1,735,000 note payable to SWL's former shareholder. The Group has recorded the note at its estimated fair value of $1,658,000. In conjunction with the SWL acquisition, the Group entered into a one-year lease beginning January 1, 1998, with SWL's former shareholder to rent SWL's offices owned by SWL's former shareholder. The lease requires annual rent of $30,000 payable in even monthly installments.

     As part of the acquisition, SWL's former shareholder granted the Group the option to terminate the acquisition, the related lease and the note payable under certain circumstances. If the Group exercises the option, SWL's former shareholder will be entitled to retain the $50,000 cash payment plus will be entitled to receive an additional payment of $10,000. The agreement also grants SWL's former shareholder the right to accelerate the amounts due under the $1,735,000 note.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In conjunction with the acquisitions, liabilities were assumed as follows (in thousands):

Fair value of assets acquired, net of
  cash acquired......................  $   1,144
Goodwill.............................      1,437
Cash paid, net of cash acquired......        (45)
Issuance of convertible notes........     (2,318)
                                       ---------
Liabilities..........................  $     218
                                       =========

     The following unaudited pro forma summary presents information as if the SWL acquisition had occurred at January 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined enterprise (in thousands):

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
                                        (UNAUDITED)
Pro forma revenue....................      $9,249
Pro forma net income.................         432

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Group maintains an allowance for doubtful accounts based upon the estimated collectability of all accounts receivable.

  INVENTORIES

     Inventories consist of growing stock held by Arteka Nurseries, Inc., and parts and supplies held for use in the ordinary course of business by Arteka Natural Green, Inc. The book value of these inventories at December 31, 1996 and 1997, is as follows (in thousands):

                                         1996       1997
                                       ---------  ---------
Growing stock........................  $     933  $     897
Parts and supplies...................         87        103
                                       ---------  ---------
                                       $   1,020  $   1,000
                                       =========  =========

     Parts and supplies inventories are stated at the lower of cost or market. Growing stock includes planting and growing costs. Harvesting costs are expensed as incurred. Inventory is relieved and cost of services is charged as growing stock is harvested or lost as the result of casualty.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Group's revenues consist of maintenance revenues, installation revenues and snow removal revenues. The Group's landscape maintenance contracts are for terms of one to three years and payments to the Group are remitted monthly over the term of the contract. Revenues from landscape maintenance contracts are recognized based on agreed upon monthly contract payments. The Group recognizes installation and snow removal revenue when services are performed and billable under the terms of the applicable contract.

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Group's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Group warrants plant life for the first year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Group has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Group's business. Generally, the Group's revenues from installation projects are concentrated during the warmer months of April to October. Revenues from landscape maintenance contracts typically do not generate revenues in the winter; however, snow removal services provided in the winter partially offset these decreases. As a result, the gross margin from landscape maintenance can vary seasonally.

  INCOME TAXES

     The Group, with the exception of Arteka Nurseries, Inc., accounts for income taxes in accordance with Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1997, Arteka Nurseries, Inc. (the Nursery) elected S Corporation status as defined by the Internal Revenue Code, whereby the Nursery is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Nursery's taxable earnings or losses in their personal tax returns.

  SHAREHOLDER'S EQUITY

     The equity structure of the Group is as follows at each December 31, 1996 and 1997:

                                                        SHARES
                                        AUTHORIZED    ISSUED AND
                                          SHARES      OUTSTANDING    PAR VALUE
                                        ----------    -----------    ---------
Arteka Corporation...................      2,500          1,000        No par
Arteka Natural Green Corporation.....     25,000         10,000         $1.00
Arteka Nurseries, Inc................     25,000         10,000        No par

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable, lines of credit, and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Group will adopt SFAS No. 131 in the year ended December 31, 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31
                                        USEFUL LIVES   --------------------
                                          IN YEAR        1996       1997
                                        ------------   ---------  ---------
Machinery and equipment..............        5-10          1,356      2,345
Office furniture and equipment.......           5            207        212
Leasehold improvements...............           5            122        122
                                                       ---------  ---------
          Total......................                      1,685      2,679
Less -- Accumulated depreciation.....                       (971)    (1,140)
                                                       ---------  ---------
          Property and equipment,
             net.....................                  $     714  $   1,539
                                                       =========  =========

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   1,459  $   1,673
Retainage............................        280        394
Accounts receivable, other...........         48         85
Allowance for doubtful accounts......        (44)       (47)
                                       ---------  ---------
                                       $   1,743  $   2,105
                                       =========  =========

     Other assets consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Goodwill.............................  $  --      $   1,472
Other................................         30         82
                                       ---------  ---------
                                       $      30  $   1,554
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     717  $   1,046
Accrued compensation and benefits....        466        286
Warranty accrual.....................         95         91
Other accrued expenses...............         54        131
                                       ---------  ---------
                                       $   1,332  $   1,554
                                       =========  =========

     Other current liabilities consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Customer deposits....................  $     123  $       3
Performance payment..................     --             80
Other................................     --              7
                                       ---------  ---------
                                       $     123  $      90
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Group has two lines of credit which provide for borrowings up to $1.3 million with a financial institution that are secured by accounts receivable and bear interest at prime plus 1.25 percent which was 9.5 percent and 9.75 percent at December 31, 1996 and 1997, respectively. Each of the lines of credit expire in April 1998. The Group had $410,000 and $100,000 outstanding under these lines of credit at December 31, 1996 and 1997, respectively.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Note payable to a financial
  institution in monthly installments
  of $14,300 including interest at
  9.25%, secured by certain of the
  Group's equipment, due November
  1999...............................  $     439  $     302
Notes payable to various equipment
  vendors in total monthly
  installments of approximately
  $10,000 including interest ranging
  from 7.5% to 10.9%, secured by
  certain of the Group's equipment
  due in varying maturities ranging
  from 1998 -- 2001..................        233        221
Note payable to a financial
  institution in monthly installments
  of $1,754 including interest at
  9.75%, secured by certain of the
  Group's equipment, due July 2000...     --             48
Note payable to the Group's sole
  shareholder in monthly installments
  of $16,416 including interest at
  9.5%, due February 2005............     --          1,000
Note payable to former SWL owner
  including imputed interest at 10%
  due June 1998......................     --          1,658
Note payable to MMI owner in two
  payments of $145,000 on January 9,
  1998 and $435,000 on July 1, 1998
  including interest of 10%..........     --            580
                                       ---------  ---------
                                             672      3,809
Less -- Current portion..............       (233)    (2,597)
                                       ---------  ---------
                                       $     439  $   1,212
                                       =========  =========

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

          Year ending December 31 --
          1998.......................  $   2,597
          1999.......................        391
          2000.......................        151
          2001.......................        139
          2002.......................        153
          Thereafter.................        378
                                       ---------
                                       $   3,809
                                       =========

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
  Current............................  $      (1) $       3
  Deferred...........................         58       (248)
                                       ---------  ---------
                                              57       (245)
                                       ---------  ---------
State --
  Current............................         14         (1)
  Deferred...........................          4         (5)
                                       ---------  ---------
                                              18         (6)
                                       ---------  ---------
          Total provision............  $      75  $    (251)
                                       =========  =========

     The provision (benefit) for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Federal income tax at statutory rates...  $      62  $     (27)
State income taxes......................         12         (4)
Nondeductible expenses..................          1          2
Effect of the conversion of Arteka
  Nurseries, Inc. to an S Corporation...     --           (230)
Valuation allowance.....................     --              8
                                          ---------  ---------
                                          $      75  $    (251)
                                          =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                            1996       1997
                                          ---------  ---------
Deferred tax assets --
     Allowance for doubtful accounts....  $      20  $      21
     Accrued expenses...................          4          2
     Net operating loss.................         19         27
     State taxes........................         39         12
                                          ---------  ---------
          Total deferred tax assets.....         82         62
                                          ---------  ---------
Valuation allowance.....................     --             (8)
Deferred tax liabilities --
     Bases differences in property and
      equipment.........................        (50)      (131)
     Bases differences in inventory.....       (349)       (60)
     Other..............................        (80)       (80)
                                          ---------  ---------
          Total deferred tax
             liabilities................       (479)      (271)
                                          ---------  ---------
          Net deferred tax liability....  $    (397) $    (217)
                                          =========  =========

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases certain of its property and facilities from the Group's sole shareholder. These leases are five-year leases which expire in 2002. The future annual minimum payments under these leases are approximately $84,000.

     In December 1997, the Group borrowed $1,000,000 from its sole shareholder in order to fund its near-term working capital requirements. See Note 5 for a discussion of the terms of this borrowing.

     In December 1996, the Group had a receivable from its sole shareholder of $120,014. This receivable relates to services performed by the Group for its sole shareholder.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and land under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     146
     1999............................        108
     2000............................        108
     2001............................         84
     2002............................         84
                                       ---------
                                       $     530
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $144,000 for each of the years ended December 31, 1996 and 1997.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's combined financial position or combined results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group offers its employees a 401(k) profit-sharing plan (the Plan) which covers all employees at least 21 years of age who have completed at least one-half year of service (6 months) subsequent to employment. The Plan allows for employee contributions through salary reductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions are made solely at the discretion of the Group and were $14,827 and $15,936 for 1996 and 1997, respectively.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Group and its shareholder entered into a definitive agreement with a wholly owned subsidiary of LandCARE, providing for the merger of the Group with the subsidiary of LandCARE (the Merger).

     Concurrently with the Merger, the Group will enter into an agreement with the shareholder to lease land and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Desert Care Landscaping, Inc.:

     We have audited the accompanying balance sheet of Desert Care Landscaping, Inc. as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Desert Care Landscaping, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                         DESERT CARE LANDSCAPING, INC.
                       BALANCE SHEET -- DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

               ASSETS
CURRENT ASSETS:
     Cash............................  $     172
     Accounts receivable, net........      1,086
     Related-party receivable........        113
     Other current assets............         16
                                       ---------
          Total current assets.......      1,387
PROPERTY AND EQUIPMENT, net..........      1,007
OTHER ASSETS.........................         29
                                       ---------
          Total assets...............  $   2,423
                                       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $     437
     Current maturities of long-term
       debt..........................        186
     Other current liabilities.......         53
                                       ---------
          Total current
            liabilities..............        676
LONG-TERM DEBT, net..................        379
SHAREHOLDERS' EQUITY:
     Common stock, $.01 par value,
      10,000 shares authorized, 100
      shares issued and
      outstanding....................     --
     Additional paid-in capital......         50
     Retained earnings...............      1,318
                                       ---------
          Total shareholders'
           equity....................      1,368
                                       ---------
          Total liabilities and
           shareholders' equity......  $   2,423
                                       =========

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

REVENUES.............................  $   6,481
COST OF SERVICES.....................      5,119
                                       ---------
          Gross profit...............      1,362
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        672
                                       ---------
          Income from operations.....        690
OTHER INCOME (EXPENSE):
     Interest expense................        (64)
     Other income, net...............         13
                                       ---------
NET INCOME...........................  $     639
                                       =========

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                     ADDITIONAL                     TOTAL
                                           COMMON     PAID-IN      RETAINED     SHAREHOLDERS'
                                           STOCK      CAPITAL      EARNINGS        EQUITY
                                           ------    ----------    ---------    -------------
BALANCE, December 31, 1996..............   $--          $ 50        $   819        $   869
     Distributions......................    --         --              (140)          (140)
     Net income.........................    --         --               639            639
                                           ------        ---       ---------    -------------
BALANCE, December 31, 1997..............   $--          $ 50        $ 1,318        $ 1,368
                                           ======        ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     639
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
          Depreciation...............        181
          Gain on sales of assets....          5
          Changes in assets and
           liabilities --
             Accounts receivable,
               net...................        (83)
             Related-party
               receivable............        133
             Accounts payable and
               accrued expenses......       (124)
             Other, net..............        (34)
                                       ---------
                  Net cash
                   provided by
                   operating
                   activities........        717
                                       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property
      and equipment..................          8
     Purchases of property and
      equipment......................       (320)
                                       ---------
                  Net cash used in
                   investing
                   activities........       (312)
                                       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from lines of credit
      and long-term debt.............        973
     Payments on lines of credit and
      long-term debt.................     (1,150)
     Distributions to shareholders...       (140)
                                       ---------
                  Net cash used in
                   financing
                   activities........       (317)
                                       ---------
NET INCREASE IN CASH.................         88
CASH, beginning of year..............         84
                                       ---------
CASH, end of year....................  $     172
                                       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $      64

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Desert Care Landscaping, Inc. (the Company), an Arizona corporation, was founded in 1992 and operates primarily in Arizona with two branches in Phoenix. The Company provides commercial landscape installation and maintenance services. The Company also provides native plant reclamation, which consists of temporary removal of native plants, maintaining them during a construction period and replacing them following construction.

     The Company and its shareholders intend to enter into a definitive agreement with LandCARE USA, Inc. (LandCARE), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCARE'S common stock concurrently with the consummation of an initial public offering of the common stock of LandCARE.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company's revenues consist of maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted monthly over the term of the contract. Revenues from landscape maintenance contracts are recognized based on agreed upon monthly contract payments. Revenues from installation services are recognized when the services are performed and billable under the terms of the applicable contract.

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life for a 90-day period after installation and tree life and irrigation work for a one-year period after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Revenues from landscape maintenance contracts remain relatively constant throughout the year. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this offering.

  MAJOR CUSTOMERS AND RISK CONCENTRATION

     The Company had sales of approximately 22 percent of total sales to two major customers during the year ended December 31, 1997.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, lines of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment as of December 31, 1997, consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES
                                          IN YEARS
                                        -------------
Transportation equipment.............           5       $     707
Machinery and equipment..............        5-10             634
Leasehold improvements...............          10              15
Office furniture and equipment.......           5              96
                                                        ---------
          Total......................                       1,452
Less- Accumulated depreciation.......                        (445)
                                                        ---------
          Property and equipment,
             net.....................                   $   1,007
                                                        =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable as of December 31, 1997, consist of the following (in thousands):

Accounts receivable, trade...........  $     911
Retainage............................        103
Accounts receivable, other...........        104
Allowance for doubtful accounts......        (32)
                                       ---------
                                       $   1,086
                                       =========

     Accounts payable and accrued expenses as of December 31, 1997, consist of the following (in thousands):

Accounts payable, trade..............  $     247
Accrued compensation and benefits....         99
Warranty accrual.....................         80
Other accrued expenses...............         11
                                       ---------
                                       $     437
                                       =========

     Other current liabilities as of December 31, 1997, consist of the following (in thousands):

Customer deposits....................  $      50
Other................................          3
                                             ---
                                       $      53
                                             ===

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Company has a $400,000 revolving line of credit with a financial institution that is secured by accounts receivable and equipment. Certain shareholders of the Company have personally guaranteed all amounts borrowed under this facility. There was no amount outstanding on this facility at December 31, 1997. Subsequent to December 31, 1997, the Company has drawn down a net amount of $225,000 on this facility. The line of credit expires on June 1, 1998.

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has a $100,000 nonrevolving line of credit with a financial institution that is secured by accounts receivable and certain equipment. Certain shareholders of the Company have personally guaranteed all amounts borrowed. This facility will convert to a term loan effective June 1, 1998. There were no amounts outstanding on this facility at December 31, 1997.

  LONG-TERM DEBT

     Long-term debt as of December 31, 1997, consists of the following (in thousands):

Notes payable to a financial
  institution in total monthly
  installments of $7,137 including
  interest ranging from 4.9% to
  10.25%, secured by various
  equipment and personal guarantees
  from certain shareholders, due in
  1999 through 2001..................  $     198
Notes payable to a financial
  institution in total monthly
  installments of approximately
  $3,257 including interest at prime
  plus 2%, which was 10.5% at
  December 31, 1997, and 10.74%,
  secured by various equipment,
  receivables and personal guarantees
  from certain shareholders, due in
  1998 through 2002..................        106
Notes payable to a financial
  institution in total monthly
  installments of $2,194 including
  interest at 9.8% and 9.9%, secured
  by various vehicles and personal
  guarantees from certain
  shareholders, with final payment
  due 2001...........................         76
Notes payable to a financial
  institution in total monthly
  installments of $2,625 including
  interest ranging from 8.9% to
  10.5%, secured by various vehicles
  and personal guarantees from
  certain shareholders, due in 1998
  through 2001.......................         69
Notes payable to a financial
  institution in total monthly
  installments of $2,252 including
  interest at 9% and 9.5%, secured by
  various vehicles and personal
  guarantees from certain
  shareholders, due in 1999 through
  2001...............................         59
Notes payable to a financial
  institution in total monthly
  installments of $2,126 including
  interest at 8.9% and 9.5%, secured
  by various vehicles and personal
  guarantees from certain
  shareholders, due 1999 through
  2001...............................         42
Notes payable to a financial
  institution in total monthly
  installments of $1,171 including
  interest at 10.9% and 12.4%,
  secured by various equipment, due
  in 1998 through 2000...............         15
                                       ---------
                                             565
Less -- Current portion..............       (186)
                                       ---------
                                       $     379
                                       =========

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998...............................  $     186
     1999...............................        165
     2000...............................        142
     2001...............................         63
     2002...............................          9
                                          ---------
                                          $     565
                                          =========

6.  RELATED-PARTY TRANSACTIONS:

     The Company leased facilities under operating leases from a company that is owned by the shareholders of the Company. Rent expense incurred under these leases was approximately $94,000 for the year ended December 31, 1997. Additionally, the Company both sells trees to and purchases trees from this related party. The amounts related to these transactions for the year ended December 31, 1997, were trees sold of approximately $10,000 and trees purchased of approximately $73,000.

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998...............................  $     163
     1999...............................        147
     2000...............................        108
     2001...............................         90
     2002...............................         90
                                          ---------
                                          $     598
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $145,000 for the year ended December 31, 1997.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  PROFIT-SHARING PLAN

     The Company offers its employees a profit-sharing plan (the Plan) which covers all employees at least 21 years of age who have completed at least 1,000 hours of service in a 12-month period subsequent to employment. The Company may declare a discretionary contribution annually which is placed into a trust fund for the benefit of Plan participants. There was no discretionary profit-sharing contribution for the year ended December 31, 1997.

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCARE, providing for the merger of the Company with the subsidiary of LandCARE (the Merger).

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

================================================================================
     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

           TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary...................      3
Risk Factors.........................     10
The Company..........................     16
Use of Proceeds......................     18
Dividend Policy......................     18
Capitalization.......................     19
Dilution.............................     20
Selected Financial Data..............     21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     23
Business.............................     35
Management...........................     46
Certain Transactions.................     52
Principal Stockholders...............     56
Description of Capital Stock.........     57
Shares Eligible for Future Sale......     60
Underwriting.........................     61
Legal Matters........................     62
Experts..............................     62
Additional Information...............     62
Index to Financial Statements........    F-1

     UNTIL        , 1998 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                5,000,000 Shares

                                     [LOGO]

                               LANDCARE USA, INC.

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                 BT ALEX. BROWN

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

                              SANDERS MORRIS MUNDY

                                            , 1998

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the SEC.

                                        AMOUNT TO
                                         BE PAID
                                        ----------
SEC registration fee.................   $   20,355
Printing expenses....................   $  300,000
Legal fees and expenses..............   $  875,000
Accounting fees and expenses.........   $1,750,000
Blue Sky fees and expenses...........   $   10,000
Transfer Agent's and Registrar's
  fees...............................   $    4,000
Miscellaneous........................   $1,040,645
                                        ----------
     TOTAL...........................   $4,000,000
                                        ==========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person.

     The Company intends to enter into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On October 9, 1997, LandCARE issued and sold 20,000 shares of Common Stock to Notre for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On November 12, 1997, LandCARE issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: William F. Murdy -- 3,176.30 shares for a consideration of $2,500; William L. Fielder -- 1,270.52 shares for a consideration of $1,000; Kenneth V. Garcia -- 1,270.52 shares for a consideration of $1,000; Fred M. Ferreira -- 127.05 shares for a consideration of $100; Steven Ives -- 635.26 shares for a consideration of $500; Fieldstone Partners, Inc. -- 1,105.35 shares for a consideration of $870; Infoscope Partners, Inc. -- 1,016.41 shares for a consideration of $800; John T. King --
98.33 shares for a consideration of $77.40; Susan Yancey -- 63.52 shares for a consideration of $50; Jennifer Davidson -- 31.76 shares for a consideration of $25; Shellie LePori -- 317.63 shares for a consideration of $250; Steven Blum --
190.57 shares for a consideration of $150; Richard T. Howell -- 254.10 shares for a consideration of $200; Jennifer Jackson -- 127.05 shares for a consideration of $100; Melinda Malek -- 12.70 shares for a consideration of $10; and Tina Rose -- 12.70 shares for a consideration of $10.

     On February 1, 1998, LandCARE issued and sold 127.05 shares of Common Stock to Richard Owen for a consideration of $100. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On March 6, 1998, LandCARE issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: Peter C. Forbes -- 1,270.52 shares of Common Stock for a consideration of $1,000; William F. Murdy -- 317.62 shares for a consideration of $250; William L. Fielder -- 127.05 shares for a consideration of $100; Kenneth V. Garcia -- 127.05 shares for a consideration of $100; Rohan Crichton -- 254.10 shares for a consideration of $200; Steven Ives -- 63.52 shares for a consideration of $50.00; Clark A. Johnson -- 127.05 shares for a consideration of $100; Patrick J. Norton -- 127.05 shares for a consideration of $100; Michael Loy -- 190.57 shares for a consideration of $150; Michael Pacini -- 12.70 shares for a consideration of $10; and Kenneth Wable -- 63.52 shares for a consideration of $50.00.

     Effective March 15, 1998, LandCARE effected a 78.7079-to-1 stock split on shares of Common Stock outstanding as of March 15, 1998.

     Effective March 15, 1998, LandCARE issued and sold 1,305,408 shares of Restricted Common Stock to Notre in exchange for 1,305,408 shares of Common Stock. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Simultaneously with the consummation of the Offering, the Company will issue 5,162,645 shares of its Common Stock in connection with the Mergers of the Founding Companies. Each of these transactions was completed without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

        EXHIBIT
         NUMBER                                            DESCRIPTION OF EXHIBITS
------------------------  ------------------------------------------------------------------------------------------
           1.1       --   Form of Underwriting Agreement
          *3.1       --   Amended and Restated Certificate of Incorporation of LandCARE USA, Inc., as amended
          *3.2       --   Bylaws of LandCARE, Inc., as amended
           4.1       --   Form of certificate evidencing ownership of Common Stock of LandCARE USA, Inc.
           5.1       --   Opinion of Bracewell & Patterson, L.L.P.
         *10.1       --   LandCARE USA, Inc. 1998 Long-Term Incentive Plan
         *10.2       --   LandCARE USA, Inc. 1998 Non-Employee Directors' Stock Plan
         *10.3            -- Agreement and Plan of Organization dated as of
                          March 17, 1998, by and among LandCARE USA, Inc.,
                          Arteka Acquisition Corp., Arteka Natural Acquisition
                          Corp., Arteka Nurseries Acquisition Corp., Arteka
                          Corporation, Arteka Natural Green Corporation, Arteka
                          Nurseries, Inc. and the Stockholders named therein
         *10.4            -- Agreement and Plan of Organization dated as of
                          March 17, 1998, by and among LandCARE USA, Inc.,
                          Desert Care Acquisition Corp., Desert Care
                          Landscaping, Inc, and the Stockholders named therein
         *10.5       --   Agreement and Plan of Organization dated as of March 17, 1998, by and among LandCARE USA,
                          Inc., D. R. Church Landscape Co., Inc. and the Stockholders named therein
         *10.6       --   Agreement and Plan of Organization dated as of March 17, 1998, by and among LandCARE USA,
                          Inc., Four Seasons Acquisition Corp., Four Seasons Landscape and Maintenance, Inc. and the
                          Stockholders named therein
         *10.7       --   Agreement and Plan of Organization dated as of March 17, 1998, by and among LandCARE USA,
                          Inc., Ground Control Acquisition Corp., Ground Control Landscaping, Inc. and the
                          Stockholders named therein
         *10.8       --   Agreement and Plan of Organization dated as of March 17, 1997, by and among LandCARE USA,
                          Inc., Southern Tree Acquisition Corp., Southern Tree & Landscape Co., Inc. and the
                          Stockholders named therein
         *10.9       --   Agreement and Plan of Organization dated as of March 17, 1998, by and among LandCARE USA,
                          Inc., Trees Acquisition Corp, Trees Inc. and the Stockholders named therein
          10.12      --   Form of Employment Agreement between LandCARE USA, Inc. and William F. Murdy
          10.13      --   Form of Employment Agreement between LandCARE USA, Inc. and Peter C. Forbes
          10.14      --   Form of Employment Agreement between LandCARE USA, Inc. and William L. Fiedler
          10.15      --   Form of Employment Agreement between LandCARE USA, Inc. and Kenneth V. Garcia
          10.16      --   Form of Employment Agreement between LandCARE USA, Inc. and Steven Ives
          10.17      --   Form of Employment Agreement between LandCARE USA, Inc. and Harold D. Cranston
          10.19      --   Form of Founders' Employment Agreement
         *10.20      --   Form of Agreement Among Certain Stockholders
         *10.21      --   Form of Indemnity Agreement with Notre Capital Ventures II, L.L.C.
         *10.22      --   Form of Management Indemnity Agreement
         *10.23      --   Form of Management Employment Agreement
         *21.1       --   List of subsidiaries of LandCARE USA, Inc.
         *23.1       --   Consent of Arthur Andersen LLP
         *23.2       --   Consent of Harper & Pearson Company
          23.3       --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)
         *23.4       --   Consent of Linda T. Benge to be named as a director

        EXHIBIT
         NUMBER                                            DESCRIPTION OF EXHIBITS
------------------------  ------------------------------------------------------------------------------------------
         *23.5       --   Consent of Roger S. Braswell to be named as a director
         *23.6       --   Consent of Bruce A. Church to be named as a director
         *23.7       --   Consent of Harold D. Cranston to be named as a director
         *23.8       --   Consent of Fred M. Ferreira to be named as a director
         *23.9       --   Consent of Peter C. Forbes to be named as a director
         *23.10      --   Consent of Clark A. Johnson to be named as a director
         *23.11      --   Consent of David K. Luse to be named as a director
         *23.12      --   Consent of Jeff A. Meyer to be named as a director
         *23.13      --   Consent of William F. Murdy to be named as a director
         *23.14      --   Consent of Patrick J. Norton to be named as a director
         *23.15      --   Consent of Ronald L. Stanfa to be named as a director
         *23.16      --   Consent of Mark S. Yahn to be named as a director
         *24.1       --   Power of Attorney (included on signature page to this Registration Agreement)
         *27         --   Financial Data Schedule

------------

* Filed herewith

     (b)  Financial Statement Schedules

     The following financial statement schedules are included herein.

     Schedule I

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LANDCARE USA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MARCH 18, 1998.

                                          LANDCARE USA, INC.
                                          By: /s/ WILLIAM F. MURDY
                                                  WILLIAM F. MURDY
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of William F. Murdy and William L. Fiedler with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file this same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, full power and authority to perform and does each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON MARCH 18, 1998.

                         NAME                                         TITLE                        DATE
-------------------------------------------------------------------------------------------   ---------------
                   WILLIAM F. MURDY                   Chairman of the Board; Chief            March 18, 1998
                   WILLIAM F. MURDY                   Executive Officer and President
                   PETER C. FORBES                    Senior Vice President; Chief            March 18, 1998
                   PETER C. FORBES                    Financial Officer and Director
                                                      (Chief Accounting Officer)
                   RONALD L. STANFA                   Director                                March 18, 1998
                   RONALD L. STANFA

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